                                                        EXHIBIT 4.1




                                   FORM OF


                         PROFFITT'S CREDIT CORPORATION

                                   TRANSFEROR

                                PROFFITT'S, INC.

                                    SERVICER

                                      AND

                  NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION

                                    TRUSTEE

                      ON BEHALF OF THE CERTIFICATEHOLDERS
                                     OF THE
                      PROFFITT'S CREDIT CARD MASTER TRUST

                         ------------------------------

                     MASTER POOLING AND SERVICING AGREEMENT

                           DATED AS OF JULY ___, 1997

                         ------------------------------

                               TABLE OF CONTENTS


                                                                                                       PAGE
                                                                                                       ----
ARTICLE I     DEFINITIONS........................................................................       IV

     Section 1.1      Definitions................................................................       iv
     Section 1.2      Other Definitional Provisions..............................................       23

ARTICLE II    APPOINTMENT OF TRUSTEE; CONVEYANCE OF RECEIVABLES; ISSUANCE OF
              CERTIFICATES.......................................................................       24
     Section 2.1      Appointment of Trustee; Conveyance of Receivables..........................       24
     Section 2.2      Acceptance by Trustee......................................................       26
     Section 2.3      Representations and Warranties Regarding the Transferor....................       27
     Section 2.4      Representations and Warranties of the Transferor Relating to the
                      Agreement and any Supplement and the Receivables...........................       29
     Section 2.5      Covenants of the Transferor................................................       35
     Section 2.6      Addition of Accounts; Repurchase of Investor Certificates..................       38
     Section 2.7      Removal of Accounts........................................................       41
     Section 2.8      Discount Option Receivables................................................       43

ARTICLE III   ADMINISTRATION AND SERVICING OF RECEIVABLES........................................       44
     Section 3.1      Acceptance of Appointment and Other Matters Relating to the Servicer.......       44
     Section 3.2      Servicing Compensation.....................................................       46
     Section 3.3      Representations, Warranties and Covenants of the Servicer..................       46
     Section 3.4      Reports and Records for the Trustee........................................       49
     Section 3.5      Annual Servicer's Certificate..............................................       51
     Section 3.6      Annual Independent Public Accountants' Servicing Report....................       51
     Section 3.7      Tax Treatment..............................................................       52
     Section 3.8      Adjustments................................................................       53

ARTICLE IV    RIGHTS OF CERTIFICATEHOLDERS AND ALLOCATION AND APPLICATION OF
              COLLECTIONS........................................................................       53
     Section 4.1      Establishment of Collection Account and Allocations with Respect to the
                      Exchangeable Transferor Certificate........................................       54

ARTICLE V     IS RESERVED AND MAY BE SPECIFIED IN ANY SUPPLEMENT WITH
              RESPECT TO ANY SERIES..............................................................       59

ARTICLE VI    THE CERTIFICATES...................................................................       59
     Section 6.1      The Certificates...........................................................       59
     Section 6.2      Authentication of Certificates.............................................       60
     Section 6.3      Registration of Transfer and Exchange of Certificates......................       60
     Section 6.4      Mutilated, Destroyed, Lost or Stolen Certificates..........................       64
     Section 6.5      Persons Deemed Owners......................................................       64
     Section 6.6      Appointment of Paying Agent................................................       65


     Section 6.7      Access to List of Certificateholders' Names and Addresses..................       66
     Section 6.8      Authenticating Agent.......................................................       67
     Section 6.9      Tender of Exchangeable Transferor Certificate..............................       68
     Section 6.10     Global Certificate; Euro-Certificate Exchange Date.........................       70
     Section 6.11     Book-Entry Certificates....................................................       71
     Section 6.12     Notices to Clearing Agency.................................................       72
     Section 6.13     Definitive Certificates....................................................       72
     Section 6.14     Meetings of Certificateholders.............................................       73

ARTICLE VII   OTHER MATTERS RELATING TO THE TRUST................................................       75
     Section 7.1      Liability of the Transferor................................................       75
     Section 7.2      Merger or Consolidation of, or Assumption of the Obligations
                      of, the Transferor.........................................................       75
     Section 7.3      Limitation on Liability of the Transferor..................................       77
     Section 7.4      Liabilities................................................................       77

ARTICLE VIII  OTHER MATTERS RELATING TO THE SERVICER.............................................       78
     Section 8.1      Liability of the Servicer..................................................       78
     Section 8.2      Merger or Consolidation of, or Assumption of the Obligations
                      of, the Servicer...........................................................       78
     Section 8.3      Limitation on Liability of the Servicer and Others.........................       79
     Section 8.4      Indemnification of the Trust and the Trustee...............................       80
     Section 8.5      The Servicer Not to Resign.................................................       81
     Section 8.6      Access to Certain Documentation and Information Regarding
                      the Receivables............................................................       81
     Section 8.7      Delegation of Duties.......................................................       81
     Section 8.8      Examination of Records.....................................................       82

ARTICLE IX    PAY OUT EVENTS.....................................................................       82
     Section 9.1      Pay Out Events.............................................................       82
     Section 9.2      Additional Rights Upon the Occurrence of Certain Events....................       83

ARTICLE X     SERVICER DEFAULTS..................................................................       85
     Section 10.1     Servicer Defaults..........................................................       85
     Section 10.2     Trustee to Act; Appointment of Successor...................................       87
     Section 10.3     Notification to Certificateholders.........................................       89
     Section 10.4     Waiver of Past Defaults....................................................       90

ARTICLE XI    THE TRUSTEE........................................................................       90
     Section 11.1     Duties of Trustee..........................................................       90
     Section 11.2     Certain Matters Affecting the Trustee......................................       92
     Section 11.3     Trustee Not Liable for Recitals in Certificates............................       94
     Section 11.4     Trustee May Own Certificates...............................................       94
     Section 11.5     The Servicer to Pay Trustee's Fees and Expenses............................       94
     Section 11.6     Eligibility Requirements for Trustee.......................................       95
     Section 11.7     Resignation or Removal of Trustee..........................................       95


     Section 11.8     Successor Trustee..........................................................       96
     Section 11.9     Merger or Consolidation of Trustee.........................................       96
     Section 11.10    Appointment of Co-Trustee or Separate Trustee..............................       97
     Section 11.11    Tax Returns and Compliance.................................................       98
     Section 11.12    Trustee May Enforce Claims Without Possession of Certificates..............       99
     Section 11.13    Suits for Enforcement......................................................       99
     Section 11.14    Rights of Certificateholders to Direct Trustee.............................       99
     Section 11.15    Representations and Warranties of Trustee..................................       99
     Section 11.16    Maintenance of Office or Agency............................................      100

ARTICLE XII   TERMINATION........................................................................      100
     Section 12.1     Termination of Trust.......................................................      100
     Section 12.2     Optional Purchase; Final Termination Date of Investor
                      Certificates of any Series............................ ....................      101
     Section 12.3     Final Payment with Respect to any Series...................................      102
     Section 12.4     Transferor's Termination Rights............................................      103
     Section 12.5     Defeasance.................................................................      104

ARTICLE XIII  MISCELLANEOUS PROVISIONS...........................................................      105
     Section 13.1     Amendment..................................................................      105
     Section 13.2     Protection of Right, Title and Interest to Trust...........................      108
     Section 13.3     Limitation on Rights of Certificateholders.................................      110
     Section 13.4     Governing Law..............................................................      110
     Section 13.5     Notices....................................................................      110
     Section 13.6     Severability of Provisions.................................................      111
     Section 13.7     Assignment.................................................................      112
     Section 13.8     Certificates Nonassessable and Fully Paid..................................      112
     Section 13.9     Further Assurances.........................................................      112
     Section 13.10    No Waiver; Cumulative Remedies.............................................      112
     Section 13.11    Counterparts...............................................................      112
     Section 13.12    Third-Party Beneficiaries..................................................      112
     Section 13.13    Actions by Certificateholders..............................................      112
     Section 13.14    Merger and Integration.....................................................      113
     Section 13.15    Headings...................................................................      113
     Section 13.16    Certificates and Opinions of Counsel.......................................      113
     Section 13.17    Non-competition Covenant...................................................      114

EXHIBITS



         Exhibit A:        Form of Exchangeable Transferor Certificate
         Exhibit B:        Form of Assignment of Receivables in Additional Accounts
         Exhibit C:        Form of Reassignment of Receivables
         Exhibit D:        Form of Series Closing Date Report
         Exhibit E:        Form of Monthly Servicer's Certificate
         Exhibit F:        Form of Annual Servicer's Certificate



         Exhibit G:        Form of Opinion of Counsel  with  Respect to the Pooling  and  Servicing  Agreement  and
                           Additional Accounts
         Exhibit H:        Form of Annual Opinion of Counsel
         Exhibit I:        Account Agreements
         Exhibit J:        Form of Depository Agreement (Letter of Representations)

SCHEDULES

         Schedule 1        List of Accounts

     THIS MASTER POOLING AND SERVICING AGREEMENT, dated as of July ___, 1997, is by and among PROFFITT'S CREDIT CORPORATION, a Nevada corporation, as Transferor, PROFFITT'S, INC., a Tennessee corporation, as Servicer, and NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association, as Trustee.

     In consideration of the mutual agreements herein contained, each party agrees as follows for the benefit of the other party and, to the extent provided herein or in any Supplement, for the benefit of the Certificateholders and any Enhancement Provider:

                                   ARTICLE I

                                  DEFINITIONS

     SECTION 1.1 DEFINITIONS. Whenever used in this Agreement, the following words and phrases shall have the following meanings:

     "Account" shall mean each consumer revolving credit card account, originated or acquired by the Sellers, the Transferor or their Affiliates, including the Bank, which account (i) is identified on the Servicer's master computer files by the identifying codes specified in the computer file, microfiche or written list delivered to the Trustee by the Transferor pursuant to Section 2.1 or Section 2.6, (ii) has been established or exists pursuant to an Account Agreement between an Eligible Originator and any Person not a Governmental Authority and (iii) is or will be identified by account number and Receivable balance as of the Cut-Off Date and as of each Additional Account Cut-Off Date in each computer file, microfiche or written list delivered to the Trustee by the Transferor pursuant to Section 2.1 or Section 2.6. The term "Account" shall include each Transferred Account, and shall be deemed to refer to an Additional Account only from and after the Additional Account Closing Date with respect thereto and to an Automatic Additional Account included automatically pursuant to Section 2.6(d) only from and after the Creation Date with respect thereto. An "Account" shall be deemed to refer to any Removed Account only prior to its Removal Date.

     "Account Agreements" shall mean the agreements and related federal Truth-in-Lending Act disclosure statements substantially in the forms attached as Exhibit I, as such agreements and/or statements and Exhibit I may be amended, modified or changed from time to time, subject only to Section 2.5(c) hereof.

     "Accumulation Period" shall have, with respect to any Series, the meaning, if any, specified in the applicable Supplement.

     "Additional Account Closing Date" shall mean each date on which Additional Accounts will be included as Accounts pursuant to Section 2.6.

     "Additional Account Cut-Off Date" shall mean with respect to any Additional Account, the last day of the Monthly Period preceding the Additional Account Closing Date.

     "Additional Accounts" shall have the meaning specified in Section 2.6(a).

     "Adjusted Investor Amount" shall have the meaning specified in the Supplements for all outstanding Series.

     "Adjustment Payment Obligation" shall have the meaning specified in
Section 3.8(a).

     "Affiliate" of any Person shall mean any other Person directly or indirectly controlling, controlled by or under common control with such Person.

     "Aggregate Automatic Addition Limit" shall mean (i) the number of Eligible Accounts designated as Automatic Additional Accounts, pursuant to Section 2.6(d), which would either (x) with respect to any period of three (3) consecutive Monthly Periods commencing in January, April, July or October of a calendar year equals 15% of the sum of the number of Accounts as of the last Business Day preceding the commencement of such period (or, the Cut-Off Date, whichever is later) and the number of Additional Accounts included as Accounts pursuant to Section 2.6(a) or Section 2.6(b) since such first day or (y) with respect to any period of twelve (12) consecutive Monthly Periods, equals 20% of the sum of the number of Accounts as of the last Business Day preceding the commencement of such period (or, the Cut-Off Date, whichever is later) and the number of Additional Accounts included as Accounts pursuant to Section 2.6(a) or Section 2.6(b) since such Business Day or (ii) such higher number of Automatic Additional Accounts as to which Standard & Poor's and Moody's and any other applicable Rating Agency rating any Certificates shall consent in writing.

     "Aggregate Investor Amount" shall mean with respect to any date of determination, the sum of the Investor Amounts with respect to all Series of Investor Certificates then outstanding.
                                       5

     "Aggregate Investor Percentage" shall mean with respect to any date of determination, the sum of the applicable Investor Percentages with respect to all Series then outstanding.

     "Aggregate Principal Receivables" shall mean, for any date of determination, the aggregate amount of Principal Receivables at the end of such day.

     "Agreement" shall mean this Master Pooling and Servicing Agreement and all amendments hereof and supplements hereto, including any Supplement.

     "Amortization Period" shall mean, with respect to any Series, the period following the Revolving Period which shall be the Accumulation Period, Controlled Amortization Period, Principal Amortization Period, Rapid Amortization Period or other type of amortization period (as specified in any related Supplement).

     "Applicants" shall have the meaning specified in Section 6.7.

     "Appointment Day" shall have the meaning specified in Section 9.2(a).

     "Assignment" shall have the meaning specified in Section 2.6(c).

     "Authorized Newspaper" shall mean one or more newspapers of general circulation in the Borough of Manhattan, The City of New York printed in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays and holidays, and shall include The Wall Street Journal.

     "Automatic Additional Accounts" shall have the meaning specified in
Section 2.6(d).

     "Bank" shall mean any national banking association or banking corporation organized under the laws of the United States or any state thereof that is an Affiliate of the Company that may, as part of its activities originate, transfer and/or service Accounts and Receivables.

     "Bearer Certificates" shall have the meaning specified in Section 6.1.

     "Bearer Rules" shall mean the provisions of the Code, in effect from time to time, governing the treatment of bearer obligations, including sections 163(f), 871, 881, 1441, 1442 and 4701, and any regulations thereunder including, to the extent applicable to any Series, proposed or temporary regulations.

     "Book-Entry Certificates" shall mean beneficial interests in the Investor Certificates, the ownership and transfers of which shall be evidenced or made through book entries by a Clearing Agency as described in Section 6.11; provided, that after the occurrence of a condition whereupon book-entry registration and transfer are no longer permitted and Definitive Certificates are issued to the Certificate Owners, such Definitive Certificates shall replace Book-Entry Certificates.

     "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in Birmingham, Alabama; Jackson, Mississippi; Dallas, Texas; Atlanta, Georgia; Minneapolis, Minnesota or New York, New York (or, with respect to any Series, any additional city specified in the related Supplement) are authorized or obligated by law or executive order to be closed.

     "Cede" shall mean Cede & Co. as nominee of The Depository Trust Company.

     "Cedel" shall mean Cedel Bank, societe anonyme or any successor thereto.

     "Certificate" shall mean a certificate of any Series of the Investor Certificates or the Exchangeable Transferor Certificate.

     "Certificateholder" or "Holder" shall mean the Person in whose name a Certificate is registered in the Certificate Register.

     "Certificate Interest" shall mean interest payable with respect to the applicable Series of Investor Certificates pursuant to the applicable Supplement.

     "Certificate Owner" shall mean, with respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency or on the books of a Person maintaining an account with such Clearing Agency (directly a participant or as an indirect participant, in accordance with the rules of such Clearing Agency), and otherwise shall be (i) the registered owner of Registered Certificates as shown on the Certificate Register of the Transfer Agent and Registrar with respect to such Certificates or (ii) the Holder of any Bearer Certificates.

     "Certificate Principal" shall mean principal payable with respect to the applicable Series of Investor Certificates pursuant to the applicable Supplement.

     "Certificate Rate" shall mean, with respect to any Series of Certificates, the percentage (or formula on the basis of which such rate shall be determined) stated in the applicable Supplement; provided that, unless otherwise provided in the applicable Supplement, in each case such rate shall be calculated and paid on the basis of a 360-day year consisting of twelve 30-day months.

     "Certificate Register" shall mean the register maintained pursuant to Section (6.3) providing for the registration of the applicable Certificates and transfers and exchanges thereof.

     "Clearing Agency" shall mean an organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended, or any successor provision thereto, including The Depository Trust Company and Cede.

     "Clearing Agency Participant" shall mean a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

     "Closing Date" shall mean, with respect to any Series, the date of issuance of such Series of Certificates, as specified in the related Supplement.

     "Code" or "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     "Collection Account" shall have the meaning specified in Section 4.1.

     "Collections" shall mean all payments (including Recoveries) received by the Servicer with respect to the Receivables, in the form of cash, checks, wire transfers, ATM transfers or other form of payment in accordance with the related Account Agreements in effect from time to time. Collections with respect to any Monthly Period shall include (i) interest and other investment earnings (net of losses and investment expenses) on funds held in the Excess Funding Account and (ii) the amount of Interchange (if any) allocable to any Series pursuant to any Supplement with respect to such Monthly Period (to the extent received by the Trust).

     "Common Depositary" shall mean the Person appointed as such as specified in the related Supplement, in its capacity as common depositary for the respective accounts of a Foreign Clearing Agency.

     "Company" shall mean Proffitt's, Inc. and its successors and assigns.

     "Controlled Amortization Period" shall have, with respect to any Series, the meaning, if any, specified in the applicable Supplement.

     "Corporate Trust Office" shall mean the principal office of the Trustee at which at any particular time its corporate business shall be administered, which office at the date of the execution of this Agreement is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0070 Attn: Corporate

Trust Services -- Asset-Backed Administration.

     "Coupons" shall have the meaning specified in Section 6.1.

     "Creation Date" shall mean the date that an Account is originated and is identified on the Servicer's master computer files.

     "Credit Card Guidelines" shall mean the policies and procedures relating to the operation of the consumer revolving credit card business of each Eligible Originator, including the policies and procedures for determining the creditworthiness of customers, the extension of credit, including special and other promotions, to customers and relating to the maintenance of consumer revolving credit card accounts and the collection of receivables, as such policies and procedures may be amended from time to time in accordance with
Section 2.5(c).

     "Cut-Off Date" shall mean the close of business on [                  ],
1997.

     "Date of Processing" shall mean, with respect to any transaction, the Business Day on which such transaction is first recorded in the Servicer's computer master file of consumer revolving credit card accounts (without regard to the effective date of such recordation).

     "Debtor Relief Laws" shall mean the United States Bankruptcy Code, as amended, and other insolvency, conservatorship, receivership, reorganization, marshaling of assets or liabilities, liquidation, readjustment of debts, moratorium, or other similar laws affecting the enforcement, of creditors' rights in general.

     "Default Amount" shall mean, for any Monthly Period, the aggregate amount of Principal Receivables (other than Ineligible Receivables) in all Accounts which became Defaulted Accounts during such Monthly Period (determined in each case as of the date on which the related Account became a Defaulted Account) minus Recoveries, if any, received during such Monthly Period, provided the Default Amount shall not be less than $0.

     "Defaulted Account" shall mean each Account with respect to which, in accordance with the Credit Card Guidelines pursuant to which such Account is governed or the customary and usual servicing procedures of the Servicer for servicing consumer revolving credit card receivables comparable to the Receivables, the Servicer has charged off the Receivables in such Account as uncollectible; in any event, an Account shall be deemed a Defaulted Account no later than the earlier of (i) the last day of the seventh calendar month in which the related Obligor has failed to make a qualifying minimum payment on a delinquent Account and (ii) 30 days after receipt of notice by the Servicer that the related Obligor has died or has filed a bankruptcy petition or has had a bankruptcy petition filed against him. Notwithstanding any other provision hereof, any Receivables in a Defaulted Account which are Ineligible Receivables shall be treated as Ineligible Receivables rather than as Receivables in Defaulted Accounts.

     "Defeasance" shall have the meaning specified in Section 12.5.

     "Defeased Series" shall have the meaning specified in Section 12.5.

     "Definitive Certificates" shall have the meaning specified in Section
6.11.

     "Definitive Euro-Certificates" shall have the meaning specified in Section 6.10.

     "Depository Agreement" shall mean the agreement among the Transferor, the Trustee and the initial Clearing Agency, in the form attached hereto as Exhibit J, or as otherwise provided in the related Supplement.

     "Determination Date" shall mean, unless otherwise specified in a Supplement for any Series, with respect to a Monthly Period, a Business Day occurring in the first 10 days of the succeeding calendar month as selected from time to time by Servicer prior to each Distribution Date.

     "Discount Option" shall have the meaning specified in Section 2.8(c).

     "Discount Option Receivables" shall, consistent with Section 2.8, be equal to, on any Date of Processing (commencing with the Cut Off Date), the sum of
(a) the aggregate Discount Option Receivables at the end of the prior Date of Processing plus (b) any new Discount Option Receivables created on such Date of Processing minus (c) any Discount Option Receivable Collections received on such Date of Processing. The "Discount Option Receivables" created on any Date of Processing shall mean the product of (i) the amount of Principal Receivables created on such Date of Processing (without giving effect to the deduction of the Discount Option Receivables) and (ii) the Discount Percentage; provided, however, that the aggregate "Discount Option Receivables" at the end of the Date of Processing preceding the Cut Off Date shall be deemed to be $_______.

     "Discount Option Receivable Collections" shall mean, on any Date of Processing on and after the date on which the Transferor's exercise of its discount option pursuant to Section 2.8 is in effect, the product of (a) a fraction the numerator of which is the amount of Discount Option Receivables and the denominator of which is the sum of the Principal Receivables and the Discount Option Receivables, in each case at the end of the prior Monthly Period, and (b) Collections of Principal Receivables (without giving effect to Discount Option Receivables) on such Date of Processing.

     "Discount Percentage" shall mean the percentage designated by the Transferor pursuant to Section 2.8 or in any Supplement.

     "Dissolution Event" shall have the meaning specified in Section 9.2(a).

     "Distribution Date" shall mean ________, 1997 and the fifteenth day of each calendar month thereafter, or, if such fifteenth day is not a Business Day, the next succeeding Business Day, unless otherwise specified in the applicable Supplement.

     "Eligible Account" shall mean, as of the Cut-Off Date (or, with respect to Additional Accounts, as of the relevant Additional Account Cut-Off Date or, with respect to an Account included automatically pursuant to Section 2.6(d), as of the Creation Date with respect thereto) each Account (i) in existence and owned by any Eligible Originator or the Transferor, (ii) payable in United States dollars, (iii) the credit card or cards related to which have not been reported lost or stolen or designated counterfeit or fraudulent, (iv) not identified by the Transferor in its computer files as having been canceled or charged off due to the Obligor's bankruptcy or insolvency or death, (v) the receivables in which have not been charged off as uncollectible prior to the Cut-Off Date or Additional Account Cut-Off Date or Creation Date, as applicable, in accordance with the Credit Card Guidelines, (vi) the receivables in which have not been assigned, pledged or sold (other than pursuant to this Agreement), (vii) the Obligor of which has provided, as its most recent billing address, an address in the United States or its territories or possessions and
(viii) with respect to which the Transferor or any corporate Affiliate of the Transferor is not the Obligor.

     "Eligible Originator" shall mean (i) each of the Sellers and their respective successors and assigns, (ii) any of their Affiliates, including the Bank or (iii) any other originator or acquirer of Receivables that is a party to a Receivables Purchase Agreement, provided that, except with respect to the Sellers as of the Closing Date, the Transferor shall have met the Rating Agency Condition and shall have delivered such notice(s) of compliance with such Rating Agency Condition to the Trustee and the Servicer.

     "Eligible Receivable" shall mean each Receivable which has arisen under an Eligible Account:

           (i) which was created in compliance with all applicable requirements of law, and pursuant to an agreement which complies with all applicable requirements of law, in either case the failure to comply with which would have a material adverse effect upon Certificateholders,

           (ii) with respect to which all material consents, licenses, approvals or authorizations of, or registrations with, any governmental authority required to be obtained or given by an Eligible Originator or by the Transferor in connection with the creation of such Receivable or the execution, delivery and performance by the Eligible Originator of the related agreement have been duly obtained or given and are in full force and effect as of such date of creation;

           (iii) as to which at the time of the transfer of such Receivable to the Trust, the Transferor will have good and marketable title, free and clear of all Liens (except those Liens permitted by Section 2.5(b));

           (iv) which has been the subject of either a valid transfer and assignment from the Transferor to the Trust of all of the Transferor's right, title and interest therein or the grant of a first priority perfected security interest therein (and in the proceeds thereof to the extent set forth in Section 9-306 of the UCC as in effect in the Relevant UCC State), effective until the termination of the Trust;

           (v) which will at all times be the legal, valid and binding payment obligation of the Obligor thereof enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

           (vi) which constitutes either "chattel paper", an "account" or a "general intangible" under and as defined in Article 9 of the UCC as then in effect in the Relevant UCC State;

           (vii) which, at the time of its transfer to the Trust, has not been waived or modified except in accordance with the Credit Card Guidelines or as permitted hereunder;

           (viii) which is not at the time of transfer to the Trust, subject, to the knowledge of the Transferor or the Servicer, any claim of rescission, setoff, counterclaim or any other defense (including the defense of usury) of the Obligor, which requires that such Receivable be charged off in accordance with the Credit Card Guidelines, other than defenses arising out of applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights in general and equity related defenses;

           (ix) as to which, at the time of transfer to the Trust, the Transferor and the Eligible Originator of such Receivable has satisfied all obligations required to be satisfied by such time; and

           (x) as to which the Eligible Originator and/or the Transferor has done nothing, at the time of its transfer to the Trust, to impair the rights of the Trust or Certificateholders therein.

           "Eligible Servicer" shall mean the Company, McRae's, Inc. or any other Affiliate of the Company; the Trustee; or otherwise any entity which, at the time of its appointment as Servicer, (i) is an established financial institution having capital or net worth of not less than $50,000,000, (ii) is servicing a portfolio of consumer revolving credit card accounts, (iii) is legally qualified and has the capacity to service the Accounts, (iv) has demonstrated the ability to professionally service a portfolio of similar consumer revolving credit card accounts in accordance with standards of skill and care customary in the industry and (v) is qualified to use the software that is then currently being used to service the Accounts or obtains the right to use or has its own software which is adequate to perform its duties under this Agreement.

     "Enhancement" shall mean, with respect to any Series or class of Certificates within a Series, any letter of credit, guaranteed rate agreement, maturity guaranty facility, liquidity facility, cash collateral account, cash collateral guaranty, surety bond, insurance policy, tax protection agreement, interest rate swap, interest rate cap, spread account, reserve account or other contract, agreement or arrangement (including the subordination of a Series or class to another Series or class) for the benefit of Certificateholders of such Series or class, as set forth in the applicable Supplement.

     "Enhancement Investor Amount" shall have, with respect to any Series, the meaning specified in the applicable Supplement.

     "Enhancement Provider" shall mean, with respect to any Series, that Person designated as such in the applicable Supplement.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder.

     "Euro-Certificate Exchange Date" shall mean, with respect to any Series, the date specified in the applicable Supplement.

     "Euroclear Operator" shall mean Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System, or any successor thereto.

     "Euroclear System" shall mean the Euroclear Clearance System, Societe Cooperative, a Belgian cooperative corporation, all operations of which are conducted by the Euroclear Operator.

     "Excess Funding Account" shall have the meaning specified in Section
4.1(g).

     "Excess Funding Amount" shall mean the amount held in the Excess Funding Account.

     "Exchange" shall mean the procedure described under Section 6.9.

     "Exchange Date" shall have, with respect to any Series issued pursuant to an Exchange, the meaning specified in Section 6.9.

     "Exchangeable Transferor Certificate" shall mean the certificate executed by the Transferor and authenticated by the Trustee, substantially in the form of Exhibit A and exchangeable as provided in Section 6.9 for one or more Series of Investor Certificates and any reissued Exchangeable Transferor Certificate.

     "Exchange Notice" shall have, with respect to any Series issued pursuant to an Exchange, the meaning specified in Section 6.9.

     "FASIT" shall mean a financial asset securitization trust as defined in the Code.

     "FDIC" shall mean the Federal Deposit Insurance Corporation, or any successor thereto.

     "Final Termination Date" shall have the meaning specified in Section
12.1(a).

     "Finance Charge Receivables" shall mean (i) Receivables created in respect of Finance Charges and (ii) Discount Option Receivables. Collections of Finance Charge Receivables with respect to any Monthly Period also shall include the sum of (a) the amount of Interchange (if any) allocable to any Series pursuant to any Supplement with respect to such Monthly Period (to the extent received by the Trust), (b) the excess, if any, of Recoveries collected during such Monthly Period over the aggregate amount of Receivables in Defaulted Accounts charged off during such Monthly Period and (c) interest, if any, earned (net of investment expenses and losses) on the Excess Funding Account.

     "Finance Charge Shortfalls" shall have, with respect to any Series, the meaning specified in the applicable Supplement.

     "Finance Charges" shall have the meaning specified in the Account Agreement applicable to each Account, and in all events, notwithstanding the terms of the Account Agreement, shall include interest, cash advance fees, annual cardholder fees, late fees, over limit fees, returned check fees and all other fees and charges on the Account (other than Insurance Charges and service contract charges).

     "Fiscal Year" shall mean the period beginning on the Sunday following the Saturday that is closest to the 31st of January of each year, and ending on the Saturday that is closest to the 31st of January of the following year.

     "Foreign Clearing Agency" shall mean, with respect to any Series, Cedel or the Euroclear Operator or any other established clearing agency for securities outside the United States designated in the applicable Supplement.

     "Global Certificate" shall have the meaning specified in Section 6.10(a).

     "Governmental Authority" shall mean the United States of America, any state or other political subdivision thereof and any United States entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Group" shall mean, with respect to any Series, the group of Series, if any, in which the related Supplement specifies such Series is to be included.

     "Ineligible Receivable" shall have the meaning specified in Section 2.4(d)(iii).

     "Initial Closing Date" shall mean [                 ] 1997.

     "Initial Investor Amount" shall mean, with respect to any Series, the amount specified in the applicable Supplement.

     "Insurance Charges" shall mean, with respect to any Account, the monthly premiums charged to the related Obligor with respect to any Insurance Policies.

     "Insurance Policies" shall mean any credit life or health, accident or supplemental or other insurance plans offered by or through the Transferor or any Seller with respect to the Accounts.

     "Insurance Proceeds" shall mean amounts received or recovered pursuant to any Insurance Policies.

     "Interchange" shall mean interchange fees payable (whether directly or as a result of any assignment or transfer) to the Bank, any Seller or the Transferor, through VISA USA, Inc. and MasterCard International Incorporated, or any other credit card organization.

     "Investor Amount" shall have, with respect to each Series, the meaning specified in the applicable Supplement.

     "Investor Certificate" shall mean any one of the certificates executed by the Transferor and authenticated by the Trustee substantially in the form attached to the applicable Supplement.


     "Investor Certificateholder" shall mean the holder of record of an Investor Certificate.

     "Investor Charge Offs" shall have, with respect to each Series, the meaning specified in the applicable Supplement.

     "Investor Default Amount" shall mean, with respect to each Series for any Monthly Period, an amount equal to the product of (a) the Default Amount for such Monthly Period and (b) the related Investor Percentage for such Monthly Period.

     "Investor Monthly Servicing Fee" shall have, with respect to each Series, the meaning specified in Section 3.2.

     "Investor Percentage" shall have, with respect to each Series, the meaning specified in the applicable Supplement.

     "Knowledge" or "knowledge" as used with respect to a Person (including references to such Person being aware of a particular matter) shall mean those facts that are known or should reasonably have been known after due inquiry, except as to the Trustee who shall have no duty of inquiry except as provided in this Agreement, by the chairman, president, chief financial officer, chief accounting officer, chief operating officer, chief credit officer, general counsel, any assistant or deputy general counsel, or any senior or executive vice president of such Person or the vice president of credit administration or the treasurer, and, except in the case of the Trustee unless otherwise provided by this Agreement, the knowledge of any such persons obtained or which would have been obtained from a reasonable investigation.

     "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, participation, deposit arrangement, encumbrance, lien (statutory or other), preference, priority right or interest or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the Uniform Commercial Code (other than any such financing statement filed for informational purposes only) or comparable law of any jurisdiction to evidence any of the foregoing.

     "Manager" shall mean the managing underwriter of Certificates of any Series that are offered to the public.

     "Minimum Aggregate Principal Receivables" shall mean the sum of the numerators used to determine Investor Percentages with respect to Principal Receivables for each Series outstanding for such period.

     "Minimum Transferor Amount" shall mean the product of the aggregate Adjusted Investor Amount for all Series outstanding and the Minimum Transferor Interest Percentage.

     "Minimum Transferor Interest Percentage" shall mean the highest percentage determined in accordance with the definitions of "Minimum Transferor Interest Percentage" specified in the Supplements for all outstanding Series.

     "Monthly Period" shall mean, unless otherwise provided in a Supplement, the period from and including the first day of a calendar month to and including the last day of such calendar month.

     "Monthly Servicing Fee" shall have the meaning specified in Section 3.2.

     "Moody's" shall mean Moody's Investors Service, Inc.

     "Net Worth" shall mean, with respect to the Transferor and at any time, an amount equal to the aggregate outstanding principal amount of all Eligible Receivables at such time, minus the aggregate outstanding amount of all Investor Certificates at such time, minus the outstanding principal amount at such time of the subordinated note, if any, issued by the Transferor in connection with the Receivables Purchase Agreement entered into with any Eligible Originator, minus any other liabilities of the Transferor, plus, if all of the subordinated notes of the Transferor have zero balances outstanding, all cash of the Transferor.

     "1933 Act" shall mean the United States Securities Act of 1933, as amended.

     "1940 Act" shall mean the United States Investment Company Act of 1940, as amended.

     "Obligations" shall have the meaning specified in Section 2.1.

     "Obligor" shall mean, with respect to any Account, the Person or Persons obligated to make payments with respect to such Account, including any guarantor thereof.

     "Officer's Certificate" shall mean a certificate signed by any Executive or Senior Vice President or the Vice President of Credit Administration or the Treasurer or more senior officer of either of the Transferor or the Servicer and delivered to the Trustee.

     "Opinion of Counsel" shall mean a written opinion of independent outside counsel, who may be counsel for the Transferor or its Affiliates, and which shall be reasonably acceptable to the Trustee.

     "Paired Series" shall mean (i) each Series that has been paired with another Series (which Series may be prefunded or partially prefunded), such that the reduction of the Investor Amount of such Series results in the increase of the Investor Amount of such other Series.

     "Pay Out Event" shall have, with respect to each Series, the meaning specified in Section 9.1.

     "Paying Agent" shall mean any paying agent appointed pursuant to Section
6.6 and shall initially be the Trustee.

     "PCC" shall mean Proffitt's Credit Corporation and its successors and assigns.

     "Permitted Investments" include (i) direct obligations of, and obligations fully guaranteed by the United States of America, (ii) demand deposits, time deposits or certificates of deposit of depository institutions or trust companies, incorporated under the laws of the United States of America or any state thereof (including the District of Columbia, and any domestic branch or agency of any foreign bank), and which are subject to supervision and examination by federal or state banking or depository institution authorities; provided, however, that the commercial paper, if any, and short-term unsecured debt obligations of such depository institution or trust company shall have, at the time of the Trust's investment or contractual commitment to invest therein, a credit rating from the Rating Agency in the highest investment category granted by such Rating Agency, (iii) commercial paper having, at the time of the Trustee's investment or contracted commitment to invest therein, a rating in the highest investment category granted by such Rating Agency, (iv) bankers' acceptances issued by any depository institution or trust company described in clause (ii) above, (v) money market funds which have the highest rating from, or have otherwise been approved in writing by the Rating Agencies, (vi) time deposits (having maturities of not more than 30 days) or notes which are payable on demand by an entity the commercial paper of which has a rating of the highest investment category granted by the Rating Agencies, (vii) certain repurchase obligations involving Permitted Investment instruments so long as the counterparty thereto has, at the time of such investment, a short term debt rating of at least A-1 or P-1, or the equivalent from the applicable Rating Agencies, and (viii) any other investments approved in writing by the applicable Rating Agencies prior to the Trust's investment therein.

     "Person" shall mean any legal person, including any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, Governmental Authority or other entity of similar nature.

     "Principal Account" shall have the meaning specified in each Supplement.

     "Principal Amortization Period" shall have, with respect to any Series, the meaning, if any, specified in the applicable Supplement.

     "Principal Receivables" shall mean Receivables other than Finance Charge Receivables and Receivables in Defaulted Accounts.

     "Principal Sharing Series" shall mean a Series that, pursuant to the Supplement therefor, is entitled to receive Shared Principal Collections.

     "Principal Shortfalls" shall have, generally, the meaning specified in
Section 4.1(h), and specifically, with respect to any Series, the meaning specified in the applicable Supplement.

     "Publication Date" shall have the meaning specified in Section 9.2(a).

     "Principal Terms" shall have, with respect to any Series issued pursuant to an Exchange, the meaning specified in Section 6.9.

     "Qualified Institution" shall mean (i) a depositary institution or trust company, which may include the Trustee, organized under the laws of the United States or any one of the States thereof including the District of Columbia (or any domestic branch or agency of any foreign bank), the deposits in which are insured by the FDIC and which at all times has a short-term unsecured debt or certificate of deposit rating of at least A-1 or P-1 or a long-term unsecured debt rating of at least AAA or Aaa or the equivalent, as applicable, by each Rating Agency or (ii) a depository institution, which shall include the Trustee, otherwise acceptable to each Rating Agency rating any Series; provided, however, that an institution which shall have corporate trust powers and which maintains the Collection Account, the Excess Funding Account, the Principal Account or any other account maintained for the benefit of Certificateholders as a fully segregated trust account with the trust department of such institution shall not be required to meet the foregoing rating requirements.

     "Rapid Amortization Period" shall have, with respect to any Series, the meaning, if any, specified in the applicable Supplement.

     "Rating Agency" shall mean, with respect to any Series, each nationally recognized statistical rating agency or agencies, if any, selected by the Transferor to rate the Investor Certificates of such Series.

     "Rating Agency Condition" shall mean, with respect to any action, that each Rating Agency shall have notified the Transferor and the Trustee in writing that such action will not result in a reduction or withdrawal of its rating of any outstanding Series with respect to which it is a Rating Agency.

     "Reassignment" shall have the meaning specified in Section 2.7(b).

     "Receivable" shall mean any amount owing by an Obligor under an Account, including any Additional Account, from time to time, including, without limitation, amounts owing for the payment of merchandise and services, Insurance Charges, service contract charges, Finance Charges and all other fees and charges. In calculating the aggregate amount of Receivables on any day, the amount of Receivables shall be reduced by the aggregate amount of credit balances, and other adjustments stated in Section 3.8 hereof, in the Accounts on such day. Any Receivables which the Transferor is unable to transfer as provided in Section 2.5(d) shall not be included in calculating the aggregate amount of Receivables.

     "Receivables Purchase Agreements" shall mean (i) the receivables purchase agreements dated as of _____, 1997 between the Transferor, as purchaser, and each of G. R. Herberger's, Inc., McRae's, Inc., Parisian, Inc. and Proffitt's, Inc., in each case as Seller, as each such agreement may be amended from time to time, and (ii) any other receivables purchase agreement between a Seller of Receivables and the Transferor, substantially in the form of the receivables purchase agreements referred to in clause (i) above.

     "Record Date" shall mean, unless otherwise specified with respect to a Series in the applicable Supplement, with respect to any Distribution Date, the close of business on the last Business Day of the immediately preceding calendar month.

     "Recoveries" shall mean all amounts (including Insurance Proceeds, if any) received by the Servicer with respect to Receivables in Defaulted Accounts.

     "Registered Certificates" shall have the meaning specified in Section 6.1.

     "Relevant UCC State" shall mean all jurisdictions where UCC filings are required to perfect and maintain the security interest of the Trustee.

     "Removal Date" shall have the meaning specified in Section 2.7(a).

     "Removal Notice Date" shall have the meaning specified in Section 2.7(a).

     "Removed Accounts" shall have the meaning specified in Section 2.7(a).

     "Repurchase Terms" shall mean, with respect to any Series issued pursuant to an Exchange, the terms and conditions under which the Transferor may repurchase such Series of Certificates pursuant to Section 12.2 and the related Supplement.

     "Requirements of Law" shall mean, with respect to any Person, the certificate or articles of incorporation or articles of association and the by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or to which such Person is subject, whether federal, state or local (including, but not limited to, usury laws, the federal Truth in Lending Act, and Regulations B and Z of the Board of Governors of the Federal Reserve System).

     "Responsible Officer" shall mean, with respect to the Trustee, for purposes of this Agreement, any Vice President, Assistant Vice President, Assistant Secretary or Assistant Treasurer of the Corporate Trust Department in Minneapolis, Minnesota or any trust officer, or any officer of the Trustee customarily performing functions similar to those performed by the person who at the time shall be such officers, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with a particular subject, who shall, in any case, be working in the Asset Backed Securities Group, or any successor thereto responsible for the administration of this Agreement.

     "Revolving Period" shall mean, with respect to each Series, the period from and including the date of initial issuance of the Investor Certificates of such Series to, but not including, the day on which an Amortization Period for such Series commences.

     "Sellers" initially shall mean G.R. Herberger's, Inc., McRae's, Inc., Parisian, Inc. and Proffitt's, Inc. and their successors and assigns, and, subject only to the Rating Agency Condition, such other Affiliates of the Company as the Transferor may designate from time to time, and which may include the Bank.

     "Series" shall mean any Series of Investor Certificates, each as designated in the applicable Supplement (including any Enhancement Investor Amount related thereto).

     "Servicer" shall mean initially Proffitt's, Inc. and any Person thereafter appointed as Successor Servicer as herein provided to service the Receivables.

     "Servicer Default" shall have the meaning specified in Section 10.1.

     "Service Transfer" shall have the meaning specified in Section 10.1.

     "Servicing Fee Percentage" shall have, with respect to any Series, the meaning specified in the applicable Supplement.

     "Servicing Officer" shall mean any officer of the Servicer involved in, or responsible for, the administration and servicing of the Receivables whose name appears on a list of servicing officers furnished to the Trustee by the Servicer, as such list may from time to time be amended.

     "Shared Excess Finance Charge Collections" shall have, generally, the meaning provided in Section 4.1(i), and specifically, with respect to any Series, the meaning specified in the applicable Supplement.

     "Shared Principal Collections" shall have generally the meaning specified in Section 4.1(h) and specifically, with respect to any Series, the meaning specified in the applicable Supplement.

     "Standard & Poor's" shall mean Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc.

     "Stated Series Termination Date" shall have, with respect to any Series, the meaning specified in the applicable Supplement.

     "Subservicer" shall mean initially McRae's, Inc. and any Person thereafter appointed by the Servicer as subservicer of the Receivables.

     "Successor Servicer" shall have the meaning specified in Section 10.2.

     "Supplement" shall mean, with respect to any Series, a supplement to this Agreement complying with the terms of Section 6.9, executed in conjunction with any issuance of any Series.

     "Tax Opinion" shall have the meaning specified in Section 6.9(b).

     "Termination Notice" shall have, with respect to any Series, the meaning specified in Section 10.1.

     "Transfer Agent and Registrar" shall have the meaning specified in Section
6.3 and initially shall be the Trustee.

     "Transferred Account" shall mean a consumer revolving credit card account with respect to which a new credit card account number has been issued by the Servicer or the Transferor in accordance with the Credit Card Guidelines, and which can be traced or identified by reference to or by way of the computer files, or written microfiche lists delivered to the Trustee pursuant to Sections 2.1 and 2.6 as an Account which has been transferred (including such transfers occurring between the Cut-Off Date and the Initial Closing Date).

     "Transferor" shall mean PCC or any successor or assign that is an Affiliate of the Company, including the Bank, as transferor of the Receivables to the Trust, provided that each successor or assign, on the effective date it becomes Transferor, has the Minimum Net Worth specified in Section 2.5(f) hereof, and except in the case of the Bank, meets the separate business requirements of Section 2.5(g) hereof.

     "Transferor Amount" shall mean, on any date of determination, the Aggregate Principal Receivables at the end of the day immediately prior to such date of determination, plus the Excess Funding Amount at the end of such day, minus the Aggregate Investor Amount at the end of such day, minus any Enhancement Investor Amount at the end of such day (to the extent not included in the Aggregate Investor Amount).

     "Transferor Interest" shall have the meaning specified in Section 4.1(b).

     "Transferor Interest Percentage" shall mean, on any date of determination, the Transferor Amount divided by the Aggregate Principal Receivables.

     "Transferor Percentage" shall mean, on any date of determination, when used with respect to Collections of Principal Receivables, Finance Charge Receivables and Receivables in Defaulted Accounts, one hundred percent (100%) minus the Aggregate Investor Percentage as calculated on such date with respect to such categories of Receivables by the Servicer.

     "Trust" shall mean the trust created by this Agreement, the corpus of which shall consist of the Trust Property.

     "Trust Property" shall have the meaning specified in Section 2.1(b).

     "Trustee" shall mean the institution executing this Agreement as trustee, the successor to its corporate trust business, or its successor in interest, or any successor trustee appointed as herein provided.

     "UCC" shall mean the Uniform Commercial Code, as amended from time to time, as in effect in any specified jurisdiction.

     "Undivided Interest" shall mean the undivided interest of any Certificateholder in the Trust.

     SECTION 1.2 OTHER DEFINITIONAL PROVISIONS.

     All terms defined in any Supplement or this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions of all terms defined herein shall include the singular as well as the plural form of such terms and the masculine of such terms as well as the feminine and neuter genders of such terms. The terms "include", "including" or "includes" shall mean including without limitation by way of enumeration or otherwise.

     As used herein and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in Section 1.1, and accounting terms partly defined in Section 1.1 to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles on the date of determination. To the extent that the definitions of accounting terms herein are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained herein shall control.

     The agreements and representations and warranties of Proffitt's, Inc. in this Agreement in its capacity as Servicer, shall be deemed to be the agreements, representations and warranties of Proffitt's, Inc. solely in such capacity for so long as it acts in such capacity under this Agreement.

     The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to any Supplement or this Agreement as a whole and not to any particular provision of such Supplement or this Agreement, as the case may be; Section, subsection, Schedule and Exhibit references contained in this Agreement or any Supplement are references to Sections, subsections, Schedules and Exhibits in or to this Agreement or any Supplement unless otherwise specified.

                                   ARTICLE II

                            APPOINTMENT OF TRUSTEE;
                           CONVEYANCE OF RECEIVABLES;

                            ISSUANCE OF CERTIFICATES

     SECTION 2.1 APPOINTMENT OF TRUSTEE; CONVEYANCE OF RECEIVABLES. (a) The Transferor appoints and authorizes Norwest Bank Minnesota, National Association to act as Trustee as provided herein and to exercise such powers under this Agreement as are delegated to the Trustee by the terms hereof together with all such powers, obligations and duties as are reasonably incidental thereto. The Trustee hereby accepts such appointment and agrees to exercise such powers and perform such functions on behalf of the Certificateholders from time to time as are specifically delegated to the Trustee by the terms hereof.

     (b) The Transferor does hereby transfer, assign, set-over, and otherwise convey to the Trust for the benefit of the Certificateholders, without recourse, all right, title and interest of the Transferor in and to the Receivables, now existing and hereafter created, all monies due or to become due with respect thereto (including all Finance Charges and Recoveries and Interchange, if any) on and after the Cut-Off Date, and all proceeds of such Receivables (including Insurance Proceeds). Such property, together with all monies as are from time to time deposited in the Collection Account, the Excess Funding Account and any other account or accounts maintained for the benefit of the Certificateholders and all monies as are from time to time available under any Enhancement for any Series for payment to Certificateholders shall constitute the property of the Trust (the "Trust Property"). The foregoing transfer, assignment, set-over and conveyance does not constitute and is not intended to result in a creation or an assumption by the Trust, the Trustee or any Certificateholder of any obligation of the Servicer, the Transferor, any Seller, any Eligible Originator or any other Person in connection with the Accounts, the Receivables or under any agreement or instrument relating thereto including, without limitation, any obligation to any Obligors, merchant service establishments or insurers.

     In connection with such transfers, the Transferor agrees to record and file, at its own expense, financing statements (and assignment and continuation statements with respect to such financing statements when applicable) with respect to the Receivables now existing and hereafter created for the transfer of chattel paper, accounts and general intangibles (each as defined in the UCC in effect in the Relevant UCC State) meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect the transfers and assignments of the Receivables by the Transferor to the Trust, and to deliver to the Trustee a file-stamped copy of such financing statements or other evidence that such filings were made on or prior to the Initial Closing Date.

     In connection with such transfers, the Transferor agrees, at its own expense, on or prior to the Initial Closing Date to cause the Servicer to indicate or cause to be indicated clearly and unambiguously in the computer files of the Transferor and the Sellers that the Receivables created in connection with the Accounts (other than any Additional Account or any Automatic Additional Account included pursuant to Section 2.6(d)) have been sold and transferred to the Transferor pursuant to the Receivables Purchase Agreements or otherwise and thereupon by the Transferor to the Trust pursuant to this Agreement for the benefit of the Certificateholders. The Transferor further agrees to deliver or cause to be delivered to the Trustee (a) on the Initial Closing Date, a computer file, microfiche or written list containing a true and complete list of all such Accounts, identified by account number and by Receivable balance as of the Cut-Off Date and (b) so long as Automatic Additional Accounts are being included pursuant to Section 2.6(d), on or prior to the first Distribution Date that occurs after March 31, June 30, September 30 and December 31 of each year and otherwise at any time upon request of the Trustee, a new computer file, microfiche or written list containing a true and complete list of all Accounts identified as described in the preceding clause
(a) as of the last day of the most recent Monthly Period or an Officer's Certificate stating that the file or list of Accounts most recently delivered pursuant to this subsection remains a true and complete list of all Accounts. Such file or list shall be marked as Schedule 1 to this Agreement, shall be delivered to the Trustee as confidential and proprietary information belonging solely to the Transferor and its Affiliates, and to be used by the Trustee solely in pursuance of its duties hereunder, and is hereby incorporated into and made a part of this Agreement. Any such additional file or list shall be marked as Schedule 1 to this Agreement, shall be delivered to the Trustee as confidential and proprietary information belonging solely to the Transferor and its Affiliates, and to be used by the Trustee solely in pursuance of its duties hereunder, shall replace the then existing Schedule 1 hereto, and shall be incorporated into and made a part of this Agreement. The Transferor agrees, at its own expense, by the end of the Monthly Period in which any Transferred Accounts have been originated to cause the Servicer to indicate or cause to be indicated clearly and unambiguously in the computer files of the Transferor and the Sellers that the Receivables created in connection with the Transferred Accounts have been transferred to the Transferor and thereupon transferred by the Transferor to the Trust pursuant to this Agreement for the benefit of the Certificateholders.

     The Transferor hereby grants to the Trustee a first priority perfected security interest in all of the Transferor's right, title and interest in and to the Receivables, now existing and hereafter created, all monies due or to become due with respect thereto on and after the Cut-Off Date (including all Finance Charge Receivables and Recoveries), all proceeds of such Receivables, such funds as are from time to time deposited in the

Collection Account, the Excess Funding Account and any other account or accounts maintained for the benefit of Certificateholders, and the benefits of any Enhancement for any Series for payment to Certificateholders in order to secure the payment of each Series (the "Obligations"). This Agreement shall constitute a security agreement under applicable law.

     Pursuant to the request of the Transferor, the Trustee has caused Certificates in authorized denominations evidencing the entire interest in the Trust to be duly authenticated and delivered to or upon the order of the Transferor pursuant to Section 6.2.

     SECTION 2.2 ACCEPTANCE BY TRUSTEE.

     (a) The Trustee hereby acknowledges its acceptance, as and to the extent transferred, assigned, set over or otherwise conveyed to the Trust as provided in Section 2.1(b) hereof, on behalf of the Trust, of all right, title and interest previously held by the Transferor in and to the Receivables, now existing and hereafter created, all monies due or to become due with respect thereto on and after the Cut-Off Date (including Recoveries), all proceeds of such Receivables, such funds as are from time to time deposited in the Collection Account and any other account or accounts maintained for the benefit of Certificateholders, and the benefits of any Enhancement for any Series, and declares that it shall hold such right, title and interest, upon the trust herein set forth, and subject to the terms hereof for the benefit of all Certificateholders. The Trustee further acknowledges that, prior to or simultaneously with the execution and delivery of this Agreement, the Transferor delivered to the Trustee the computer file, microfiche or written list represented by the Transferor to be the computer file, microfiche or written list described in the third paragraph of Section 2.1(b).

     (b) The Trustee hereby agrees not to use or disclose to any Person (including any Certificateholder or Certificate Owner) any of the account numbers, Obligor information or other information contained in the computer files, microfiches or written lists delivered to the Trustee by the Transferor pursuant to Sections 2.1 and 2.6, except as is required in connection with the performance of its duties hereunder, or in connection with audits, examinations, investigations and other inquiries which are required in connection with the Trustee's regulatory supervision or in response to a court order, subpoena, or other judicial or governmental demand or in enforcing the rights of the Certificateholders or to a Successor Servicer appointed pursuant to Section 10.2 or a successor Trustee appointed pursuant to Section 11.8. The Trustee agrees to take such measures as shall be reasonably necessary or reasonably requested by the Transferor to protect and maintain the security and confidentiality of such information.

     (c) The Trustee shall have no power to create, assume or incur indebtedness or other liabilities in the name of the Trust other than as contemplated in this Agreement.

           SECTION 2.3 REPRESENTATIONS AND WARRANTIES REGARDING THE TRANSFEROR.

           The Transferor hereby represents and warrants to the Trustee, on behalf of the Trust, with respect to any Series of Certificates, as of the date of the related Supplement and the related Closing Date, unless otherwise stated in such Supplement that:

           (i) Organization and Good Standing. The Transferor is a corporation, duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has full power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, to execute, deliver and perform its obligations under this Agreement, any Supplement hereto and the Receivables Purchase Agreements and to execute and deliver to the Trustee the Certificates pursuant hereto.

           (ii) Due Qualification. The Transferor is duly qualified to do business and is in good standing (or is exempt from such requirements) and has obtained all necessary licenses and approvals with respect to the Transferor, in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would render any Account Agreement relating to an Account or any Receivable unenforceable by it or the Trust or would have a material adverse effect on the Investor Certificateholders or on the Transferor's or the Servicer's ability to perform their respective obligations under this Agreement or any Supplement; provided, however, that no representation or warranty is made with respect to any qualifications, licenses or approvals which the Trustee would have to obtain to do business in any state in which the Trustee seeks to enforce any Receivable.

           (iii) Due Authorization. The execution and delivery of this Agreement and any Supplement and the execution and delivery to the Trustee of the Certificates and the consummation of the transactions provided for in this Agreement and any Supplement by the Transferor have been duly authorized by the Transferor by all necessary corporate action on the part of the Transferor.

           (iv) No Violation. The execution and delivery of this Agreement, any Supplement and the Certificates by the Transferor, the performance by the Transferor of the transactions contemplated by this Agreement and any Supplement and the fulfillment by the Transferor of the terms hereof and thereof will not conflict with, violate or result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any Requirement of Law applicable to the Transferor or any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Transferor is a party or by which it or any of its properties are bound and which conflict, violation, breach or default would have a material adverse effect on the Transferor.

           (v) No Proceedings. There are no proceedings or investigations pending or, to the knowledge of the Transferor, threatened against the Transferor before any court, regulatory body, administrative agency, arbitrator or other tribunal or governmental instrumentality (i) asserting the invalidity of this Agreement, any Supplement or the Certificates, (ii) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement, any Supplement or the Certificates, (iii) seeking any determination or ruling that, in the reasonable judgment of the Transferor, would materially and adversely affect the performance by the Transferor of its obligations under this Agreement or any Supplement,
      (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement, any Supplement or the Certificates or (v) seeking to affect adversely the federal income tax attributes of the Trust.

           (vi) Eligibility of Accounts. As of the applicable Cut-Off Date or Additional Account Cut-Off Date, each Account was an Eligible Account and no selection procedures adverse to the Investor Certificateholders have been employed in selecting the Accounts.

           (vii) All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or of any Governmental Authority required to be obtained on or prior to the date as of which this representation is being made in connection with the execution and delivery by the Transferor of this Agreement, any Supplement and the Certificates, the performance by the Transferor of the transactions contemplated by this Agreement and any Supplement and the fulfillment by the Transferor of the terms hereof and thereof, have been obtained; provided, however, that no representation or warranty is made regarding state securities or "blue sky" laws in connection with any offer or sale of the Certificates.

           (viii) Amount of Receivables; Computer File. As of the Cut-Off Date, the amount of Receivables was $__________. The computer files, microfiche or written list delivered pursuant to Section 2.1 hereof is complete and accurately reflects the information regarding the Receivables under the Accounts in all material respects as of the applicable time referred to in Section 2.1.

           (ix) No Insolvency. The Transferor is not insolvent immediately prior to any transfer of Accounts and Receivables hereunder, and will not be rendered insolvent immediately following such transfer.

           (x) No Investment Company. The Transferor is not an investment company subject to registration or regulation under the 1940 Act.

           In the event the Bank or another Affiliate of the Company is substituted for PCC as Transferor, such Affiliate shall, immediately prior to becoming the Transferor, make the representations and warranties set forth in this Section 2.3, as of the date of its becoming the Transferor, in an Officer's Certificate delivered to the Trustee and the Rating Agencies. The representations and warranties set forth in this Section 2.3 shall survive the transfer and assignment of the Receivables to the Trust. Upon discovery by the Transferor, the Servicer or the Trustee of a breach of any of the representations and warranties set forth in this Section 2.3, the party discovering such breach shall give prompt written notice thereof to the others.

           SECTION 2.4 REPRESENTATIONS AND WARRANTIES OF THE TRANSFEROR RELATING TO THE AGREEMENT AND ANY SUPPLEMENT AND THE RECEIVABLES.

           (a) Binding Obligation; Valid Transfer and Assignment. The Transferor hereby represents and warrants to the Trustee, on behalf of the Trust, with respect to any Series of Certificates, as of the Cut-Off Date or the date of the related Supplement and the related Closing Date, unless otherwise stated in such Supplement that:

           (i) Each of this Agreement and any Supplement constitutes a legal, valid and binding obligation of the Transferor, enforceable against the Transferor in accordance with its terms, subject to applicable bankruptcy, insolvency, receivership, conservatorship, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and the rights of creditors of national banking associations and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity).

           (ii) This Agreement or, in the case of Receivables in Additional Accounts, the related Assignment constitutes either (A) a valid transfer and assignment to the Trust of all right, title and interest of the Transferor in and to the Receivables now existing and hereafter created and (x) acquired by the Transferor pursuant to the Receivables Purchase Agreements or (y) originated by the Bank, all monies due or to become due with respect thereto (including all Finance Charge Receivables, Recoveries, Interchange, if any, and amounts held in any of the accounts established for the benefit of Certificateholders) on and after the Cut-Off Date or Additional Account Cut-Off Date or Creation Date, as applicable, and all proceeds (as defined in the UCC as in effect in the Relevant UCC State) of such Receivables, and such Receivables and all proceeds thereof will be held by the Trust free and clear of any Lien of any Person claiming through or under the

      Transferor or any of its Affiliates except for (a) Liens permitted under
      Section 2.5(b), (b) the interest of the Transferor as holder of the Exchangeable Transferor Certificate or any other class of Certificates held by the Transferor from time to time and (c) any right of the holder of the Exchangeable Transferor Certificate to receive interest accruing on, and investment earnings (net of investment losses and expenses) with respect to, the Collection Account and any other account or accounts maintained for the benefit of Certificateholders or any Enhancement Provider, if any, as provided in this Agreement and any Supplement, or
      (B) a grant of a security interest (as defined in the UCC as in effect in the Relevant UCC State) in such property to the Trustee on behalf of the Trust, which is enforceable with respect to existing Receivables (other than Receivables in Additional Accounts) and the proceeds thereof (to the extent set forth in Section 9-306 of the UCC in effect in the Relevant UCC State) upon execution and delivery of this Agreement, and which will be enforceable with respect to such Receivables thereafter created, and the proceeds thereof to such extent, upon such creation. If this Agreement constitutes the grant of a security interest to the Trust in such property, upon the filing of the applicable financing statements and in the case of the Receivables hereafter created and proceeds thereof upon such creation, the Trust shall have a first priority perfected security interest in such property and the proceeds thereof (to the extent set forth in Section 9-306 of the UCC in effect in the Relevant UCC State), except for Liens permitted under Section 2.5(b). Except as otherwise specifically provided in this Agreement or any Supplement, neither the Transferor nor any Person claiming through or under the Transferor shall (other than as a result of such Person being a Holder of Certificates) have any claim to or interest in the Collection Account or any other account or accounts maintained for the benefit of Certificateholders or any Enhancement Provider, except for any right of the Transferor to receive interest accruing on, and investment earnings with respect to, any such account as provided in this Agreement and any Supplement and, if this Agreement constitutes the grant of a security interest in such property, except for the interest of the Transferor in such property as a debtor for purposes of the UCC as in effect in the Relevant UCC State.

     (b) Eligibility of Receivables. The Transferor hereby represents and warrants to the Trustee, on behalf of the Trust, as of the Cut-Off Date or Creation Date, as applicable, and in the case of Receivables in Additional Accounts, as of the related Additional Account Cut-Off Date, that (i) each Receivable then existing is an Eligible Receivable, and (ii) as of the Initial Closing Date, and, as of the applicable Additional Account Cut-Off Date with respect to Additional Accounts, and as of the applicable Distribution Date on which a computer file, microfiche or written list is delivered pursuant to
Section 2.1(b) with respect to Automatic Additional Accounts included automatically pursuant to Section 2.6(d), Schedule 1 to this Agreement is in all material respects an accurate and complete listing of all the Accounts as of the Cut-Off Date or the applicable Additional Account Cut-Off Date or the applicable Creation Date, as the case may be, and the information contained therein with respect to the identity of such Accounts and the Receivables existing thereunder is true and correct in all material respects as of such applicable Cut-Off Date or Additional Account Cut-Off Date or Creation Date. On each day on which any new Receivable is created, the Transferor shall be deemed to represent and warrant to the Trust that each Receivable created on such day is an Eligible Receivable.

     (c) Notice of Breach. The representations and warranties set forth in this
Section 2.4 shall survive the transfer and assignment of the Receivables to the Trust and the termination of the rights and obligations of the Servicer pursuant to Section 10.1. Upon discovery by the Transferor, the Servicer or the Trustee of a breach of any of the representations and warranties set forth in this Section 2.4, the party discovering such breach shall give prompt written notice thereof to the others.

     (d) Transfer of Ineligible Receivables.

           (i) Automatic Removal. In the event that a Receivable is not an Eligible Receivable as a result of the failure to satisfy the conditions set forth in clause (iv) of the definition of Eligible Receivable, and either of the following two conditions is met:

                    (A) the Lien upon the subject Receivable (1) ranks prior to the Lien created pursuant to this Agreement, (2) arises in favor of the United States of America or any state or any agency or instrumentality thereof or involves taxes or liens arising under Title IV of ERISA, or (3) has been consented to by the Transferor; or

                    (B) the Lien on the subject Receivable is not of the types described in clause (A) above, but, as a result of such breach or event, such Receivable becomes a Receivable in a Defaulted Account or the Trust's rights in, to or under such Receivable or its proceeds are materially impaired or the proceeds of such Receivable are not available for any reason to the Trust free and clear of any Lien except Liens permitted pursuant to Section 2.5(b);

      then, upon the earlier to occur of the discovery of such breach or event by the Transferor or the Servicer or receipt by the Transferor or the Servicer of written notice of such breach or event given by the Trustee, each such Receivable or, at the option of the Transferor, all such Receivables with respect to the related Account, automatically shall be removed from the Trust on the terms and conditions set forth in Section 2.4(d)(iii).

           (ii) Removal after Cure Period. In the event of a breach of any of the representations and warranties set forth in Section 2.4(b)(i) or (ii) with respect to a Receivable (other than in the event that a Receivable is not an Eligible Receivable as a result of the failure to satisfy the conditions set forth in clause (iv) of the definition of Eligible Receivable), and as a result of such breach or event such Receivable becomes a Receivable in a Defaulted Account or the Trust's rights in, to or under such Receivable or its proceeds are materially impaired or the proceeds of such Receivable are not available for any reason to the Trust free and clear of any Lien except Liens permitted pursuant to Section 2.5(b), then, upon the expiration of 90 days or any longer period agreed upon by the Trustee (not to exceed an additional 90 days) from the earlier to occur of the discovery of any such event by the Transferor or the Servicer or receipt by the Transferor or the Servicer of written notice of any such event given by the Trustee, each such Receivable or, at the option of the Transferor, all such Receivables with respect to the related Account, shall be removed from the Trust on the terms and conditions set forth in Section 2.4(d)(iii); provided, however, that no such removal shall be required to be made if, on any day within such applicable period, (A) such representation and warranty with respect to such Receivable shall then be true and correct in all material respects as if such Receivable had been transferred to the Trust on such day, and
      (B) the related Account is no longer a Defaulted Account as the result of the breach of such representation and warranty, and the Trust's rights in, to or under such Receivable or its proceeds are no longer materially impaired as a result of a breach of such representation and warranty, and the proceeds of such Receivable are available to the Trust free and clear of all Liens resulting in the breach of such representation and warranty, as applicable.

           (iii) Removal Terms and Conditions. When required or permitted with respect to a Receivable by the provisions of Section 2.4(d)(i) or Section 2.4(d)(ii) (an "Ineligible Receivable"), the Transferor shall accept reassignment of such Ineligible Receivable by directing the Servicer to deduct the principal balance of such Ineligible Receivable from the Aggregate Principal Receivables and to decrease the Transferor Amount by such amount. On and after the date of such removal, each Ineligible Receivable shall be deducted from the Aggregate Principal Receivables used in the calculation of any Investor Percentage, the Transferor Percentage or the Transferor Amount. In the event that the exclusion of an Ineligible Receivable from the calculation of the Transferor Amount would cause the Transferor Amount to be reduced below the Minimum Transfer Amount (after giving effect to the addition of any Principal Receivables to the Trust) or would otherwise not be permitted by law, the Transferor shall immediately deposit into the Excess Funding Account in immediately available funds an amount equal to the amount by which the Transferor Amount would be reduced below the Minimum Transfer Amount (or designate Additional Accounts pursuant to Section 2.6(b) for inclusion as Accounts no later than 10 Business Days after such event). Any such deposit into the Excess Funding Account in connection with the reassignment of an Ineligible Receivable shall be considered a payment in full of the Ineligible Receivable and such deposit shall be applied in accordance with the provisions of Article IV. Upon the reassignment to the Transferor of an Ineligible Receivable, the Trust shall, without further action, be deemed to transfer, assign, set-over and otherwise convey to the Transferor, without recourse, representation or warranty, all the right, title and interest of the Trust in and to such Ineligible Receivable, all monies due or to become due with respect thereto and all proceeds thereof. The Trustee shall execute such documents and instruments of transfer or assignment as are prepared by the Transferor and take such other actions as shall reasonably be requested by the Transferor to effect the conveyance of such Ineligible Receivable pursuant to this subsection. In the event that on any day within 90 days, or any longer period agreed upon by the Trustee (not to exceed an additional 90 days), of the date on which the removal of Receivables which are not Eligible Receivables from the Trust pursuant to this
      Section is effected, (A) the applicable representations and warranties with respect to such Receivable shall be true and correct in all material respects on such date and (B) the Receivable is an Eligible Receivable, the related Account is no longer a Defaulted Account and the Trust's rights in, to or under such Receivable or its proceeds are no longer materially impaired as a result of the breach of such representation and warranty and the proceeds of such Receivable are available to the Trust free and clear of all Liens resulting in the breach of such representation and warranty, the Transferor may, but shall not be required to, direct the Servicer to include such Receivable in the Trust. Upon reinclusion of a Receivable in the Trust pursuant to this subsection, the Transferor shall be deemed to make the applicable representations and warranties in Section 2.4(b) as of the date of such addition, as if the Receivable had been created on such date, and shall execute all such necessary documents and instruments of transfer or assignment and take such other actions as shall be necessary to effect and perfect the reconveyance of such Receivable to the Trust. The obligation of the Transferor set forth in this subsection shall constitute the sole remedy respecting any breach by the Transferor of the representations and warranties set forth in the above-referenced subsections with respect to such Receivable available to Certificateholders or the Trustee on behalf of Certificateholders.

             Notwithstanding any other provision of this Section 2.4(d), a reassignment of an Ineligible Receivable shall not occur if the Transferor fails to make a deposit or designation of Additional Accounts required by this
Section 2.4(d) with respect to such Ineligible Receivable.

           (iv) No Impairment. For the purposes of Sections 2.4(d)(i) and 2.4(d)(ii), proceeds of a Receivable shall not be deemed to be impaired hereunder solely because such proceeds are held by the Servicer for more than the applicable period under Section 9-306(3) of the UCC as in effect in the Relevant UCC State.

      (e) Reassignment of Trust Portfolio. In the event of a breach of any of the representations or warranties set forth in Sections 2.3(i), 2.3(iii), 2.4(a) or 2.4(b) or a material amount of Receivables are not Eligible Receivables, and such event has a materially adverse effect on Investor Certificateholders (without regard to the amount of any Enhancement), either the Trustee or the Holders of Investor Certificates evidencing Undivided Interests aggregating more than 50% of the Aggregate Investor Amount, by notice then given in writing to the Transferor (and to the Trustee and the Servicer, if given by the Investor Certificateholders), may direct the Transferor to accept reassignment of all Receivables within 90 days of such notice, or within such longer period as may be specified in such notice not to exceed an additional 90 days and the Transferor shall be obligated to accept such reassignment on a Distribution Date specified by the Transferor occurring within such applicable period on the terms and conditions set forth below; provided, however, that no such reassignment shall be required to be made, and the Transferor shall not be obligated to accept such reassignment, if, at any time during such applicable period, the representations and warranties contained in Section 2.3(i), 2.3(iii) and 2.4(a) shall then be true and correct in all material respects, or there shall no longer be a material amount of Receivables which are not Eligible Receivables, as the case may be. The Transferor shall deposit in the Collection Account on the Business Day immediately prior to such Distribution Date (in immediately available funds) an amount equal to the reassignment deposit amount for such Receivables for distribution pursuant to the provisions of Section 12.3. The deposit amount for such reassignment shall be equal to the Aggregate Investor Amount at the end of the Business Day preceding the Distribution Date with respect to which such deposit is made (less the aggregate principal amount, if any, held in the Excess Funding Account and any Principal Account relating to any Series on such Distribution Date), plus (i) an amount equal to all accrued but unpaid interest on the Certificates of all Series at the applicable Certificate Rates through the end of the respective interest accrual period(s) of such Series and (ii) any other unpaid amounts with respect to such Certificates. Payment of the reassignment deposit amount and all other amounts in the Collection Account in respect of the preceding Monthly Period shall be considered a prepayment in full of all such Receivables. On the Distribution Date with respect to which such amount has been deposited in full into the Collection Account, the Receivables and all monies due or to become due with respect thereto and all proceeds relating thereto shall be released to the Transferor and the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as shall reasonably be requested by the Transferor to vest in the Transferor or its designee or assignee, all right, title and interest of the Trust in and to the Receivables, all monies due or to become due with respect thereto and all proceeds thereof. If the Trustee or the Investor Certificateholders give a notice directing the Transferor to accept reassignment as provided herein and the Transferor is obligated to accept such reassignment as provided herein, then such obligation of the Transferor shall constitute the sole remedy respecting a breach of the representations and warranties contained in Section 2.3(i), 2.3(iii) or 2.4(a) or there being a material amount of Receivables which are not Eligible Receivables available to the Investor Certificateholders or the Trustee on behalf of the Investor Certificateholders.

     (f) Nothing contained in this Section 2.4 shall create an obligation on the part of the Trustee to verify the accuracy or continued accuracy of the representations or warranties contained in this Section 2.4. The Trustee shall have no obligation to give any notice pursuant to this Section 2.4 unless a Responsible Officer of the Trustee has actual knowledge of facts which would permit the giving of such notice.

         SECTION 2.5 COVENANTS OF THE TRANSFEROR AND THE SERVICER. The Transferor and the Servicer hereby each covenant as follows:

     (a) Receivables Not to be Evidenced by Instruments. The Transferor and the Servicer will take no action to cause any Receivable to be evidenced by any instrument (as defined in the UCC as in effect in the Relevant UCC State).

     (b) Security Interests. Except for the conveyances hereunder, the Transferor will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any Receivable, whether now existing or hereafter created, or any interest therein; the Transferor will notify the Trustee of the existence of any Lien on any Receivable transferred by the Transferor immediately upon discovery thereof; and the Transferor will defend the right, title and interest of the Trust in, to and under the Receivables, whether now existing or hereafter created, against all claims of third parties claiming through or under the Transferor; provided, however, that nothing in this Section 2.5(b) shall prevent or be deemed to prohibit the Transferor from suffering to exist upon any of the Receivables any Liens for state, municipal or other local taxes and other governmental charges if such taxes or governmental charges shall not at the time be due and payable or if the Transferor shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves under generally accepted accounting principles with respect thereto; and provided, further, that nothing in this subsection shall prohibit the Transferor from conveying an interest in the Exchangeable Transferor Certificate in accordance with Section 6.3(b) hereof.

     (c) Account Agreements and Credit Card Guidelines. The Transferor and the Servicer shall comply, and shall cause the Eligible Originators to comply with and perform, their respective obligations under the applicable Account Agreements relating to the Accounts and the Credit Card Guidelines except insofar as any failure so to comply or perform would not materially and adversely affect the rights of the Trust or the Investor Certificateholders hereunder (without regard to the amount of any Enhancement) or under the Certificates. Subject to compliance with all Requirements of Law, the failure to comply with which would have a material adverse effect on the Investor Certificateholders (without regard to the amount of any Enhancement), the Transferor or the Servicer may change, or cause any Eligible Originator to change, the terms and provisions of the Account Agreements or the Credit Card Guidelines in any respect (including, without limitation, the calculation of the amount, or the timing, of charge offs) as follows: (a) if the Transferor owns a comparable segment of accounts, then such change shall be made applicable to such comparable segment of the accounts owned and serviced by the Transferor that have characteristics the same as, or substantially similar to, the Accounts that are the subject of such change, and (ii) if the Transferor or the applicable Eligible Originator does not own such a comparable segment, then the Transferor will not make or cause to be made any such change with the intent to materially benefit the Transferor over the Investor Certificateholders.

     (d) Account Allocations. In the event that the Transferor is unable for any reason to transfer Receivables to the Trust in accordance with the provisions of this Agreement (including, without limitation, by reason of the application of the provisions of Section 9.2 or an order by any Federal governmental agency having regulatory authority over the Transferor or an order of any court of competent jurisdiction that the Transferor not transfer any additional Receivables to the Trust) then, in any such event, (A) the Transferor agrees (except as prohibited by any such order) to allocate and pay to the Trust, after the date of such inability, all Collections (including Collections of Finance Charge Receivables) with respect to Principal Receivables transferred to the Trust prior to the occurrence of such event, and all amounts which would have constituted Collections (including Collections of Finance Charge Receivables) with respect to such Receivables which would have been Principal Receivables but for the Transferor's inability to transfer such Receivables to the Trust (up to an aggregate amount equal to the Aggregate Principal Receivables in the Trust on such date); (B) the Transferor agrees to have such amounts applied as Collections in accordance with Article IV; and (C) for only so long as the allocation and application of such Collections and all amounts which would have constituted Collections are made in accordance with clauses (A) and (B) above, Collections of Principal Receivables and all amounts which would have constituted Collections of Principal Receivables but for the Transferor's inability to transfer Receivables to the Trust which are charged off as uncollectible in accordance with this Agreement and the Credit Card Guidelines shall continue to be allocated in accordance with Article IV and all amounts which would have constituted Collections of Principal Receivables but for the Transferor's inability to transfer Receivables to the Trust shall be deemed to be Collections of Principal Receivables for the purpose of calculating the applicable Investor Percentage and the Aggregate Investor Percentage thereunder. If the Transferor is unable pursuant to any Requirement of Law to allocate Collections as described above, the Transferor agrees that it shall, in any such event, and to the extent not prohibited by law, allocate, after the date that the Transferor becomes unable to allocate Collections as described above, payments on each Account with respect to the balance of such Account first to the oldest Receivable in such Account and to have such payments applied as Collections in accordance with Article IV.

     (e) Delivery of Collections. In the event that the Transferor receives Collections, the Transferor agrees to pay to the Servicer all payments received by the Transferor with respect to Collections on the Receivables promptly after receipt thereof by the Transferor, but in no event later than two (2) Business Days after the receipt by the Transferor thereof.

      (f) Minimum Net Worth of Transferor.

           (i) On the date of this Agreement, the Transferor shall have a Net Worth of at least $10,000,000.

           (ii) The Transferor shall make no distributions of dividends or returns of capital comprising its Net Worth except to the extent that, after giving effect thereto, the Transferor shall have a Net Worth at least equal to 10% of the highest balance of Aggregate Principal Receivables outstanding with respect to the immediately preceding twelve
      (12) calendar month period.

      (g) Separate Business. Unless the Bank is serving as Transferor, the Transferor, shall at all times (a) to the extent the Transferor's office is located in the offices of Proffitt's, Inc. or any Affiliate of Proffitt's, Inc., pay fair market rent for its executive office space located in the offices of Proffitt's, Inc., or any Affiliate of Proffitt's, Inc., (b) have at all times at least two members of its board of directors who are not and, within the immediately preceding two (2) years, have not been employees, officers or directors of Proffitt's, Inc., or any Affiliate of Proffitt's, Inc. or of any major creditor of Proffitt's, Inc. or any Affiliate of Proffitt's, Inc. and are persons who are familiar and have experience with asset securitization, (c) maintain the Transferor's books, financial statements, accounting records and other corporate documents and records separate from those of Proffitt's, Inc. or any other entity, (d) not commingle the Transferor's assets with those of Proffitt's, Inc. or any other entity, (e) act solely in its corporate name and through its own authorized officers and agents,
      (f) make investments directly or by brokers engaged and paid by the Transferor or its agents (provided that if any such agent is an Affiliate of the Transferor it shall be compensated at a fair market rate for its services), (g) separately manage the Transferor's liabilities from those of Proffitt's, Inc. or any Affiliates of Proffitt's, Inc. and pay its own liabilities, including all administrative expenses, from its own separate assets, except that Proffitt's, Inc. may pay the organizational expenses of the Transferor, and (h) pay from the Transferor's assets all obligations and indebtedness of any kind incurred by the Transferor. The Transferor shall abide by all corporate formalities, including the maintenance of current minute books, and the Transferor shall cause its financial statements to be prepared in accordance with generally accepted accounting principles in a manner that indicates the separate existence of the Transferor and its assets and liabilities. Except as provided herein or in the Receivables Purchase Agreements the Transferor shall (i) pay all its liabilities, (ii) not assume the liabilities of Proffitt's, Inc. or any Affiliate of Proffitt's, Inc., (iii) not lend funds or extend credit to Proffitt's, Inc., or any Affiliate of Proffitt's, Inc., except pursuant to a Receivables Purchase Agreement in connection with the purchase of Receivables thereunder, (iv) not guarantee the liabilities of Proffitt's, Inc., or any Affiliates of Proffitt's, Inc., and (v) not own the stock of, or any other beneficial interest in, any subsidiaries or any other entity. The officers and directors of the Transferor (as appropriate) shall make decisions with respect to the business and operations of the Transferor independent of and not dictated by any controlling entity. The Transferor shall not engage in any business not permitted by its certificate or articles of incorporation as in effect on the date hereof, provided such certificate or articles may be amended or changed subject only to the Rating Agency Conditions.

             SECTION 2.6 ADDITION OF ACCOUNTS; REPURCHASE OF INVESTOR CERTIFICATES.

      (a) If, (1) as of the end of any Monthly Period, the Transferor Amount is less than the Minimum Transferor Amount, the Transferor shall either (i) cause the Trust to repurchase Investor Certificates (to the extent permitted by and in accordance with the terms of any Supplement with respect to any Series) or
(ii) designate additional Eligible Accounts (the "Additional Accounts") to be included as Accounts, in either case in a sufficient amount such that the Transferor Amount as of the end of such Monthly Period after giving effect to such repurchase or addition would have equaled or exceeded the Minimum Transferor Amount or (2) as of the end of any Monthly Period, the Aggregate Principal Receivables are less than the Minimum Aggregate Principal Receivables, then the Transferor shall designate Additional Accounts to be included as Accounts in a sufficient amount such that the Aggregate Principal Receivables after giving effect to such designations would have been equal to or greater than the Minimum Aggregate Principal Receivables. Receivables from such Additional Accounts shall be transferred to the Trust on or before 10 days following the Determination Date following such Monthly Period (the "Additional Account Closing Date"). Failure either (i) to cause the Trust to repurchase Investor Certificates if permitted pursuant to any Supplement or (ii) to add Additional Accounts as required by this Section 2.6(a), shall be a Pay Out Event with respect to the affected Series.

      (b) In addition to its obligation under Section 2.6(a), the Transferor may, but shall not be obligated to, designate from time to time Additional Accounts to be included as Accounts.

      (c) The Transferor agrees that any such transfer of Receivables from Additional Accounts under Section 2.6(a) or (b) shall satisfy the following conditions:

           (i) On or before the fifth Business Day prior to the Additional Account Closing Date, the Transferor shall give the Trustee and the

      Servicer written notice that such Additional Accounts will be included and specifying the approximate aggregate amount of the Receivables to be transferred;

           (ii) On or prior to the Additional Account Closing Date, the Transferor shall have delivered to the Trustee a written assignment (and the Trustee shall have accepted such assignment on behalf of the Trust for the benefit of the Investor Certificateholders and any Enhancement Provider) in substantially the form of Exhibit B (the "Assignment") and shall have clearly indicated in its computer files that the Receivables created in connection with the Additional Accounts have been transferred to the Trust and the Transferor shall have delivered to the Trustee a computer file, microfiche or written list represented by the Transferor to contain a true and complete list of all Additional Accounts identified by account number and by Receivable balance in such Additional Accounts as of the Additional Account Cut-Off Date, which computer file, microfiche or written list shall be as of the date of such Assignment incorporated into and made a part of such Assignment and this Agreement;

           (iii) The Transferor shall represent and warrant that (x) each Additional Account was, as of the Additional Account Cut-Off Date, an Eligible Account, (y) no selection procedures believed by the Transferor to be materially adverse to the interests of any outstanding Series of Investor Certificates or any Enhancement Provider were utilized in selecting the Additional Accounts from the available Eligible Accounts in the Transferor's portfolio; and (z) as of the Additional Account Closing Date, the Transferor is not insolvent and will not be made insolvent by the transfer of the Receivables of such Additional Accounts;

           (iv) The Transferor shall represent and warrant that, as of the Additional Account Closing Date, the Assignment constitutes either (A) a valid transfer and assignment to the Trust of all right, title and interest of the Transferor in and to the Receivables then existing and thereafter created in the Additional Accounts, all monies due or to become due with respect thereto on and after the Additional Account Cut-Off Date, Recoveries and all proceeds of such Receivables (to the extent set forth in Section 9-306 of the UCC as in effect in the Relevant UCC State), and such Receivables and all proceeds thereof will be conveyed to the Trust free and clear of any Lien of any Person claiming through or under the Transferor or any of its Affiliates, except for (x) Liens permitted under Section 2.5(b) hereunder, (y) the interest of the holder of the Exchangeable Transferor Certificate or any other Class of Certificate held by the Transferor from time to time and (z) any right of the holder of the Exchangeable Transferor Certificate to receive interest accruing on, and investment earnings with respect to, the Collection Account and any other account or accounts maintained for the benefit of Certificateholders or any Enhancement Provider, if any, as provided in this Agreement and any Supplement, or (B) a grant of a security interest (as defined in the UCC as in effect in the Relevant UCC State) in such property to the Trustee on behalf of the Trust, which is enforceable with respect to then existing Receivables of the Additional Accounts, and the proceeds thereof (to the extent set forth in Section 9-306 of the UCC as in effect in the Relevant UCC State), upon the conveyance of such Receivables to the Trust, and which will be enforceable with respect to the Receivables thereafter created in respect of Additional Accounts, and the proceeds thereof (to the extent set forth in Section 9-306 of the UCC as in effect in the Relevant UCC State), upon such creation; and (C) if the Assignment constitutes the grant of a security interest to the Trust in such property, upon the filing of financing statements as described in Section
      2.1 with respect to such Additional Accounts and in the case of such Receivables of Additional Accounts thereafter created and the proceeds thereof (to the extent set forth in Section 9-306 of the UCC in effect in the Relevant UCC State) upon such creation, the Trust shall have a first priority perfected security interest in such property, except for Liens permitted under Section 2.5(b) hereunder;

           (v) The Transferor shall deliver to the Trustee (with a copy to the Rating Agencies), an Officer's Certificate confirming the items set forth in paragraphs (ii), (iii) and (iv) above and paragraph (vii) below. The Trustee may conclusively rely on such Officer's Certificate, shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying;

           (vi) The Transferor shall deliver to the Trustee and each Rating Agency, an Opinion of Counsel with respect to the Receivables in the Additional Accounts substantially in the form of Part One of Exhibit G;

           (vii) The Transferor shall record and file financing statements with respect to the Receivables then existing and thereafter created in the Additional Accounts for the transfer of accounts, general intangibles and chattel paper (each as defined in the UCC in effect in the Relevant UCC State) meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect the transfer and assignment of the Receivables in Additional Accounts by the Transferor to the Trust; and

           (viii) The Rating Agencies shall have received from the Transferor five (5) Business Days' notice, in the case of Additional Accounts being added pursuant to Section 2.6(a), and ten (10) Business Days' notice, in the case of Additional Accounts being added pursuant to Section 2.6(b), of such proposed addition of Additional Accounts and, in the event that Additional Accounts are being added pursuant to Section 2.6(b), the Rating Agency Condition shall have been satisfied.

(d)(i)The Transferor may from time to time, at its sole discretion, subject to and in compliance with the limitations and conditions specified below,
      (x) designate Eligible Accounts to be included as Accounts as of the applicable Creation Date ("Automatic Additional Accounts"), and (y) may at any time discontinue or suspend designating Eligible Accounts to be included as Automatic Additional Accounts upon written notice to the Trustee. For purposes of this paragraph, Eligible Accounts shall be deemed to include only Eligible Accounts (x) of a type included as Accounts on the Initial Closing Date or any Additional Account Closing Date or consented to in writing by each Rating Agency and (y) not prohibited from being included as Accounts pursuant to the terms of any Supplement. The Transferor acknowledges and agrees with the Trustee, for the benefit of all Investor Certificateholders of all Series, that each Account originated or acquired by the Transferor on or after the Cut Off Date, shall be considered to be Automatic Additional Accounts constituting Accounts, each within the meaning of the Agreement, on and as of the applicable Creation Date of each such Account.

           (ii) The Transferor shall not be permitted to designate Automatic Additional Accounts pursuant to clause (i) above with respect to any period of the three consecutive Monthly Periods commencing in January, April, July or October of a calendar year, commencing in October 1997, unless Standard & Poor's and Moody's otherwise consents in writing, if the number of Automatic Additional Accounts designated during such period or during any period of twelve (12) consecutive Monthly Periods would exceed the applicable Aggregate Automatic Addition Limit.

          (iii) The Transferor shall record and file financing statements with respect to the Receivables then existing and thereafter created in the Automatic Additional Accounts for the transfer of accounts, general intangibles and chattel paper (each as defined in the UCC in effect in the Relevant UCC State) meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect the transfer and assignment of the Receivables in Automatic Additional Accounts by the Transferor to the Trust.

          SECTION 2.7 REMOVAL OF ACCOUNTS.

      (a) Subject to the conditions set forth below, during the Revolving Period, the Transferor may, but shall not be obligated to, designate, from time to time, Accounts for deletion and removal ("Removed Accounts") from the Accounts and accept reconveyance of all Receivables in the Removed Accounts without notice to the Investor Certificateholders; provided, however, that the Transferor shall not make more than one such designation in any Monthly Period. On or before the tenth Business Day (the "Removal Notice Date") prior to the date on which the designated Removed Accounts will be reassigned by the Trustee to the Transferor (the "Removal Date"), the Transferor shall give the Trustee and the Servicer written notice that the Receivables from such Removed Accounts are to be reassigned to the Transferor.

     (b) The Transferor shall be permitted to designate and require reassignment to it of Receivables from Removed Accounts only upon satisfaction of the following conditions:

           (i) On or prior to the Removal Date, the Transferor shall have delivered or caused to be delivered to the Trustee for execution a written instrument of reassignment in substantially the form of Exhibit C (the "Reassignment") and a computer file, microfiche or written list containing a true and complete list of all Removed Accounts identified by account number and by the aggregate balance of the Receivables in such Removed Accounts as of the Removal Notice Date, which computer file, microfiche or written list shall as of the Removal Date modify, amend and be made a part of this Agreement;

           (ii) The Transferor shall represent and warrant that no selection procedures believed by the Transferor to be materially adverse to the interests of the Certificate Owners of any outstanding Series of Investor Certificates or any Enhancement Provider were utilized in selecting the Removed Accounts;

           (iii) The removal of any Receivables of any Removed Accounts on any Removal Date shall not, (a) in the reasonable belief of the Transferor, result in a Pay Out Event or (b) cause the Transferor Amount to be less than the Minimum Transferor Amount, and the aggregate amount of Principal Receivables in the Trust shall not be less than the Minimum Aggregate Principal Receivables;

           (iv) The Rating Agencies shall have delivered to the Transferor a letter confirming that the Rating Agency Condition has been satisfied; and

           (v) The Transferor shall deliver to the Trustee (with a copy to the Rating Agencies) an Officer's Certificate confirming the items set forth in paragraphs (i) through (iv) above. The Trustee may conclusively rely on such Officer's Certificate, shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying.

     Upon satisfaction of the above conditions, the Trustee shall execute and deliver the Reassignment to the Transferor and take all actions and make all deliveries contemplated therein, and the Receivables from the Removed Accounts shall no longer constitute a part of the Trust.

     SECTION 2.8 DISCOUNT OPTION RECEIVABLES.

     (a) The Transferor has initially designated a percentage (the "Discount Percentage") of the amount of Receivables arising in the Accounts that otherwise would be treated as Principal Receivables to be treated as Finance Charge Receivables ("Discount Option Receivables") in accordance with the provisions of this Section 2.8. The Discount Percentage shall not apply to Finance Charges or to Receivables in Defaulted Accounts. The Discount Percentage may be fixed or variable, and the Transferor has designated 2% as the initial Discount Percentage.

     (b) Discount Option Receivables shall be considered Finance Charge Receivables for all purposes hereunder, including for the purposes of allocating Collections pursuant to Article IV.

     (c) The Transferor may, without notice to or consent of the Investor Certificateholders, from time to time, elect (the "Discount Option") to increase the Discount Percentage, to reduce the Discount Percentage, to apply the Discount Percentage to Receivables created in Accounts not previously subject to the Discount Percentage and to eliminate the Discount Percentage in respect of Receivables created in Accounts on and after the date of such change or previously subject to the Discount Percentage; provided however, that the Transferor shall not redesignate any existing Discount Option Receivables as Principal Receivables and the Transferor shall not increase the Discount Percentage upon or following a Pay Out Event, or if such increase would cause the Aggregate Principal Receivables to be less than the Minimum Aggregate Principal Receivables.

     (d) The Transferor shall provide to the Servicer, the Trustee and each Rating Agency, and the Persons, if any, specified in any Supplement with respect to each class of Investor Certificates of any then outstanding Series which is not assigned a rating by any Rating Agency, 30 days' prior written notice of any designation, increase, reduction or elimination of the Discount Percentage, and such designation, increase, reduction or elimination shall become effective on the date specified in such notice unless such designation, increase, reduction or elimination in the reasonable belief of the Transferor would cause a Pay Out Event, or an event which, with notice or the lapse of time or both, would constitute a Pay Out Event, to occur with respect to any Series; provided, however, that if such designation would cause the Discount Percentage to be less than 1% or more than 3%, the Rating Agency Condition shall have been satisfied with respect to all outstanding Series that are assigned a rating by any Rating Agency, and the Persons, if any, specified in any Supplement with respect to each class of Investor Certificates of any then outstanding Series which is not assigned a rating by any Rating Agency, shall have consented to such increase, reduction or elimination.

                                  ARTICLE III

                          ADMINISTRATION AND SERVICING
                               OF THE RECEIVABLES

     SECTION 3.1 ACCEPTANCE OF APPOINTMENT AND OTHER MATTERS RELATING TO THE SERVICER.

     (a) Proffitt's, Inc. hereby agrees to act as the Servicer under this Agreement. The Investor Certificateholders, by their acceptance of the Investor Certificates, consent to Proffitt's, Inc., acting as Servicer.

     (b) The Servicer shall service and administer the Receivables and shall collect payments due under the Receivables in accordance with its customary and usual policies and procedures in effect for servicing consumer revolving credit card accounts receivables comparable to the Receivables, as such policies and procedures may be modified from time to time, and in accordance with the applicable Credit Card Guidelines and shall have full power and authority, acting alone or through any party properly designated by it hereunder, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable. The Servicer has designated its Affiliate, McRae's, Inc., as the initial Subservicer. Without limiting the generality of the foregoing and subject to Section 10.1, the Servicer is hereby authorized and empowered (i) to make withdrawals and payments and to instruct the Trustee to make withdrawals and payments from the Collection Account, the Excess Funding Account or any other account or accounts maintained for the benefit of the Certificateholders or with regard to any Enhancement as set forth in this Agreement and any Supplement, (ii) unless such power and authority is revoked by the Trustee on account of the occurrence of a Servicer Default pursuant to
Section 10.1, to instruct the Trustee to take any action permitted or required under any Enhancement at such time as is set forth in this Agreement or any Supplement, (iii) to execute and deliver, on behalf of the Trust for the benefit of the Certificateholders, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables and, after the delinquency of any Receivable and to the extent permitted under and in compliance with applicable law and regulations, to commence enforcement proceedings with respect to such Receivables and (iv) to make any filings, reports, notices, applications, or registrations with, and to seek any consents or authorizations from, the Securities and Exchange Commission and any state securities or "blue sky" law authorities on behalf of the Trust as may be necessary or advisable to comply with any Federal or state securities or "blue sky" laws or reporting requirements. Prior to receipt by a Responsible Officer of the Trustee of written notice of a Servicer Default, the Trustee shall promptly follow the written instructions of the Servicer to withdraw funds from the

Collection Account and any other account or accounts maintained for the benefit of the Certificateholders or with regard to any Enhancement. The Trustee shall furnish the Servicer with limited powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder, and the Trustee shall not be held responsible for any act or omission by the Servicer in its use of such powers of attorney.

     (c) In the event that the Transferor is unable for any reason to transfer Receivables to the Trust in accordance with the provisions of this Agreement (including by reason of the application of the provisions of Section 9.2 or the order of any Federal governmental agency having regulatory authority over the Transferor or any court of competent jurisdiction that the Transferor not transfer any additional Receivables to the Trust) then, in any such event, (A) the Servicer agrees to allocate, after such date, all Collections (including Collections of Finance Charge Receivables) with respect to Principal Receivables, and all amounts which would have constituted Collections (including Collections of Finance Charge Receivables) with respect to such Receivables which would have been Principal Receivables but for the Transferor's inability to transfer such Receivables to the Trust (up to an aggregate amount equal to the Aggregate Principal Receivables in the Trust as of such date) in accordance with Section 2.5(d) and to apply such amounts as Collections in accordance with Article IV and (B) for only so long as all Collections and all amounts which would have constituted Collections are allocated and applied in accordance with clause (A) above, Collections of Principal Receivables and all amounts which would have constituted Collections of Principal Receivables but for the Transferor's inability to transfer Receivables to the Trust which are charged off as uncollectible in accordance with this Agreement shall continue to be allocated in accordance with Article IV and all amounts which would have constituted Collections of Principal Receivables but for the Transferor's inability to transfer Receivables to the Trust shall be deemed to be Collections of Principal Receivables for the purpose of calculating the applicable Investor Percentage thereunder; provided, that if the Servicer is unable pursuant to any Requirement of Law to allocate payments on the Accounts as described above, the Servicer agrees that it shall, in any such event, allocate, after the date that the Transferor becomes unable to do so, payments on each Account with respect to the balance of such Account first to the oldest Receivable in such Account and to have such payments applied as Collections in accordance with Article IV.

     (d) The Servicer shall not be obligated to use separate servicing procedures, offices, employees or accounts for servicing the Receivables from the procedures, offices, employees and accounts used by the Servicer in connection with servicing other consumer revolving credit card account receivables.

     (e) The Servicer shall maintain fidelity bond or insurance coverage against losses through wrongdoing of its officers and employees who are involved in the servicing of Receivables covering such actions with such insurers and in such amounts as the Servicer believes to be reasonable from time to time.

     (f) The Servicer shall comply with and perform its obligations under the Account Agreements and the Credit Card Guidelines except insofar as any failure to so comply would not materially and adversely affect the rights of the Trust or the Certificateholders hereunder or under the Certificates.

     SECTION 3.2 SERVICING COMPENSATION. As compensation for its servicing activities hereunder and reimbursement for its expenses as set forth in the immediately following paragraph, the Servicer shall be entitled to receive a monthly servicing fee in respect of any Monthly Period (or portion thereof) prior to the termination of the Trust pursuant to Section 12.1 (the "Monthly Servicing Fee"). The Monthly Servicing Fee will be payable in arrears on each Distribution Date in an amount equal to, with respect to each Series then outstanding, one-twelfth (1/12th) of the product of the Servicing Fee Percentage for such Series and the sum of the allocable portion of the Transferor Amount and the Investor Amount of such Series, each as of the last day of the preceding Monthly Period. The share of the Servicing Fee allocable to each Series of Investor Certificateholders with respect to any Monthly Period (or portion thereof) shall be equal to one twelfth (1/12th) of the product of (A) the Servicing Fee Percentage for such Series and (B) the Investor Amount of such Series, (after subtracting from the Investor Amount the aggregate amount of any deposits previously made into any Principal Account) on the last date of the applicable Monthly Period (or, in the case of the first Distribution Date, the Initial Investor Amount, unless otherwise specified in any Supplement) (with respect to any such Series, the "Investor Monthly Servicing Fee"), and shall be paid to the Servicer pursuant to the applicable Supplement. The Investor Monthly Servicing Fee will be funded from collections of Finance Charge Receivables allocable to the Investor Amount. The remainder of the Monthly Servicing Fee shall be paid by the Transferor, and in no event shall the Trust, the Trustee, any Enhancement Provider or the Investor Certificateholders be liable for the share of the Monthly Servicing Fee to be paid by the Transferor. In the case of the first Monthly Period, the Monthly Servicing Fee and the Investor Monthly Servicing Fee shall accrue from the Initial Closing Date.

     The Servicer's expenses include the amounts due to the Trustee pursuant to
Section 11.5 and the reasonable fees and disbursements of independent accountants and the Subservicer, if any, and all other expenses incurred by the Servicer in connection with its activities hereunder; provided, that the Servicer shall not be liable for any liabilities, costs or expenses of the Trust, the Investor Certificateholders or the Certificate Owners arising under any tax law, including without limitation any federal, state or local income or franchise taxes or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith), except to the extent incurred as a result of the Servicer's violation of the provisions of this Agreement. The Servicer shall be required to pay such expenses for its own account and shall not be entitled to any payment therefore other than the Monthly Servicing Fee.

     SECTION 3.3 REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SERVICER. Proffitt's, Inc., as initial Servicer, hereby makes, and any successor Servicer by its appointment hereunder shall make, the following representations, warranties and covenants with respect to any Series of Certificates, as of the date of the related Supplement and the related Closing Date, unless otherwise stated in such Supplement, on which the Trustee has relied in accepting the Receivables and the other property conveyed pursuant to Section 2.1 in trust and in authenticating the Certificates:

     (a) Organization and Good Standing. The Servicer is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has full power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement and any Supplement.

     (b) Due Qualification. The Servicer is duly qualified to do business and is in good standing (or is exempt from such requirements) in any state where such qualification is necessary in order to service the Receivables as required by this Agreement and any Supplement and has obtained all necessary licenses and approvals as required under federal and state law, and if the Servicer shall be required by any Requirement of Law to so qualify or obtain such license or approval, then it shall do so, except where the failure to be so qualified or to obtain such license or approval does not materially and adversely affect the Servicer's ability to perform its obligations hereunder or the enforceability of any Receivable.

     (c) Due Authorization. The execution, delivery, and performance of this Agreement and any Supplement and the consummation of the transactions provided for in this Agreement and any Supplement have been duly authorized by the Servicer by all necessary action on the part of the Servicer.

     (d) Binding Obligation. Each of this Agreement and any Supplement constitutes a legal, valid and binding obligation of the Servicer, enforceable against the Servicer in accordance with its terms, subject to applicable bankruptcy, insolvency, receivership, conservatorship, reorganization, moratorium or other similar laws now or hereinafter in effect affecting the enforcement of creditors' rights in general (or, to the extent applicable to the Servicer, the rights of creditors of banks) and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity).

     (e) No Violation. The execution and delivery of this Agreement and any Supplement by the Servicer, the performance by the Servicer of the transactions contemplated by this Agreement and any Supplement and the fulfillment by the Servicer of the terms hereof and thereof, will not conflict with, violate or result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any Requirement of Law applicable to the Servicer or any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which it is bound, where such conflict, violation, breach or default would not have a material adverse effect.

     (f) No Proceedings. There are no proceedings or investigations pending or, to the best knowledge of the Servicer, threatened against the Servicer before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement or any Supplement, seeking any determination or ruling that, in the reasonable judgment of the Servicer, would materially and adversely affect the performance by the Servicer of its obligations under this Agreement or any Supplement, or seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement or any Supplement.

     (g) Compliance with Requirements of Law. The Servicer shall duly satisfy its obligations in all material respects on its part to be fulfilled under or in connection with each Receivable and the corresponding Account, will maintain in effect all material qualifications required under Requirements of Law in order to service properly each Receivable and the corresponding Account and will comply in all material respects with all other Requirements of Law in connection with servicing each Receivable and the related Account, the failure to comply with which would have a material adverse effect on the Certificateholders (without regard to the amount of any Enhancement).

     (h) No Rescission or Cancellation. Except in connection with an Adjustment Payment Obligation pursuant to Section 3.8, the Servicer shall not permit any rescission or cancellation of any Receivable except as ordered by a court of competent jurisdiction or other Governmental Authority or in the ordinary course of its business and in accordance with the applicable Credit Card Guidelines.

     (i) Protection of Certificateholders' Rights. The Servicer shall take no action which, nor omit to take any action the omission of which, would impair the rights of Certificateholders in any Receivable or the rights of any Enhancement Provider, nor shall it reschedule, revise, waive or defer payments due on any Receivable except in accordance with the applicable Credit Card Guidelines.

     (j) All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or of any Governmental Authority required to be obtained on or prior to each date as of which this representation is being made in connection with the execution and delivery by the Servicer of this Agreement and any Supplement, the performance by the Servicer of the transactions contemplated by this Agreement and any Supplement and the fulfillment by the Servicer of the terms hereof and thereof, have been obtained; provided, however, that no representation or warranty is made regarding state securities or "blue sky" laws in connection with any distribution of the Certificates.

     (k) Receivables Not to be Evidenced by Instruments. Except in connection with its enforcement or collection of an Account, the Servicer will take no action to cause any Receivable to be evidenced by any instrument (as defined in the UCC as in effect in the Relevant UCC State).

     In the event of a breach of any of the representations and warranties set forth in Section 3.3(g), (h), (i) or (k) with respect to a Receivable, and such breach has a material adverse effect on the Certificateholders' interest in such Receivable (without regard to the amount of any Enhancement) then, upon the expiration of 90 days or any longer period agreed upon by the Trustee (not to exceed an additional 90 days) from the earlier to occur of the discovery of any such event by the Servicer or receipt by the Servicer of written notice of any such event given by the Trustee, unless such breach has been cured, each such Receivable or, at the option of the Transferor, all such Receivables with respect to the related Account, shall be assigned and transferred to the Servicer upon the deposit by the Servicer into the Collection Account in immediately available funds prior to the next succeeding Distribution Date of an amount equal to the amount of each such Receivable at the end of the Monthly Period preceding such Distribution Date, plus the amount of finance charges at the monthly periodic rate applicable to such Receivable from the last date billed through the end of such Monthly Period to the extent not included in the amount of such Receivable. Any such deposit into the Collection Account in connection with any such assignment of a Receivable shall be considered a payment in full of such Receivable and such deposit shall be applied in accordance with the provisions of Article IV. Upon the assignment to the Servicer of such a Receivable, the Trust shall, without further action, be deemed to transfer, assign, set-over and otherwise convey to the Servicer, without recourse, representation or warranty, all the right, title and interest of the Trust in and to such Receivable, all monies due or to become due with respect thereto and all proceeds thereof. The Trustee shall execute such documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by the Servicer to effect the conveyance of such Receivable pursuant to this subsection. The obligation of the Servicer set forth in this Section 3.3 shall constitute the sole remedy respecting any breach by the Servicer of the representations and warranties set forth in the above-referenced subsections with respect to such Receivable available to Certificateholders or the Trustee on behalf of Certificateholders. Notwithstanding any other provision of this Section 3.3, no assignment of a Receivable to the Servicer pursuant to this Section 3.3 shall occur if the Servicer fails to make the deposit required by this Section 3.3 with respect to such Receivable.

     SECTION 3.4 REPORTS AND RECORDS FOR THE TRUSTEE

     (a) Initial Report. On the Closing Date with respect to each Series of the Investor Certificates, the Servicer shall prepare and deliver, as provided in
Section 13.5, to the Trustee and the Rating Agencies, and the Persons, if any, specified in any Supplement with respect to each class of Investor Certificates of any then outstanding Series which is not assigned a rating by any Rating Agency, an Officer's Certificate substantially in the form of Exhibit D setting forth the Aggregate Principal Receivables, the Transferor Amount, the Discount Option Receivables and the Transferor Interest Percentage as of the end of the day two Business Days preceding the Closing Date and the expected Transferor Amount after giving effect to the issuance of such Series.

     (b) Daily Reports. For so long as deposits of Collections are required to be made daily by the Servicer pursuant to Section 4.1(f), on each Business Day commencing on the Initial Closing Date, the Servicer shall prepare, maintain at the office of the Servicer and make available for inspection by the Trustee, a record setting forth the aggregate amount of Collections processed by the Servicer on the second preceding Business Day. The Servicer shall prepare such other reports on a daily (or less frequent) basis as may be required by any Supplement.

     (c) Monthly Servicer's Certificate. By 1:00 p.m., Minneapolis, Minnesota time on each Determination Date, the Servicer shall deliver, as provided in
Section 13.5, to the Trustee, the Paying Agent and the Rating Agencies, an Officer's Certificate signed by a Servicing Officer substantially in the form of Exhibit E (with the Monthly Certificateholder's Statement required pursuant to the applicable Supplement attached) setting forth the following information (which, in the case of clauses (iii), (iv) and (v) below, will be stated on the basis of an original principal amount of $1,000 per Certificate): (i) the aggregate amount of Collections processed for the immediately preceding Monthly Period and the aggregate amount of Collections of Finance Charge Receivables and the aggregate amount of Collections of Principal Receivables processed during such Monthly Period; (ii) the Investor Percentage with respect to each Series of Certificates with respect to Collections of Principal Receivables, Finance Charge Receivables and Defaulted Receivables processed during the immediately preceding Monthly Period; (iii) for each Series and for each class within any such Series, the amount of such distribution allocable to principal, if applicable; (iv) for each Series and for each class within any such Series, the amount of such distribution allocable to interest, if applicable; (v) the aggregate outstanding balance of the Accounts which were delinquent by 31 to 60 days, 61 to 90 days and 91 days or more as of the close of business on the last day of the immediately preceding Monthly Period immediately preceding such Distribution Date; (vi) for each Series and for each class within any such Series, the Investor Default Amount for the immediately preceding Monthly Period; (vii) for each Series and for each class within any such Series, the amount of the Investor Charge Offs and the amount of the reimbursements thereof for the next succeeding Distribution Date; (viii) for each Series, the Monthly Servicing Fee for the next succeeding Distribution Date; (ix) for each Series, the existing deficit controlled amortization amount or deficit controlled accumulation amount, if applicable; (x) the aggregate amount of Receivables in the Trust at the close of business on the last day of the Monthly Period immediately preceding such Distribution Date; (xi) for each Series, the Investor Amount at the close of business on the last day of the Monthly Period immediately preceding such Distribution Date; (xii) the available amount of Enhancement, if any, for each Series; and (xiii) whether a Pay Out Event with respect to any Series shall have occurred during or with respect to the immediately preceding Monthly Period. The Trustee shall make such statement available to the Certificateholders, but shall be under no duty to recalculate, verify or recompute the information supplied to it under this Section 3.4.

     SECTION 3.5 ANNUAL SERVICER'S CERTIFICATE. The Servicer will deliver, as provided in Section 13.5, to the Trustee, the Rating Agencies and the Persons, if any, specified in the Supplement with respect to each class of Investor Certificates of any then outstanding Series which is not assigned a rating by any Rating Agency, on or before June 30 of each calendar year, beginning with 1998, an Officer's Certificate substantially in the form of Exhibit F (a) stating that a review of the activities of the Servicer during the preceding Fiscal Year (or, in the case of the first such certificate, during the period from the Initial Closing Date until February 3, 1998) and of its performance under this Agreement was made under the supervision of the officer signing such certificate and (b) stating that to the best of such officer's Knowledge, based on such review, either there has occurred no event which, with the giving of notice or passage of time or both, would constitute a Servicer Default and the Servicer has fully performed all its obligations under this Agreement throughout such year, or, if there has occurred such an event, specifying each such event known to such officer and the nature and status thereof. A copy of such Officer's Certificate may be obtained by any Investor Certificateholder by a request in writing to the Trustee directed to the Trustee's address specified in Section 13.5 hereof.

     SECTION 3.6 ANNUAL INDEPENDENT PUBLIC ACCOUNTANTS' SERVICING REPORT.

     (a) On or before June 30 of each calendar year, beginning with 1998, the Servicer shall cause a firm of nationally recognized independent public accountants (who may also render other services to the Servicer or the Transferor) to furnish, as specified in Section 13.5, a report prepared in accordance with standards established by the American Institute of Certified Public Accountants and, accordingly, including such procedures or examination as they considered necessary in the circumstances, to the Trustee, the Rating Agencies and the Persons, if any, specified in any Supplement with respect to each class of Investor Certificates of any then outstanding Series which is not assigned a rating by any Rating Agency, and, as may be required by any Series Supplement, any Enhancement Provider to the effect that, such firm has applied certain procedures to certain documents and records relating to the servicing of the Accounts, compared the information contained in the Servicer's certificates issued during the period covered by the report with such documents and records and that, based upon such procedures or examination, no matters came to the attention of such accountants that caused them to believe that such servicing was not conducted in all material respects, in conformity with
Section 3.4(c), except for such exceptions as such accountants believe to be immaterial and such other exceptions as shall be set forth in such report. Such procedures or examination will include comparisons of the mathematical calculations contained in the Monthly Servicer's Certificates forwarded by the Servicer pursuant to Section 3.4(c) during the period covered by such report with the Servicer's computer reports that were the source of such amounts, and such report shall state that, on the basis of such comparison, such accountants are of the opinion that such amounts are consistent, except for such exceptions as they believe to be immaterial and such other exceptions as shall be set forth in such report. In the event such firm requires the Trustee to agree to the procedures performed by such firm, the Servicer shall direct the Trustee in writing to so agree; it being understood and agreed that the Trustee will deliver such letter of agreement in conclusive reliance upon the direction of the Servicer, and the Trustee makes no independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures. A copy of such report may be obtained by any Investor Certificateholder by a request in writing to the Trustee directed to the Trustee's address specified in
Section 13.5 hereof.

     (b) On or before June 30 of each calendar year, beginning with 1998, the Servicer shall cause a firm of nationally recognized independent public accountants (who may also render other services to the Servicer or the Transferor) to furnish, as specified in Section 13.5, a report to the Trustee, the Rating Agencies and the Persons, if any, specified in any Supplement with respect to each class of Investor Certificates of any then outstanding Series which is not assigned a rating by any Rating Agency, and, as may be required by any Series Supplement, any Enhancement Provider, to the effect that in connection with their examination of the Monthly Servicer's Certificates, nothing came to their attention that caused them to believe that the Servicer failed to comply with provisions of Sections 3.2, 3.4(c), 4.1 and 8.8 of this Agreement. In the event such firm requires the Trustee to agree to the procedures performed by such firm, the Servicer shall direct the Trustee in writing to so agree; it being understood and agreed that the Trustee will deliver such letter of agreement in conclusive reliance upon the direction of the Servicer, and the Trustee makes no independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures.

     SECTION 3.7 TAX TREATMENT. The Transferor has structured this Agreement and the Investor Certificates (other than any Investor Certificates held by the Transferor) with the intention that such Investor Certificates will qualify under applicable federal income tax law as indebtedness of the Transferor or, if specified in the applicable Supplement, an interest in a partnership, and the Transferor, any entity acquiring any direct or indirect interest in the Exchangeable Transferor Certificate, each Investor Certificateholder (or Certificate Owner) by acceptance of its Certificate (or, in the case of a Certificate Owner, by virtue of such Certificate Owner's acquisition of a beneficial interest therein) and each holder of an interest in any Enhancement Investor Amount by its acceptance thereof agrees, and shall be deemed to agree, to treat such Investor Certificates (or beneficial interest therein) or Enhancement Investor Amount for purposes of Federal, state and local income or franchise taxes and any other tax imposed on or measured by income, as indebtedness, or, if specified in the applicable Supplement, an interest in a partnership. Each Certificateholder agrees that it will cause any Certificate Owner acquiring an interest in a Certificate through it to comply with this Agreement as to treatment as indebtedness or, if specified in the applicable Supplement, an interest in a partnership, for certain tax purposes. Consistent with the foregoing, the Trustee shall not file a Federal income tax return on behalf of the Trust or apply for a taxpayer identification number on behalf of the Trust unless required to do so as a result of a determination by the Internal Revenue Service or pursuant to the terms of a Supplement.

     SECTION 3.8 ADJUSTMENTS.

     (a) If the Servicer adjusts downward the amount of any Principal Receivable because of a rebate, refund, unauthorized charge or billing error to an Obligor, or because such Receivable was created in respect of merchandise or services which were refused, returned or not received by an Obligor, or if the Servicer otherwise adjusts downward the amount of any Principal Receivable without receiving Collections therefor or without charging off such amount as uncollectible, then, in any such case, the Servicer shall deduct from the Aggregate Principal Receivables and decrease the Transferor Amount by the amount of such adjustment. Similarly, the amount of the Aggregate Principal Receivables and the Transferor Amount will be reduced by the amount of any Principal Receivable which was discovered as having been created through a fraudulent or counterfeit charge or with respect to which the covenant contained in Section 2.5(b) was breached. Any adjustment ("Adjustment Payment Obligation"), required pursuant to either of the two preceding sentences shall be made on or prior to the end of the Monthly Period in which such adjustment obligation arises. In the event that, following any such reduction, the Transferor Amount would be less than the Minimum Transferor Amount, the Transferor shall immediately pay to the Servicer for deposit into the Excess Funding Account, in immediately available funds, an amount equal to the amount by which the Transferor Amount would be reduced below the Minimum Transfer Amount. In the event that the Servicer adjusts upwards the principal amount of any Receivable, the Aggregate Principal Receivables and the Transferor Amount shall be increased by the amount of such upward adjustment, and any unpaid Adjustment Payment Obligation shall be reduced by the applicable amount.

     (b) If (i) the Servicer makes a deposit into the Collection Account in respect of a Collection of a Receivable and such Collection was received by the Servicer in the form of a check which is not honored for any reason or (ii) the Servicer makes a mistake with respect to the amount of any Collection and deposits an amount that is less than or more than the actual amount of such Collection, the Servicer shall appropriately adjust the amount subsequently deposited into the Collection Account to reflect such dishonored check or mistake. Any Receivable in respect of which a dishonored check is received shall be deemed not to have been paid. Notwithstanding the first two sentences of this paragraph, no adjustments shall be made pursuant to this paragraph that will change any amount of Collections previously reported pursuant to Section 3.4(c).

                                   ARTICLE IV

                  RIGHTS OF CERTIFICATEHOLDERS AND ALLOCATION
                         AND APPLICATION OF COLLECTIONS

     SECTION 4.1 ESTABLISHMENT OF COLLECTION ACCOUNT AND ALLOCATIONS WITH RESPECT TO THE EXCHANGEABLE TRANSFEROR CERTIFICATE.

     (a) The Collection Account. The Servicer shall establish and maintain or cause to be established and maintained in the name of the Trustee, on behalf of the Trust, with the Trustee or another Qualified Institution a segregated corporate trust account (the "Collection Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Investor Certificateholders. The Trustee shall possess all right, title and interest in all amounts held from time to time in the Collection Account and in all proceeds thereof. The Collection Account shall be under the sole dominion and control of the Trustee for the benefit of the Investor Certificates. If, at any time, the institution holding the Collection Account ceases to be a Qualified Institution, the Trustee (or the Servicer on its behalf of the Trustee) shall within five (5) Business Days of a Responsible Officer of the Trustee receiving written notice or having actual knowledge of such event establish a new Collection Account meeting the conditions specified above with a Qualified Institution and shall transfer any cash and/or any investments to such new Collection Account, and from the date such new Collection Account is established, it shall be the "Collection Account." The foregoing notwithstanding, pursuant to the authority granted to the Servicer in Section 3.1(b), the Servicer shall have the power, revocable by the Trustee, to make withdrawals and payments from the Collection Account and to instruct the Trustee to make withdrawals and payments from the Collection Account for the purposes of carrying out the Servicer's or the Trustee's duties hereunder.

     (b) Interest in the Trust. Each Series shall represent interests in the Trust, including the benefits of Enhancement, if any, to be provided with respect to such Series as indicated in the Supplement relating to such Series and the right to receive Collections and other amounts at the times and in the amounts specified in this Article IV to be deposited in the Collection Account and any other accounts maintained for the benefit of the Certificates or to be paid to the Investor Certificateholders of such Series. The Exchangeable Transferor Certificate shall represent the interest in the Trust not represented by any Series then outstanding, including the right to receive Collections and other amounts at the times and in the amounts specified in this
Article IV to be paid to the Transferor (the "Transferor Interest"); provided, however, that the Exchangeable Transferor Certificate shall not represent any interest in the Collection Account or any other accounts maintained for the benefit of the Certificateholders or the benefits of Enhancement, if any, to be provided by an Enhancement Provider issued with respect to any Series, except as specifically provided in this Article IV.

     (c) Administration of the Collection Account. At the written direction of the Servicer, funds held in the Collection Account to be invested shall be invested by the Trustee in Permitted Investments selected by the Servicer. All such Permitted Investments shall be held by the Trustee for the benefit of the Investor Certificateholders. Investments of funds representing Collections collected during any Monthly Period shall be invested in Permitted Investments that will mature so that such funds will be available by the close of business on the Business Day preceding the Distribution Date next succeeding such Monthly Period. Any funds held in the Collection Account to be so invested shall be invested solely in Permitted Investments. All Permitted Investments shall be held to maturity. The Trustee shall maintain possession of the negotiable instruments or securities, if any, evidencing such Permitted Investments. For purposes of determining the availability of funds or balances in the Collection Account, all investment earnings on such funds shall be deemed not to be available or on deposit until actually credited to such account. On each Distribution Date, all interest and other investment earnings (net of losses and investment expenses) on funds held in the Collection Account shall be paid to the Holder of the Exchangeable Transferor Certificate. The Transferor at its option may direct the Servicer's investment of funds pursuant to this Section 4.1(c).

     (d) Allocations For the Exchangeable Transferor Certificate. Throughout the existence of the Trust, the Servicer shall allocate to the Holder of the Exchangeable Transferor Certificate an amount equal to the product of (A) the Transferor Percentage and (B) the aggregate amount of Collections allocated to Principal Receivables and Finance Charge Receivables, respectively, in respect of each Monthly Period. Notwithstanding anything to the contrary in Section 4.1, unless specified in any Supplement, the Servicer need not deposit this amount, or any other amounts so allocated to the Exchangeable Transferor Certificate pursuant to any Supplement, into the Collection Account and shall pay such amounts as collected to the Holder of the Exchangeable Transferor Certificate.

     (e) Allocation of Collections Between Collections of Principal Receivables and Collections of Finance Charge Receivables. Collections of Receivables (other than Recoveries) for any day during a Monthly Period shall be allocated first to Finance Charge Receivables in an amount equal to the sum of (i) the amount of Finance Charge Receivables billed during the prior Monthly Period and
(ii) the amount of Finance Charge Receivables for prior Monthly Periods which were not covered by Collections on Receivables (other than Recoveries) allocated to Receivables for such Monthly Periods. The balance of Collections of Receivables for such day shall be allocated to Principal Receivables. If the Servicer shall at any time be able to determine the actual amount of Collections processed on any day which are Collections of Finance Charge Receivables, Collections of Principal Receivables and Recoveries, the Servicer, upon ten (10) days notice to the Trustee, the Transferor (if the Servicer is not then the Transferor) and each Rating Agency, may at its option henceforth allocate Collections received on each day in accordance with the actual amount of Collections of Finance Charge Receivables (other than Recoveries), Collections of Principal Receivables and Recoveries collected on such day.

     (f) Collections. The Servicer will apply all Collections with respect to the Receivables for each Monthly Period as described in this Article IV and each Supplement. Except as otherwise provided herein or in the applicable Supplement, the Servicer shall deposit Collections into the Collection Account no later than the second Business Day following the Date of Processing of such Collections. Subject to the express terms of any Supplement, but notwithstanding anything else in this Agreement to the contrary, for so long as, and only so long as, the Company or an Affiliate of the Company shall be the Servicer hereunder and no Pay Out Event relating to a Servicer Default shall have occurred and be continuing, and either (i) the Company or such Affiliate shall maintain a short-term debt or certificate of deposit rating (which may be an implied rating) of P-1 by Moody's and of A-1+ by Standard & Poor's, or (ii) Proffitt's, Inc. shall have obtained a written notification from each Rating Agency to the effect that such Rating Agency does not intend to downgrade or withdraw its then current rating of any outstanding Series of Investor Certificates despite the Servicer's inability to satisfy the rating requirement specified in clause (i), and for two Business Days following any reduction of either such rating or failure to satisfy the conditions of clause
(ii), the Servicer need not deposit Collections into the Collection Account or make payments to the holder of the Exchangeable Transferor Certificate prior to the close of business on the second Business Day following the Date of Processing, but rather may make a single deposit in the Collection Account in immediately available funds on the Business Day prior to each Distribution Date in an amount equal to the Collections with respect to the Monthly Period preceding such Distribution Date to the extent such amounts and Collections are allocated to one or more Series in accordance with Article IV. Collections shall not be required to be invested in Permitted Investments until such time as they are deposited into the Collection Account. The Servicer shall promptly notify the Trustee of any downgrade or withdrawal of its short-term credit or certificate of deposit rating or, if an Affiliate of Proffitt's, Inc. is acting as Servicer hereunder, of any such downgrade or withdrawal of any such rating of such Affiliate.

     Should the Servicer be required to make daily deposits of Collections into the Collection Account pursuant to this subsection, during any Amortization Period, the Servicer may, subject to the provisions of the applicable Supplement, cease depositing Collections of Principal Receivables received in any Monthly Period and allocable to a Series at such time as the amount of Collections of Principal Receivables allocable to such Series and deposited into the Collection Account equals the amount of principal scheduled or permitted to be paid on the next succeeding Distribution Date with respect to such Series. Collections of Principal Receivables allocable to such Series in excess of such amount shall be distributed, on a daily basis as they are collected, to the Transferor.

     (g) Excess Funding Account. The Servicer, for the benefit of the Certificateholders, shall establish and maintain or cause to be established and maintained in the name of the Trustee, on behalf of the Trust, with a Qualified Institution a segregated trust account, which may be a subaccount of the Collection Account, bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Investor Certificateholders (the "Excess Funding Account"). The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Excess Funding Account and in all proceeds thereof. The Excess Funding Account shall be under the sole dominion and control of the Trustee for the benefit of the Investor Certificateholder. If, at any time, the institution holding the Excess Funding Account is not the Trustee, or if another Person, such institution ceases to be a Qualified Institution, the Trustee (or the Servicer on its behalf) shall within five (5) Business Days of a Responsible Officer of the Trustee receiving written notice or having actual knowledge of such event establish a new Excess Funding Account meeting the conditions specified above with a Qualified Institution and shall transfer any cash and/or any investments to such new Excess Funding Account, and from the date such new Excess Funding Account is established, it shall be the "Excess Funding Account." The foregoing notwithstanding, pursuant to the authority granted to the Servicer in Section 3.1(b), the Servicer shall have the power, revocable by the Trustee, to make withdrawals and payments from the Excess Funding Account and to instruct the Trustee to make withdrawals and payments from the Excess Funding Account for the purposes of carrying out the Servicer's or the Trustee's duties hereunder.

     At the written direction of the Servicer, funds held in the Excess Funding Account to be invested shall be invested by the Trustee in Permitted Investments selected by the Servicer. All such Permitted Investments shall be held by the Trustee for the benefit of the Investor Certificateholders. The Trustee shall maintain for the benefit of the Investor Certificateholders possession of the negotiable instruments or securities, if any, evidencing such Permitted Investments. Funds held in the Excess Funding Account on any date (after giving effect to any withdrawals from the Excess Funding Account on such date) will be invested in Permitted Investments that will mature so that funds will be available at the close of business on the next Business Day following such date. On each Determination Date, the Servicer shall instruct the Trustee to withdraw on the next succeeding Distribution Date from the Excess Funding Account and deposit in the Collection Account all interest and other investment earnings (net of losses and investment expenses) on funds held in the Excess Funding Account, for application as Collections of Finance Charge Receivables with respect to the prior Monthly Period. Interest (including reinvested interest) and other investment income and earnings on funds held in the Excess Funding Account shall not be considered part of the Excess Funding Amount for purposes of this Agreement. On each Business Day (other than following a Pay Out Event), the Servicer shall determine the amount by which the Transferor Amount exceeds the Minimum Transferor Amount on such date and shall instruct the Trustee to withdraw such amount from the Excess Funding Account on such date and pay such amount to the holder of the Exchangeable Transferor Certificate. On each Determination Date on which one or more Series is in an Amortization Period, the Servicer shall determine the aggregate amount of Principal Shortfalls, if any, with respect to each such Series that is a Principal Sharing Series (after giving effect to the allocation and payment provisions in the Supplement with respect to each such Series on the next succeeding Distribution Date), and the Servicer shall instruct the Trustee to withdraw such amount (up to the Excess Funding Amount) from the Excess Funding Account on the next succeeding Distribution

Date and allocate such amount among each such Series as Shared Principal Collections as specified in each related Supplement to the extent needed to cover the principal payments due to or for the benefit of such Series.

     (h) Principal and Shared Principal Collections. Collections of Principal Receivables and certain other amounts for any Monthly Period allocated to any Series in a Group will be used first to cover certain amounts described in the related Series Supplements (including any required deposits into a Principal Account or required distributions to Certificateholders of such Series). For each Distribution Date, the Servicer will determine the amount of collections of Principal Receivables for any Monthly Period (plus certain other amounts required by the related Series Supplement) allocated to such Series remaining after covering such required deposits and distributions and any similar amount remaining for any other Series in such Group (collectively, "Shared Principal Collections"), and will allocate the Shared Principal Collections to cover any principal distributions to Certificateholders and deposits to Principal Accounts for any Series in such Group which are either scheduled or permitted and which have not been covered out of collections of Principal Receivables and certain other amounts for such Series, provided that the Series Supplement for such Series so provides ("Principal Shortfalls"). If Principal Shortfalls exceed Shared Principal Collections for any Monthly Period, Shared Principal Collections will be allocated pro rata among the Series in a Group entitled to the benefits thereof based on the respective Principal Shortfalls of such Series. To the extent that Shared Principal Collections exceed Principal Shortfalls, the balance will be distributed to the holder of the Exchangeable Transferor Certificate; provided, however, that (i) such Shared Principal Collections will be distributed to the holder of the Exchangeable Transferor Certificate only to the extent the Transferor Amount is greater than the Minimum Transferor Amount and (ii) in certain circumstances provided in the applicable Supplement, such Shared Principal Collections will be deposited in the Excess Funding Account. Any such reallocation of collections of Principal Receivables and other amounts will not result in a reduction in the Investor Amount of the Series to which such collections were initially allocated.

     (i) Shared Excess Finance Charge Collection. Collections of Finance Charge Receivables and certain other amounts allocable to any Series which is included in such Group in excess of the amounts necessary to make required payments with respect to such Series that are payable out of collections of Finance Charge Receivables ("Shared Excess Finance Charge Collections") will be applied to cover any shortfalls with respect to amounts payable from collections of Finance Charge Receivables allocable to any other Series included in such Group, pro rata based upon the amount of the shortfall, if any, with respect to each other Series in such Group, provided, however, that the sharing of Shared Excess Finance Charge Collections among Series in a Group will continue only until such time, if any, at which the Transferor shall deliver to the Trustee a certificate of an authorized officer to the effect that, in the reasonable belief of the Transferor or its counsel, the continued sharing of Shared Excess Finance Charge Collections among Series in any Group would have adverse regulatory implications with respect to the Transferor. Following the delivery by the Transferor of any such certificate to the Trustee there will not be any further sharing of Shared Excess Finance Charge Collections among the Series in a Group. In all cases, any Shared Excess Finance Charge Collections remaining after covering shortfalls with respect to all outstanding Series in a Group will be paid to the holder of the Exchangeable Transferor Certificate.

     On each Distribution Date, (i) the Servicer shall allocate Shared Excess Finance Charge Collections with respect to the Series in a Group to each Series in such Group, pro rata, in proportion to the Finance Charge Shortfalls, if any, with respect to each such Series and (ii) the Servicer shall withdraw (or shall instruct the Trustee to withdraw) from the Collection Account and pay to the holder of the Exchangeable Transferor Certificate an amount equal to the excess, if any, of (x) the aggregate amount of Shared Excess Finance Charge Collections for all such Series for such Distribution Date over (y) the aggregate amount of Finance Charge Shortfalls for all such Series for such Distribution Date.

     (j) Net Deposits. For so long as Proffitt's, Inc. or an Affiliate of Proffitt's, Inc. shall be the Servicer hereunder and a Servicer Default shall not have occurred and be continuing, the Servicer may make deposits into the Collection Account or the Excess Funding Account on any date net of amounts payable as of such date to the Transferor or the Servicer from amounts held in the Collection Account or the Excess Funding Account, it being understood that the Investor Monthly Servicing Fee with respect to any Series shall be payable to the Servicer only in accordance with the provisions specified in the related Supplement and that the foregoing shall in no event increase the amount payable to the Transferor or the Servicer hereunder or pursuant to any Supplement.

                    [THE REMAINDER OF ARTICLE IV IS RESERVED
                     AND MAY BE SPECIFIED IN ANY SUPPLEMENT
                          WITH RESPECT TO ANY SERIES]

                                   ARTICLE V

                  [ARTICLE V IS RESERVED AND MAY BE SPECIFIED
                 IN ANY SUPPLEMENT WITH RESPECT TO ANY SERIES]

                                   ARTICLE VI

                                THE CERTIFICATES

     SECTION 6.1 THE CERTIFICATES. Subject to Sections 6.10 and 6.11, the Investor Certificates of each Series and any class thereof may be issued in bearer form (the "Bearer Certificates") with attached interest coupons and a special coupon (collectively, the "Coupons") or in fully registered form (the "Registered Certificates"), and shall be substantially in the form of the exhibits with respect thereto attached to the applicable Supplement. The Exchangeable Transferor Certificate shall be substantially in the form of Exhibit A. The Investor Certificates and the Exchangeable Transferor Certificate shall, upon issue pursuant hereto or to
Section 6.9 or Section 6.11, be executed and delivered by the Transferor (or the Trustee on behalf of the Trust, if specified in the applicable Supplement) to the Trustee for authentication and redelivery as provided in Section 6.2. Any Investor Certificates shall be issued in minimum denominations of $1,000 and in integral multiples of $1,000 in excess thereof, unless otherwise specified in any Supplement. If specified in the related Supplement for any Series, the Investor Certificates shall be issued upon initial issuance as a single certificate in an original principal amount equal to the Initial Investor Amount as described in Section 6.10. The Exchangeable Transferor Certificate may also be issued in two or more certificates. Each Certificate executed by the Transferor shall be executed by manual or facsimile signature on behalf of the Transferor by its President, any Executive Vice President, Senior Vice President or the Treasurer. Certificates bearing the manual or facsimile signature of the individual who was, at the time when such signature was affixed, authorized to sign on behalf of the Transferor or the Trustee shall not be rendered invalid, notwithstanding that such individual has ceased to be so authorized prior to the authentication and delivery of such Certificates or does not hold such office at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement or any applicable Supplement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by or on behalf of the Trustee by the manual signature of a Responsible Officer, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication, except Bearer Certificates which shall be dated the Issuance Date.

     SECTION 6.2 AUTHENTICATION OF CERTIFICATES. Contemporaneously with the assignment and transfer of the Receivables and the other property to the Trust, the Trustee shall authenticate and deliver the initial Series of Investor Certificates upon the order of the Transferor, to the Persons designated in the related Supplement. The Trustee shall authenticate and deliver the Exchangeable Transferor Certificate to the Transferor simultaneously with its delivery of the initial Series of Investor Certificates. Upon an Exchange as provided in
Section 6.9 of the Agreement and the satisfaction of the conditions specified therein, the Trustee shall authenticate and deliver the Investor Certificates of additional Series (with the designation provided in the applicable Supplement), upon the order of the Transferor, to the Persons designated in such Supplement. Upon the order of the Transferor, the Certificates of any Series shall be duly authenticated by or on behalf of the Trustee, in authorized denominations equal to (in the aggregate) the Initial Investor Amount of such Series of Investor Certificates. If specified in the related Supplement for any Series, the Trustee shall authenticate and deliver outside the United States the Global Certificate that is issued upon original issuance thereof, upon the written order of the Transferor, to the Common Depositary as provided in Section 6.10 against payment of the purchase price therefor. If specified in the related Supplement for any Series, the Trustee shall authenticate Book-Entry Certificates that are issued upon original issuance thereof, upon the written order of the Transferor, to a Clearing Agency or its nominee as provided in Section 6.11 against payment of the purchase price therefor.

     SECTION 6.3 REGISTRATION OF TRANSFER AND EXCHANGE OF CERTIFICATES.

     (a) The Trustee shall cause to be kept at the office or agency to be maintained by a transfer agent and registrar (which initially shall be the Trustee) (the "Transfer Agent and Registrar") in accordance with the provisions of Section 6.3(c) a register (the "Certificate Register") in which, subject to such reasonable regulations as it may prescribe, the Transfer Agent and Registrar shall provide for the registration of the Registered Certificates and of transfers and exchanges of the Registered Certificates as herein provided. The Trustee is hereby initially appointed Transfer Agent and Registrar for the purpose of registering the Registered Certificates and transfers and exchanges of the Registered Certificates as herein provided. The Trustee shall be permitted to resign as Transfer Agent and Registrar upon 30 days' prior written notice to the Transferor and the Servicer, provided, however, that such resignation shall not be effective and the Trustee shall continue to perform the duties of Transfer Agent and Registrar until the Transferor has appointed a successor Transfer Agent and Registrar acceptable to the Transferor and the Trustee. If specified in the related Supplement for any Series of Certificates, the Transferor shall appoint any co-transfer agent and co-registrar chosen by the Transferor, and acceptable to the Trustee, including, if and so long as the Registered Certificates are listed on the Luxembourg Stock Exchange or other stock exchange and such exchange shall so require, a co-transfer agent and co-registrar in Luxembourg or the location required by such other stock exchange. If specified in such related Supplement, so long as the Registered Certificates relating to such Supplement are outstanding, the Transferor shall maintain a co-transfer agent and co-registrar in New York City or any other city designated in such Supplement and any reference in this Agreement to the Transfer Agent and Registrar shall include any co-transfer agent and co-registrar unless the context requires otherwise.

     Upon surrender for registration of transfer of any Registered Certificate at any office or agency of the Transfer Agent and Registrar maintained for such purpose, the Transferor (or the Trustee on behalf of the Trust, if specified in the applicable Supplement) shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee, one or more new Registered Certificates in authorized denominations of the same Series representing like aggregate Undivided Interests in the Trust; provided, however, that the provisions of this paragraph shall not apply to Bearer Certificates.

     At the option of any Holder thereof, Registered Certificates may be exchanged for other Registered Certificates of the same class and Series in authorized denominations of like aggregate Undivided Interests in the Trust, upon surrender of the Registered Certificates to be exchanged at any office or agency of the Transfer Agent and Registrar maintained for such purpose. At the option of any Holder thereof, subject to applicable laws and regulations, Bearer Certificates may be exchanged for other Bearer Certificates or Registered Certificates of the same class and Series in authorized denominations of like aggregate Undivided Interests in the Trust, upon surrender of the Bearer Certificates to be exchanged at an office or agency of the Transfer Agent and Registrar located outside the United States. Each Bearer Certificate surrendered pursuant to this Section 6.3 shall have attached thereto all unmatured Coupons, provided that any Bearer Certificate so surrendered after the close of business on the Record Date preceding the relevant Distribution Date after the related Series Termination Date need not have attached the Coupon relating to such Distribution Date. No Registered Certificates may be exchanged for a Bearer Certificate.

     The preceding provisions of this Section 6.3(a) notwithstanding, the Trustee or the Transfer Agent and Registrar, as the case may be, shall not be required to register the transfer or exchange of any Certificate of any Series for a period of 15 days preceding the due date for any payment with respect to the Certificates of such Series.

     Whenever any Investor Certificates of any Series are surrendered for exchange, the Transferor (or the Trustee on behalf of the Trust, if specified in the applicable Supplement) shall execute, and the Trustee shall authenticate and the Transfer Agent and Registrar shall deliver (in the case of Bearer Certificates, outside the United States), the Investor Certificates of such Series which the Certificateholder making the exchange is entitled to receive. Every Investor Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in a form satisfactory to the Trustee and the Transfer Agent and Registrar duly executed by the Certificateholder thereof or his attorney duly authorized in writing.

     Except as provided in any Supplement, no service charge shall be made for any registration of transfer or exchange of Investor Certificates, but the Transfer Agent and Registrar and the Trustee or any co-transfer agent and co-registrar or co-trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Investor Certificates.

     All Investor Certificates (together with any Coupons attached to Bearer Certificates) surrendered for registration of transfer or exchange shall be canceled by the Transfer Agent and Registrar and disposed of in a manner satisfactory to the Trustee and the Transferor. The Trustee shall cancel and mutilate the Global Certificate upon its exchange in full for Definitive Certificates and shall deliver such canceled and mutilated Global Certificate to the Transferor. The Trustee shall also forward to the Transferor a copy of each certificate of each Foreign Clearing Agency to the effect referred to in
Section 6.10 which was received by the Trustee with respect to each portion of the Global Certificate exchanged for Definitive Certificates.

     The Transferor shall execute and deliver to the Trustee or the Transfer Agent and Registrar, as applicable, Bearer Certificates and Registered Certificates in such amounts and at such times as are necessary to enable the Trustee to fulfill its responsibilities under this Agreement and the Certificates.

     (b) Except as provided in Sections 6.9 and 7.2 or in any Supplement, the Transferor's interest in the Exchangeable Transferor Certificate and other amounts payable to the Transferor pursuant to this Agreement shall not be sold, transferred, assigned, exchanged, pledged, participated or otherwise conveyed, unless (i) the Servicer has delivered to the Trustee an Officer's Certificate stating that such sale, transfer, assignment, exchange, pledge, participation or conveyance will not, while any Series of Certificates remains outstanding, reduce the Transferor's retained interest in the Exchangeable Transferor Certificate below the Minimum Transferor Interest Percentage and (ii) prior to such sale, transfer, assignment, exchange, pledge, participation or conveyance, the Rating Agency Condition is satisfied and (iii) the Trustee receives prior thereto an Opinion of Counsel to the effect that (x) the conveyed interest in the Exchangeable Transferor Certificate will be treated as either debt or an interest in a partnership for Federal income tax purposes and that the conveyance of such interest will not cause the Trust to be characterized for Federal income tax purposes as an association taxable as a corporation or otherwise have any material adverse impact on the Federal or applicable state income taxation of any outstanding Series of Investor Certificates or any Certificate Owner and (y) such transfer will not cause a taxable event for Federal income tax purposes to any Investor Certificateholder.

     (c) The Transfer Agent and Registrar will maintain at its expense in the Borough of Manhattan, the City of New York (and, if specified in the related Supplement for any Series, Luxembourg (or subject to Section 6.3(a) any other city designated in such Supplement)), an office or offices or agency or agencies where Investor Certificates may be surrendered for registration of transfer or exchange (except that Bearer Certificates may not be surrendered for exchange at any such office or agency in the United States).

     (d) Unless otherwise provided in any related Supplement, registration of transfer of Registered Certificates containing a legend relating to the restrictions on transfer of such Registered Certificates (which legend shall be set forth in the Supplement relating to such Investor Certificates) shall be effected only if:

           (i) (a) the sale is of at least U.S. $500,000 principal amount of such Certificates and (b) a letter from the purchaser satisfactory to counsel to the Servicer is executed and received; or

           (ii)(a) the Registered Certificates are transferred in compliance with Rule 144 (or any amendment thereto) or Rule 144A (or any amendment thereto) under the 1933 Act, and (b) a letter from the purchaser satisfactory to counsel to the Servicer is executed and received; or

           (iii) the Registered Certificates are sold or otherwise transferred in any other transaction that does not require registration under the 1933 Act, and, if the Transferor, the Servicer, the Trustee or the Transfer Agent and Registrar so request, an Opinion of Counsel satisfactory to it or them, in form and substance satisfactory to it or them, is furnished to such effect.

     Registered Certificates issued upon registration of transfer of, or Registered Certificates issued in exchange for, Registered Certificates bearing the legend referred to above shall also bear such legend unless the Transferor, the Servicer, the Trustee and the Transfer Agent and Registrar receive an Opinion of Counsel satisfactory to each of them, to the effect that such legend may be removed.

     Whenever a Registered Certificate containing the legend set forth in the related Supplement is presented to the Transfer Agent and Registrar for registration of transfer, the Transfer Agent and Registrar shall promptly seek written instructions from the Servicer regarding such transfer. The Transfer Agent and Registrar and the Trustee shall be entitled to receive written instructions signed by a Servicing Officer prior to registering any such transfer or authenticating new Registered Certificates, as the case may be.
The Servicer hereby agrees to indemnify the Transfer Agent and Registrar and the Trustee and to hold each of them harmless against any loss, liability or expense incurred on their part and arising out of or in connection with actions taken or omitted by them in good faith and in the exercise of ordinary care in reliance on and in accordance with any such written instructions furnished pursuant to this Section 6.3(d).

     SECTION 6.4 MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES. If (a) any mutilated Certificate (together, in the case of Bearer Certificates, with all unmatured Coupons, if any, appertaining thereto) is surrendered to the Transfer Agent and Registrar, or the Transfer Agent and Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Transfer Agent and Registrar, the Trustee and the Transferor such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Transferor (or the Trustee on behalf of the Trust, if specified in the applicable Supplement) shall execute and the Trustee shall authenticate and the Transfer Agent and Registrar shall deliver (in the case of Bearer Certificates, outside the United States), in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and aggregate Undivided Interest, if applicable. In connection with the issuance of any new Certificate under this Section 6.4, the Trustee or the Transfer Agent and Registrar may require the payment by the Certificateholder of a sum sufficient to cover any tax or governmental charges (including those incurred by the Trustee or the Transfer Agent and Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section 6.4 shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found and presented at any time.

     SECTION 6.5 PERSONS DEEMED OWNERS. Prior to due presentation of a Certificate (other than a Bearer Certificate) for registration of transfer, the Trustee, the Paying Agent, the Transfer Agent and Registrar and any agent or representative of any of them may treat the person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Article IV and for all other purposes whatsoever, and neither the Trustee, the Paying Agent, the Transfer Agent and Registrar nor any agent or representative of any of them shall be affected by any notice to the contrary. In the case of a Bearer Certificate, the Trustee, the Paying Agent, the Transfer Agent and Registrar and any agent or representative of any of them may treat the bearer of a Bearer Certificate or Coupon as the owner of such Bearer Certificate or Coupon for the purpose of receiving distributions pursuant to Article IV and for all other purposes whatsoever, and neither the Trustee, the Paying Agent, the Transfer Agent and Registrar nor any agent or representative of any of them shall be affected by any notice to the contrary. Notwithstanding the foregoing provisions of this
Section 6.5, in determining whether the holders of the requisite Undivided Interests have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Certificates owned by the Transferor, the Servicer or any Affiliate thereof shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Certificates which the Trustee knows to be so owned shall be so disregarded. Certificates so owned which have been pledged in good faith shall not be disregarded and may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Certificates and that the pledgee is not the United States, the Transferor, the Servicer or an Affiliate thereof .

     SECTION 6.6 APPOINTMENT OF PAYING AGENT. The Paying Agent shall make distributions to Investor Certificateholders from the Collection Account (or any other account or accounts maintained for the benefit of Certificateholders as specified in the related Supplement for any Series) pursuant to Articles IV and V. Any Paying Agent shall have the revocable power to withdraw funds from the Collection Account (or any other account or accounts maintained for the benefit of Certificateholders as specified in the related Supplement for any Series) for the purpose of making the distributions referred to above. The Trustee (or the Servicer if the Trustee is the Paying Agent) may revoke such power and remove the Paying Agent if the Trustee (or the Servicer if the Trustee is the Paying Agent) determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Agreement in any material respect or for other good cause. The Paying Agent shall (unless otherwise specified in the related Supplement for any Series) initially be the Trustee and any co-paying agent chosen by the Transferor and acceptable to the Trustee, including, if and so long as any Series of Investor Certificates is listed on the Luxembourg Stock Exchange or other stock exchange and such exchange so requires, a co-paying agent in Luxembourg or the location of such other stock exchange. The Trustee shall be permitted to resign as Paying
Agent upon 30 days' prior written notice to the Servicer and the Transferor; provided, however, that such resignation shall not be effective and the Trustee shall continue to perform the duties of Paying Agent until the appointment of a successor Paying Agent, pursuant to this Section 6.6. The Transferor shall notify the Rating Agencies and the Trustee (if it is not then serving as the Paying Agent) of any resignation or replacement of the Paying Agent. In the event that the Trustee shall no longer be the Paying Agent, the Transferor shall appoint a successor to act as Paying Agent and such successor shall be acceptable to the Trustee. The Trustee shall cause the initial Paying Agent (unless the initial Paying Agent is the Trustee) and each successor Paying Agent or any additional Paying Agent appointed by the Transferor to execute and deliver to the Trustee an instrument in which such initial or successor Paying Agent or additional Paying Agent shall agree with the Trustee that, as Paying Agent, such initial or successor Paying Agent or additional Paying Agent will hold all sums, if any, held by it for payment to the Investor Certificateholders in trust for the benefit of the Investor Certificateholders entitled thereto until such sums shall be paid to such Certificateholders. The Paying Agent shall return all unclaimed funds to the Trustee and upon removal of a Paying Agent shall also return all funds in its possession to the Trustee. The provisions of Sections 11.1, 11.2 and 11.3 shall apply to the Trustee also in its role as Paying Agent, for so long as the Trustee shall act as Paying Agent. Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

     If specified in the related Supplement for any Series, so long as the Investor Certificates of such Series are outstanding and such Investor Certificates are held by the related Certificate Owners as Definitive Certificates (for Registered Certificates not held in book-entry form, the Transferor shall, if the Paying Agent is not located in New York City, appoint a co-paying agent in New York City acceptable to the Trustee or any other city designated in such Supplement which, if and so long as any Series of Investor Certificates is listed on the Luxembourg Stock Exchange or other stock exchange and such exchange so requires, shall be in Luxembourg or such other locations required by such other stock exchange.

     SECTION 6.7 ACCESS TO LIST OF CERTIFICATEHOLDERS' NAMES AND ADDRESSES.
The Trustee will furnish or cause to be furnished by the Transfer Agent and Registrar to the Servicer or the Paying Agent (or any agent thereof), within five Business Days after receipt by the Trustee of a request therefor from the Servicer or the Paying Agent, respectively, in writing, a list in the form maintained by the Trustee, of the names and addresses of the Investor Certificateholders (other than Bearer Certificateholders). If Holders representing Undivided Interests in the Trust aggregating not less than 10% of the Investor Amount of the Investor Certificates of such Series (the "Applicants") apply in writing to the Trustee, and such application states that the Applicants desire to communicate with other Investor Certificateholders of such Series with respect to their rights under this Agreement or under the Investor Certificates and is accompanied by a copy of the communication which such Applicants propose to transmit, then the Trustee, after having been adequately indemnified by such Applicants for its costs and expenses, and having given the Servicer notice that such request has been made together with copies of such applications and proposed communications to Investor Certificateholders, shall afford or shall cause the Transfer Agent and Registrar to afford such Applicants access during normal business hours to the most recent list of Investor Certificateholders (other than Bearer Certificateholders) held by the Trustee, or shall mail or cause to be mailed such list within five Business Days after the receipt of such application. Such list shall be as of a date no more than 45 days prior to the date of receipt of such Applicants' request.

     Every Certificateholder, by receiving and holding a Certificate agrees with the Trustee that none of the Trustee, the Transfer Agent and Registrar, the Transferor, the Servicer or the Sellers, nor any of their respective agents or representatives shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Investor Certificateholders (other than Bearer Certificateholders) hereunder, regardless of the sources from which such information was derived.

     SECTION 6.8 AUTHENTICATING AGENT.

     (a) The Trustee may appoint one or more authenticating agents with respect to the Certificates which shall be authorized to act on behalf of the Trustee in authenticating the Certificates in connection with the issuance, delivery, registration of transfer, exchange or repayment of the Certificates. Whenever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an authenticating agent and a certificate of authentication executed on behalf of the Trustee by an authenticating agent. Each authenticating agent must be reasonably acceptable to the Transferor.

     (b) Any institution succeeding to the corporate agency business of an authenticating agent shall continue to be an authenticating agent without the execution or filing of any paper or any further act on the part of the Trustee or such authenticating agent.

     (c) An authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Transferor. The Trustee may at any time terminate the agency of an authenticating agent by giving notice of termination to such authenticating agent and to the Transferor. Upon receiving such a notice of resignation or upon such a termination, or in case at any time an authenticating agent shall cease to be acceptable to the Trustee or the Transferor, the Trustee promptly may appoint a successor authenticating agent. Any successor authenticating agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an authenticating agent. No successor authenticating agent shall be appointed unless acceptable to the Trustee and the Transferor.

     (d) The Trustee agrees to pay from its own funds, on behalf of the Trust, to each authenticating agent from time to time reasonable compensation for its services under this Section 6.8.

     (e) The provisions of Sections 11.1, 11.2 and 11.3 shall be applicable to any authenticating agent.

     (f) Pursuant to an appointment made under this Section 6.8, the Certificates may have endorsed thereon, in lieu of the Trustee's certificate of authentication, an alternate certificate of authentication in substantially the following form:

           "This is one of the Certificates described in the Master Pooling and Servicing Agreement.



                                        -----------------------
                                        as Authenticating Agent
                                        for the Trustee,


                                        By:
                                           --------------------
                                           Authorized Officer"

     SECTION 6.9 TENDER OF EXCHANGEABLE TRANSFEROR CERTIFICATE.

     (a) The Transferor and the Trustee may at any time and from time to time enter into one or more Supplements for the purpose of authorizing the issuance by the Trust to the Transferor, one or more Series of Investor Certificates. Upon any Exchange, the Trustee shall issue to the Transferor under Section 6.1 for execution (unless the Trustee is to execute such Series on behalf of the Trust, as specified in the applicable Supplement) and redelivery to the Trustee for authentication under Section 6.2 one or more new Series of Investor Certificates. Any such Series of Investor Certificates shall be substantially in the form specified in the applicable Supplement and shall bear, upon its face, the designation for such Series to which it belongs so selected by the Transferor. Except as specified in the Supplement for any Series as to differing treatment of the Investor Certificates within such Series, all Investor Certificates of any Series shall be equally and ratably entitled as provided herein to the benefits hereof without preference, priority or distinction on account of the actual time or times of authentication and delivery, all in accordance with the terms and provisions of this Agreement and the applicable Supplement.

     (b) The Holder of the Exchangeable Transferor Certificate may tender the Exchangeable Transferor Certificate to the Trustee in exchange for (i) one or more newly issued Series of Investor Certificates and (ii) a reissued Exchangeable Transferor Certificate (any such tender an "Exchange"). The Transferor may perform an Exchange by notifying the Trustee, in writing at least three (3) days in advance (an "Exchange Notice") of the date upon which the Exchange is to occur (an "Exchange Date"). Any Exchange Notice shall state the designation of any Series to be issued on the Exchange

Date and, with respect to each such Series: (x) its Initial Investor Amount (or the method for calculating such Initial Investor Amount), if any, which, in the aggregate, at any time, may not be greater than the current principal amount of the Exchangeable Transferor Certificate less the product of the Minimum Transferor Interest Percentage and the Aggregate Principal Receivables at such time, and (y) its Certificate Rate (or the method for allocating interest payments or other cash flows to such Series), if any and (z) the applicable Enhancement, if any, for such Investor Certificates. On the Exchange Date, the Trustee shall authenticate and deliver any such Series only upon delivery to it of the following: (A) a Supplement in form satisfactory to the Trustee executed by the Transferor and specifying the Principal Terms of such Series, (B) the applicable Enhancement, if any, (C) an Opinion of Counsel to the effect that, unless otherwise specified in the related Supplement, the newly issued Series of Investor Certificates will be characterized as either indebtedness or an interest in a partnership under existing law for Federal income tax purposes and that the issuance of the newly issued Series of Investor Certificates will not have any material adverse effect on the Federal income tax characterization of any outstanding Series of Investor Certificates that have been the subject of a previous opinion of tax counsel or result in the Trust being taxable as an association for Federal or applicable state tax purposes (such opinion, a "Tax Opinion"), (D) an agreement, if any, pursuant to which the Enhancement Provider agrees to provide Enhancement, (E) written confirmation from each Rating Agency that the Exchange will satisfy the Rating Agency Condition and (F) the existing Exchangeable Transferor Certificate, together with a written certification from the Transferor that the Transferor Amount is at least equal to the Minimum Transferor Amount. Upon satisfaction of such conditions, the Trustee shall cancel the existing Exchangeable Transferor Certificate and issue, as provided above, such Series of Investor Certificates and new Exchangeable Transferor Certificate, dated the Exchange Date.

     (c) In conjunction with an Exchange, the parties hereto shall execute a Supplement, which shall specify the relevant terms with respect to any Series of Investor Certificates, which may include, without limitation: (i) its name or designation, (ii) an Initial Investor Amount or the method of calculating the Initial Investor Amount, (iii) a Certificate Rate or Certificate Rates (or formula for the determination thereof), (iv) the rights of the Holder of the Exchangeable Transferor Certificate that have been transferred to the Holders of such Series pursuant to such Exchange, (v) the interest payment date or dates and the date or dates from which interest shall accrue, (vi) the method of allocating Collections of Principal Receivables for such Series and, if applicable, with respect to other Series and the method by which the principal amount of Investor Certificates of such Series shall amortize or accrete and the method for allocating Collections of Finance Charge Receivables and Receivables in Defaulted Accounts, (vii) the names of any accounts to be used by such Series and the terms governing the operation of any such account, (viii) the Servicing Fee Percentage, (ix) the Minimum Transferor Interest Percentage, (x) the Minimum Aggregate Principal Receivables, (xi) the Series Termination Date, (xii) the terms of Enhancement, if any, (xiii) the Enhancement Provider, if any, (xiv) the base rate, if any, (xv) the Repurchase Terms or the terms on which the Certificates of such Series may be remarketed to other investors, (xvi) any deposit into any account provided for such Series, (xvii) the number of classes of such Series, and if more than one class, the rights and priorities of each such class, (xviii) the extent to which the Investor Certificates will be issuable in temporary or permanent global form, and in such case, the depository for such global certificate or certificates, the terms and conditions, if any, upon which such global certificate may be exchanged in whole or in part for Definitive Certificates, and the manner in which any interest payable on a temporary or global certificate will be paid, (xix) whether the Certificates may be issued in bearer form and any limitations imposed thereon and provisions relating to compliance with applicable laws and rules for bearer instruments, (xx) the priority of any Series with respect to any other Series, and (xxi) any other relevant terms of such Series (all such terms, the "Principal Terms" of such Series). The terms of such Supplement may modify or amend the terms of this Agreement solely as applied to such new Series. If on the date of the issuance of such Series, there is issued and outstanding no Series of Investor Certificates which is currently rated by a Rating Agency, then as a condition to such Exchange, a nationally recognized investment banking firm or commercial bank (which may include NationsBanc Capital Markets, Inc.) shall also deliver to the Trustee an opinion stating, in substance, that the Exchange will not have an adverse effect on the timing or distribution of payments to such other Series of Investor Certificates then issued and outstanding.

     (d) The creation or sale of any additional interest in the Trust or the Receivables, whether or not designated as an Exchange (including, but not limited to, the receipt by the Trust or the Transferor of the proceeds of any loan or additional loan provided by an Enhancement Provider) shall require the delivery of a Tax Opinion with respect to such interest.

     SECTION 6.10 GLOBAL CERTIFICATE; EURO-CERTIFICATE EXCHANGE DATE.

     (a) If specified in the related Supplement for any Series, the Investor Certificates may be initially issued in the form of a single temporary Global Certificate (the "Global Certificate") in bearer form, without interest coupons, in the denomination of the Initial Investor Amount and substantially in the form attached to the applicable Supplement. Unless otherwise specified in the applicable Supplement, the provisions of this Section 6.10 shall apply to such Global Certificate. The Global Certificate will be authenticated by the Trustee upon the same conditions, in substantially the same manner and with the same effect as the Definitive Certificates. The Global Certificate may be exchanged as described in this Section 6.10 or in the applicable Supplement for Bearer Certificates and/or Registered Certificates in definitive form (the "Definitive Euro-Certificates"). Notwithstanding the foregoing, no Certificates shall be issued in bearer form unless the Transferor has determined, and delivers an Opinion of Counsel to the Trustee substantially to the effect that, the terms and procedures governing issuance and transfer of such Certificates result in favorable treatment to Investor Certificateholders under the Bearer Rules.

     (b) The Manager shall, upon its determination of the date of completion of the distribution of the Certificates, so advise the Trustee, the Transferor, the Common

Depositary, and each Foreign Clearing Agency in writing forthwith. Without unnecessary delay, but prior to the Euro-Certificate Exchange Date, the Transferor will execute and deliver to the Trustee at its office or to the Trustee's designated agent outside the United States definitive Bearer Certificates in an aggregate principal amount equal to the Initial Investor Amount. All Bearer Certificates so issued and delivered will have Coupons attached. The Global Certificate may be exchanged for an equal aggregate principal amount of Definitive Euro-Certificates only on or after the Euro-Certificate Exchange Date. A United States institutional investor will be required to deliver to the Transferor, the Trustee and the Manager at the time of its purchase of Registered Certificates a signed certificate substantially in the form attached to the Supplement for the related Series. Upon any demand for exchange for Definitive Certificates in accordance with this paragraph, the Transferor shall cause the Trustee to authenticate and deliver the Definitive Certificates to the Holder (x) outside the United States, in the case of Bearer Certificates, and (y) according to the instructions of the Holder, in the case of Registered Certificates, but only upon presentation to the Trustee of a written statement substantially in the form attached to the Supplement for the related Series with respect to the Global Certificate or portion thereof being exchanged signed by a Foreign Clearing Agency, to the effect that it has received in writing or by tested telex a certification substantially in the form of the certificate attached to the Supplement for the related Series, such certificate being dated no earlier than 15 days prior to the Euro-Certificate Exchange Date and signed by or on behalf of the person appearing in the records of a Foreign Clearing Agency as the beneficial owner of the Global Certificate or portion thereof being exchanged. Upon receipt of such certification, the Trustee shall cause the Global Certificate to be endorsed in accordance with paragraph (d) below. Unless otherwise provided in the applicable Supplement, any exchange as provided in this Section 6.10(b) shall be made free of charge to the holders and the beneficial owners of the Global Certificate and to the beneficial owners of the Definitive Euro-Certificates issued in exchange, except that a person receiving Definitive Euro-Certificates must bear the cost of insurance, postage, transportation and the like in the event that such person does not receive such Definitive Euro-Certificates in person at the offices of a Foreign Clearing Agency.

     (c) The delivery to the Trustee by a Foreign Clearing Agency of any written statement referred to above may be relied upon by the Transferor and the Trustee as conclusive evidence that a corresponding certification or certifications has or have been delivered to such Foreign Clearing Agency, pursuant to the terms of this Agreement.

     (d) Upon any such exchange of all or a portion of the Global Certificate for a Definitive Euro-Certificate or Certificates, such Global Certificate shall be endorsed by or on behalf of the Trustee to reflect the reduction of its principal amount by an amount equal to the aggregate principal amount of such Definitive Euro-Certificate or Certificates. Until so exchanged in full, such Global Certificate shall in all respects be entitled to the same benefits under this Agreement as Definitive Euro-Certificates authenticated and delivered hereunder, except that the beneficial owners of such Global Certificate shall not be entitled to receive payments of interest on the Certificates until they have exchanged their beneficial interests in such Global Certificate for Definitive Euro-Certificates.

           SECTION 6.11 BOOK-ENTRY CERTIFICATES. Unless otherwise provided in any related Supplement, the Investor Certificates, upon original issuance, will be issued in the form of the requisite number of typewritten Certificates representing the Book-Entry Certificates, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Transferor. The Investor Certificates shall initially be registered on the Certificate Register in the name of Cede, the nominee of the Clearing Agency, and no Certificate Owner will receive a definitive certificate representing such Certificate Owner's interest in the Investor Certificates, except as provided in Section 6.13. Unless and until definitive, fully registered Investor Certificates (the "Definitive Certificates") have been issued to Certificate Owners pursuant to Section 6.13:

           (i) the provision of this Section 6.11 shall be in full force and effect;

           (ii) the Transferor, the Servicer, the Paying Agent, the Transfer Agent and Registrar and the Trustee may deal with the Clearing Agency for all purposes (including the making of distributions on the Investor Certificates) as the authorized representatives of the Certificate Owners;

           (iii) to the extent that the provisions of this Section 6.11 conflict with any other provisions of this Agreement, the provisions of this Section 6.11 shall control;

           (iv) the rights of Certificate Owners shall be exercised only through the Clearing Agency and the Clearing Agency Participants and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency and/or the Clearing Agency Participants. Pursuant to the Depository Agreement, unless and until Definitive Certificates are issued pursuant to Section 6.13, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Investor Certificates to such Clearing Agency Participants; and

           (v) whenever this Agreement requires or permits actions to be taken based upon instructions or directions of a specified percentage of the Investor Amount of any or all Series of Certificates outstanding, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Certificate Owners and/or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in Investor Certificates.

     SECTION 6.12 NOTICES TO CLEARING AGENCY. Whenever notice or other communication to the Investor Certificateholders is required under this Agreement, unless and until Definitive Certificates shall have been issued to Certificate Owners pursuant to Section 6.13, the Trustee, the Servicer and the Paying Agent shall give all such notices and communications specified herein to be given to Holders of the Investor Certificates to the Clearing Agencies.

     SECTION 6.13 DEFINITIVE CERTIFICATES. If Book-Entry Certificates have been issued pursuant to Section 6.11 and if (i)(A) the Transferor advises the Trustee in writing that the Clearing Agency is no longer willing or able to discharge properly its responsibilities under the Depository Agreement, and (B) the Trustee or the Transferor is unable to locate a qualified successor (which successor must be treated as maintaining a book-entry system within the meaning of Section 163(f)(3) of the Code), (ii) the Transferor at its option, advises the Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency with respect to the Certificates or (iii) after the occurrence of a Servicer Default, Certificate Owners representing beneficial interests aggregating more than 50% of the Investor Amount of any Series advise the Trustee and the Clearing Agency through the Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Certificate Owners, the Trustee shall notify the Certificate Owners, through each applicable Clearing Agency, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Trustee of the Investor Certificates by the Clearing Agency, accompanied by registration instructions from the Clearing Agency for registration, the Trustee shall issue the Definitive Certificates. None of the Servicer, the Transferor, the Transfer Agent and Registrar nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates, all references herein to obligations imposed upon or to be performed by the Clearing Agency shall be deemed to be imposed upon and performed by the Trustee to the extent applicable with respect to such Definitive Certificates and the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

     SECTION 6.14 MEETINGS OF CERTIFICATEHOLDERS.

     (a) Unless not permitted by the Supplement for any Series issued in whole or in part in Bearer Certificates, the Transferor, the Servicer or the Trustee may at any time call a meeting of the Certificateholders of such Series or of all Series, to be held at such time and at such place as the Transferor, the Servicer or the Trustee, as the case may be, shall determine, for the purpose of approving a modification of or amendment to, or obtaining a waiver of, any covenant or condition set forth in this Agreement with respect to such Series or in the Certificates of such Series, subject to Section 13.1. References in this Section 6.14 to Certificateholders shall be deemed to refer to the Exchangeable Transferor Certificates and only those Series of Investor Certificates for which this Section 6.14 is applicable. Notice of any meeting of Certificateholders, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given in accordance with Section 13.5 and at least once in an Authorized Newspaper and, if and for so long as the Certificates are listed on the Luxembourg Stock Exchange or other stock exchange and such exchange so requires, in a newspaper of general circulation in Luxembourg (which newspaper shall be printed in the English or French language and customarily published on each business day in Luxembourg) or the location required by such other stock exchange, the first publication to be not less than 20 nor more than 180 days prior to the date fixed for the meeting. To be entitled to vote at any meeting of Certificateholders, a person shall be (i) a Holder of one or more Certificates of the applicable Series or (ii) a person appointed by an instrument in writing as proxy by the Holder of one or more Certificates. The only Persons who shall be entitled to be present or to speak to any meeting of Certificateholders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Transferor, the Servicer and the Trustee and their respective counsels.

     (b) At a meeting of Investor Certificateholders, persons entitled to vote Investor Certificates evidencing Undivided Interests aggregating a majority of the Investor Amount of the applicable Series or all outstanding Series, as the case may be, shall constitute a quorum. No business shall be transacted in the absence of a quorum, unless a quorum is present when the meeting is called to order. In the absence of a quorum at any such meeting, the meeting may be adjourned for a period of not less than 10 days; in the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days; at the reconvening of any meeting further adjourned for lack of a quorum, the Persons entitled to vote at least 25% in Undivided Interest of the applicable Series or all outstanding Series, as the case may be, shall constitute a quorum for the taking of any action set forth in the notice of the original meeting. Notice of the reconvening of any adjourned meeting shall be given as provided above, except that such notice must be given not less than five (5) days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage of the aggregate principal amount of the outstanding Investor Certificates which shall constitute a quorum.

     (c) Any Certificateholder who has executed an instrument in writing appointing a person as proxy shall be deemed to be present for the purposes of determining a quorum and be deemed to have voted; provided that such Certificateholders shall be considered as present or voting only with respect to the matters covered by such instrument in writing. Subject to the provisions of Section 13.1, any resolution passed or decision taken at any meeting of Investor Certificateholder duly held in accordance with this Section
6.14 shall be binding on all the Investor Certificateholders whether or not present or represented at the meeting.

     (d) The holding of Bearer Certificates shall be proved by the production of such Bearer Certificates or by a certificate, satisfactory to the Servicer and the Trustee, executed by any bank, trust company or recognized securities dealer, wherever situated, satisfactory to the Servicer and the Trustee. Each such certificate shall be dated and shall state that on the date thereof a Bearer Certificate bearing a specified serial number was deposited with or exhibited to such bank, trust company or recognized securities dealer by the person named in such certificate. Any such certificate may be issued in respect of one or more Bearer Certificates specified therein. The holding by the person named in any such certificate of any Bearer Certificate specified therein shall be presumed to continue for a period of one year from the date of such certificate unless at the time of any determination of such holding (i) another certificate bearing a later date issued in respect of the same Bearer Certificate shall be produced, (ii) the Bearer Certificate specified in such certificate shall be produced by or certified by a bank, trust company or recognized securities dealer on behalf of some other person or (iii) the Bearer Certificate specified in such certificate shall have ceased to be outstanding. The appointment of any proxy shall be proved by having the signature of the person executing the proxy guaranteed by any bank, trust company or recognized securities dealer satisfactory to the Trustee. The holding of Registered Certificates shall be proved by the Certificate Register or by a certificate or certificates of the Transfer Agent and Registrar.

     (e) The Trustee shall appoint a temporary chairman of the meeting. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the holders of a majority in Undivided Interest of the Certificates of such Series represented at the meeting. No vote shall be cast or counted at any meeting in respect of any Certificate challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote except as a Certificateholder or proxy. Any meeting of Certificateholders duly called at which a quorum is present may be adjourned from time to time, and the meeting may be held as so adjourned without further notice.

     (f) The vote upon any resolution submitted to any meeting of Certificateholders shall be by written ballot on which shall be subscribed the signatures of the Certificateholders or proxies and on which shall be inscribed the serial number or numbers of the Certificates held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Certificateholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was published as provided above. The record shall be signed and verified by the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Servicer and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

                                 ARTICLE VII

                           OTHER MATTERS RELATING
                              TO THE TRANSFEROR

           SECTION 7.1 LIABILITY OF THE TRANSFEROR. The Transferor shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Transferor in such capacity herein.

           SECTION 7.2 MERGER OR CONSOLIDATION OF, OR ASSUMPTION OF THE
OBLIGATIONS OF, THE TRANSFEROR.   The Transferor shall not consolidate with or
merge into any other business entity or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

           (i) the entity formed by such consolidation or into which the Transferor is merged or the Person which acquires by conveyance or transfer the properties and assets of the Transferor substantially as an entirety shall be organized and existing under the laws of the United States of America or any State or the District of Columbia, a national banking association or a state banking corporation or other depository entity whose deposits are insured by the FDIC which is not subject to the bankruptcy laws of the United States of America, or a single purpose, bankruptcy remote entity that is organized under the laws of any state of the United States, in each case, which is wholly-owned (other than director qualifying shares) directly or indirectly, by Proffitt's, Inc. or its successors or assigns, and meets the Rating Agency Condition and if the Transferor is not the surviving entity, shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the performance of every covenant and obligation of the Transferor, as applicable, hereunder and shall benefit from all the rights granted to the Transferor, as applicable, hereunder.
      To the extent that any right, covenant or obligation of the Transferor is inapplicable to the successor entity, such successor entity shall be subject to such covenant or obligation, or benefit from such right, as would apply, to the extent practicable, to such successor entity;

           (ii) no Pay Out Event shall occur as a result of any such consolidation, merger, conveyance or transfer;

           (iii) the Transferor has delivered to the Trustee an Officer's Certificate signed by a Vice President or more senior officer of the Transferor and an Opinion of Counsel each stating that such consolidation, merger, conveyance or transfer and such supplemental agreement comply with this Section 7.2 and that all conditions precedent herein provided for relating to such transaction have been complied with;

           (iv) the Transferor shall have delivered written notice of such consolidation, merger, conveyance or transfer to the Trustee, each Rating Agency assigning a rating to any class of Investor Certificates of any then outstanding Series, each Person, if any, specified in the Supplement with respect to each class of Investor Certificates of any then outstanding Series which is not assigned a rating by any Rating Agency and each Enhancement Provider; and

           (v) the Transferor shall have received written notice from each Rating Agency that such consolidation, merger, conveyance or transfer will not result in a downgrading or withdrawal of its then current rating of any outstanding Series of Investor Certificates and shall have delivered copies of each such written notice to the Servicer, the Trustee and each Person, if any specified in the Supplement with respect to each class of Investor Certificates of any then outstanding Series which is not assigned a rating by any Rating Agency.

           (b) The obligations of the Transferor hereunder shall not be assignable nor shall any Person succeed to the obligations of the Transferor hereunder except in each case in accordance with the provisions of the foregoing paragraph.

           SECTION 7.3 LIMITATION ON LIABILITY OF THE TRANSFEROR. The directors, officers, employees, agents and representatives of the Transferor shall not be under any liability to the Trust, the Servicer, the Trustee, the Certificateholders, any Enhancement Provider, if any, or any other Person hereunder or pursuant to any document delivered hereunder, it being expressly understood that all such liability is expressly waived and released as a condition of, and as consideration for, the execution of this Agreement and any Supplement and the issuance of the Certificates; provided, however, that this provision shall not protect the officers, directors, employees or agents of the Transferor against any liability which would otherwise be imposed by reason of bad faith or gross negligence in the performance of duties hereunder. Except as provided in Sections 7.1 or 7.4, the Transferor shall not be under any liability to the Trust, the Servicer, the Trustee, the Certificateholders, any Enhancement Provider or any other Person for any action taken or for refraining from the taking of any action in its capacity as Transferor pursuant to this Agreement or any Supplement, however arising under this Agreement or any Supplement; provided, however, that this provision shall not protect the Transferor against any liability which would otherwise be imposed by reason of its bad faith or gross negligence in the performance of its duties as Transferor hereunder. The Transferor and any director, officer, employee, agent or representative of the Transferor may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

           [SECTION 7.4 LIABILITIES. Notwithstanding Section 7.3, by entering into this Agreement, the Transferor agrees to be liable, directly to the injured party, for the entire amount of any losses, claims, damages, expenses, or liabilities related to (other than those incurred by a Certificateholder in the capacity of an investor in the Investor Certificates as a result of the performance of the Receivables, market fluctuations, a shortfall in any Enhancement or other similar market or investment risks) or arising out of or based on the arrangement created by this Agreement and the actions of the Servicer taken pursuant hereto as though this Agreement created a partnership under the Uniform Partnership Act in Alabama, Mississippi and Nevada. The Transferor agrees to pay, indemnify and hold harmless each Investor Certificateholder against and from any and all such losses, claims, expenses, damages and liabilities (other than those incurred by a Certificateholder in the capacity of an investor in the Investor Certificates as a result of the performance of the Receivables, market fluctuations, a shortfall in any Enhancement or other similar market or investment risks) arising as a result of the Trust not being taxed as a partnership under the income tax laws of the States of Alabama, Minnesota, Mississippi and/or Nevada, except to the extent that they arise from any action or omission by such Investor Certificateholders. Subject to Sections 8.3 and 8.4, in the event of a Service Transfer, the Successor Servicer will indemnify and hold harmless the Transferor for any losses, claims, damages and liabilities of the Transferor as described in this Section
7.4 arising from the actions or omissions of such Successor Servicer.]



                                ARTICLE VIII

                           OTHER MATTERS RELATING
                               TO THE SERVICER

           SECTION 8.1 LIABILITY OF THE SERVICER. The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer in such capacity herein.

           SECTION 8.2 MERGER OR CONSOLIDATION OF, OR ASSUMPTION OF THE OBLIGATIONS OF, THE SERVICER. The Servicer shall not consolidate with or merge into any other business entity or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

           (i) the entity formed by such consolidation or into which the Servicer is merged or the Person which acquires by conveyance or transfer the properties and assets of the Servicer substantially as an entirety shall be organized and existing under the laws of the United States of America or any State or the District of Columbia, or shall be a national banking association, state banking corporation or other entity which is not subject to the bankruptcy laws of the United States of America, and if the Servicer is not the surviving entity, shall be an Eligible Servicer and shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Trustee, the performance of every covenant and obligation of the

      Servicer, as applicable, hereunder and shall benefit from all the rights granted to the Servicer, as applicable, hereunder. To the extent that any right, covenant or obligation of the Servicer is inapplicable to the successor entity, such successor entity shall be subject to such covenant or obligation, or benefit from such right, as would apply, to the extent practicable, to such successor entity;

           (ii) the Servicer has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance or transfer and such supplemental agreement comply with this Section 8.2 and that all conditions precedent herein provided for relating to such transaction have been complied with;

           (iii) the Servicer shall have received written notice from each Rating Agency that such assignment and succession will not result in a downgrading or withdrawal of its then current rating of any outstanding Series of Investor Certificates and shall have delivered copies of each such notice to the Transferor and the Trustee and each Person, if any, specified in the Supplement with respect to each class of Investor Certificates of any then outstanding Series which is not assigned a rating by any Rating Agency.

           (iv) The Transferor shall have delivered written notice of such consolidation, merger, conveyance or transfer to the Trustee, each Rating Agency assigning a rating to any class of Investor Certificates of any then outstanding Series, and each Person, if any, specified in the Supplement with respect to each class of Investor Certificates of any then outstanding Series which is not assigned a rating by any Rating Agency, and each Enhancement Provider; and

The Servicer shall promptly advise the Rating Agencies in writing of any such consolidation, merger, conveyance or transfer.

           SECTION 8.3 LIMITATION ON LIABILITY OF THE SERVICER AND OTHERS. The directors, officers, employees, agents and representatives of the Servicer shall not be under any liability to the Trust, the Transferor, the Trustee, the Certificateholders, any Enhancement Provider or any other Person hereunder or pursuant to any document delivered hereunder, it being expressly understood that all such liability is expressly waived and released as a condition of, and as consideration for, the execution of this Agreement and any Supplement and the issuance of the Certificates; provided, however, that this provision shall not protect the directors, officers, employees or agents of the Servicer against any liability which would otherwise be imposed by reason of bad faith or negligence in the performance of the Servicer's express duties hereunder. Except as provided in Section 8.4, the Servicer shall not be under any liability to the Trust, the Transferor, the Trustee, the Certificateholders, any Enhancement Provider or any other

Person for any action taken or for refraining from the taking of any action in its capacity as Servicer pursuant to this Agreement or any Supplement, however arising under this Agreement or any Supplement; provided, however, that this provision shall not protect the Servicer against any liability which would otherwise be imposed by reason of bad faith or gross negligence in the performance of its duties as Servicer hereunder. The Servicer and any director, officer, employee, agent, or representative of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Receivables in accordance with this Agreement or any Supplement and which in its reasonable opinion may involve it in any expense or liability.

     SECTION 8.4 INDEMNIFICATION OF THE TRUST AND THE TRUSTEE. The Servicer shall indemnify and hold harmless the Transferor, the Trust, for the benefit of the Certificateholders, and the Trustee, including its officers, directors, agents and employees, from and against any loss, liability, expense, damage or injury suffered or sustained by them and arising out of or relating to any claims, actions or proceedings brought or asserted by third parties regarding the activities of the Trust or the Trustee for which the Servicer is responsible pursuant to this Agreement or any Supplement, including but not limited to any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim; provided, however, that the Servicer shall not indemnify (a) the Transferor, the Trust or the Trustee or their respective officers, directors, agents and employees for liabilities imposed by reason of fraud, negligence or breach of fiduciary duty by (i) the Trustee in the performance of its duties under this Agreement or (ii) the Transferor or any Certificateholders, (b) the Transferor, the Trust, the Trustee, the Certificate Owners or the Certificateholders for liabilities arising from actions taken by the Trustee at the request of Certificateholders, (c) the Transferor, the Trust, the Trustee, the Certificate Owners or the Certificateholders as to any losses, claims or damages incurred by a Certificateholder or a Certificate Owner in its capacity as an investor, including without limitation losses incurred as a result of Defaulted Receivables or Receivables which are charged off as uncollectible or (d) the Trust, the Trustee, the Certificate Owners or the Certificateholders for any liabilities, costs or expenses of the Trust, the Trustee or the Certificate Owners or Certificateholders arising under any tax law, including without limitation any Federal, state or local income or franchise tax or any other tax imposed on or measured by income (including any interest or penalties with respect thereto or arising from a failure to comply therewith) required to be paid by the Trust, the Certificate Owners or the Certificateholders in connection with the Trust or this Agreement to any taxing authority. Except as set forth in the preceding sentence, neither the Servicer nor any of its directors, officers, employees or agents will be under any other liability to the Trust, the Trustee, the Certificateholders or any other person for any action taken, or for refraining from taking any action pursuant to this Agreement. Neither the Transferor nor the Servicer nor any of their respective directors, officers, employees or agents will be protected against any liability which would otherwise be imposed by reason of bad faith or gross negligence by or on behalf of the Transferor or the Servicer in the performance of their respective duties hereunder. The Transferor and the Servicer will be liable for any actual damages resulting directly from the material failure to perform any of their respective obligations under this Agreement. In addition, the Servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under this Agreement and which in its opinion may expose it to any expense or liability.

     Subject to Sections 7.1 and 7.4 and Section 10.2(b) of the Agreement, any indemnification pursuant to this Section 8.4 shall only be from the assets of the Servicer. The provisions of this indemnity shall run directly to and be enforceable by an injured party subject to the limitations hereof and shall survive the termination of this Agreement, the resignation and removal of the Trustee and the payment in full of the Certificates.

     SECTION 8.5 THE SERVICER NOT TO RESIGN. The Servicer shall not resign from the obligations and duties hereby imposed on it as such except upon determination that (i) the performance of its duties hereunder is or will become impermissible under applicable law, regulation or order and (ii) there is no reasonable action which the Servicer could take to make the performance of its duties hereunder permissible under applicable law. Any such determination permitting the resignation of the Servicer shall be evidenced as to clause (i) of this Section by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation will become effective until the Trustee or a Successor Servicer has assumed the Servicer's responsibilities and obligations under this Agreement. If the Trustee is unable within 120 days of the date of such determination to appoint a Successor Servicer pursuant to
Section 10.2(a), the Trustee or its duly appointed agent (which may not be the outgoing Servicer) shall serve as Successor Servicer hereunder but the Trustee shall have continued authority to appoint another Person as Successor Servicer.

     SECTION 8.6 ACCESS TO CERTAIN DOCUMENTATION AND INFORMATION REGARDING THE RECEIVABLES. The Servicer shall provide to the Trustee access to the documentation regarding the Accounts and the Receivables in such cases where the Trustee is required in connection with the enforcement of the rights of the Investor Certificateholders, or by applicable statutes or regulations, to review such documentation, such access being afforded without charge but only
(i) upon reasonable request, (ii) during normal business hours, (iii) subject to such security and confidentiality requirements and procedures as are specified herein and/or which the Servicer may deem reasonably necessary and
(iv) at offices designated by the Servicer. Nothing in this Section 8.6 shall derogate from the obligation of the Transferor, the Trustee or the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors and the failure of the Servicer to provide access as provided in this
Section 8.6 as a result of such obligation shall not constitute a breach of this Section 8.6.

     SECTION 8.7 DELEGATION OF DUTIES. It is understood and agreed by the parties hereto that the Servicer may delegate certain of its duties hereunder to any Person, including McRae, Inc., as Subservicer who agrees to conduct such duties in accordance with the applicable Credit Card Guidelines and the terms of this Agreement.
The fees of any Person to whom such duties are delegated shall be paid for by the Servicer, from any source, including the Monthly Servicing Fee. Any such delegations shall not relieve the Servicer of its liability and responsibility with respect to such duties, and shall not constitute a resignation within the meaning of Section 8.5 hereof. If any such delegation is not in the ordinary course of business, notification thereof shall be given by the Servicer to each Rating Agency.

           SECTION 8.8 EXAMINATION OF RECORDS. The Transferor and the Servicer shall clearly and unambiguously identify each Account (including any Account designated pursuant to Section 2.6) in its computer or other records to reflect that the Receivables arising in such Account have been conveyed to the Trust pursuant to this Agreement. The Transferor and the Servicer shall, prior to the sale or transfer to a third party of any receivable held in its custody, examine its computer and other records to determine that such receivable is not a Receivable.



                                 ARTICLE IX

                               PAY OUT EVENTS

           SECTION 9.1 PAY OUT EVENTS. Unless modified with respect to any Series of Investor Certificates by the Supplement for such Series, if any one of the following events shall occur:

           (a) the Transferor or the Company shall (i) become insolvent or admit in writing its inability to generally pay its debts as they become due or voluntarily and generally suspend payment of its obligations, (ii) voluntarily seek, consent to, or acquiesce in the benefit or benefits of any Debtor Relief Law, (iii) become a party to (or be made the subject of) any proceeding provided for by any Debtor Relief Law, other than as a creditor or claimant, and, in the event such proceeding is involuntary,
      (A) within 10 Business Days after the Transferor or the Company has knowledge of such proceeding or the filing thereof either (I) the petition instituting same has not been dismissed or (II) an order has not been entered by the court having jurisdiction which allows continued transfer to the Trust of Principal Receivables with no adverse effect to the Trust or the Certificateholders or (B) an order as contemplated in
      (A)(II) above having previously been entered, is no longer in effect other than by reason of the termination of such proceeding, or (iv) become unable for any reason to transfer Receivables to the Trust in accordance with the provisions of this Agreement; or

           (b) the Trust or the Transferor shall become an "investment company" within the meaning of the 1940 Act; or then, a Pay Out Event with respect to all Series of Certificates then outstanding shall occur without any notice or other action on the part of the Trustee or all Investor Certificateholders immediately upon the occurrence of such event. Upon actual notice of the occurrence of any Pay Out Event, the Trustee shall advise (i) each Rating Agency assigning a rating for any class of Investor Certificates of any then outstanding Series and (ii) each Person, if any, specified in any Supplement with respect to each class of Investor Certificates of any then outstanding Series which is not rated by any Rating Agency, in writing of the occurrence of any Pay Out Event.

          SECTION 9.2 ADDITIONAL RIGHTS UPON THE OCCURRENCE OF CERTAIN EVENTS.

          (a) If the Transferor voluntarily goes into liquidation or consents to the appointment of a conservator, receiver or liquidator under any Debtor Relief Laws with respect to the Transferor or of or relating to all or substantially all its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator in any Debtor Relief Law proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Transferor; or the Transferor shall admit in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable Debtor Relief Laws, makes an assignment for the benefit of its creditors or voluntarily suspends payment of its obligations generally; or the Transferor shall become unable for any reason to transfer Receivables to the Trust in accordance with the provisions of this Agreement (such voluntary liquidation, appointment, entering of such decree, admission, filing, making, suspension or inability, a "Dissolution Event"), the Transferor shall promptly give notice of such event to the Trustee, and the Transferor shall on the day of such appointment, voluntary liquidation, entering of such decree, admission, filing, making, suspension or inability, as the case may be (the "Appointment Day"), immediately cease to transfer Principal Receivables to the Trust hereunder. Notwithstanding any cessation of the transfer to the Trust of additional Principal Receivables, Principal Receivables transferred to the Trust prior to the occurrence of such Dissolution Event and Collections in respect of such Principal Receivables and Finance Charge Receivables whenever created shall continue to be part of the Trust, and such Collections shall continue to be allocated, deposited and held in accordance with the provisions 'of Article IV. Within 15 days of the receipt by the Trustee of the notice of a Dissolution Event, the Trustee shall (i) publish a notice in an Authorized Newspaper that a Dissolution Event has occurred and that the Trustee intends to sell, dispose of or otherwise liquidate the Receivables in a commercially reasonable manner and (ii) send written notice to the Investor Certificateholders and any Enhancement Provider entitled thereto describing the provisions of this Section 9.2 and requesting instructions from such Holders, which notice shall request each Investor Certificateholder to advise the Trustee in writing that it elects one of the following options: (A) the Investor Certificateholder wishes the Trustee to instruct the Servicer not to sell, dispose of or otherwise liquidate the Receivables and to instruct the Servicer to reconstitute the Trust upon the same terms and conditions set forth herein, or (B) the

Investor Certificateholder wishes the Trustee to instruct the Servicer to sell, dispose of or otherwise liquidate the Receivables, or (C) the Investor Certificateholder refuses to advise the Trustee as to the specific action the Trustee shall instruct the Servicer to take. If after 90 days from the day notice pursuant to clause (i) above is first published (the "Publication Date"), the Trustee shall not have received written instructions of Holders of Investor Certificates aggregating in excess of 50% of the related Investor Amount of each Series (or in the case of a Series having more than one class of Investor Certificates, each class of such Series) and each Holder of any interest in the Exchangeable Transferor Certificate other than the Transferor to the effect that the Trustee shall instruct the Servicer not to sell, dispose of, or otherwise liquidate the Receivables and to instruct the Servicer to reconstitute the Trust upon the same terms and conditions as set forth herein, the Trustee shall instruct the Servicer to proceed to sell, dispose of, or otherwise liquidate the Receivables in a commercially reasonable manner and on commercially reasonable terms, which shall include the solicitation of competitive bids and the Servicer shall proceed to consummate the sale, liquidation or disposition of the Receivables as provided above with the highest bidder for the Receivables. If, however, with respect to the portion of the Receivables allocable to any outstanding Series, the Holders of more than 50% of the principal amount of each class of such Series and each Holder of any interest in the Exchangeable Transferor Certificate other than the Transferor, instruct the Trustee not to sell the portion of the Receivables allocable to such Series, the Trust shall continue with respect to such Series pursuant to the terms of the Agreement and the Supplement. If specified in the applicable Supplement, the holder of an Enhancement Investor Amount with respect to a Series shall be entitled to give instructions pursuant to this
Section 9.2 as if such Enhancement Investor Amount were a class of such Series. The portion of the Receivables allocable to any Series shall be equal to the sum of (1) the product of (A) the Transferor Percentage, (B) the Aggregate Principal Receivables and (C) a fraction the numerator of which is the related Investor Percentage with respect to Finance Charge Receivables and the denominator of which is the sum of all Investor Percentages with respect to Finance Charge Receivables of all Series outstanding and (2) the Investor Amount of such Series. The Transferor or any of its Affiliates shall be permitted to bid for the Receivables. In addition the Transferor or any of its Affiliates shall have the right to match any bid by a third person and be granted the right to purchase the Receivables at such matched bid price. The Trustee may obtain a prior determination from the conservator or receiver that the terms and manner of any proposed sale, disposition or liquidation are commercially reasonable. The provisions of Sections 9.1 and 9.2 shall not be deemed to be mutually exclusive.

     (b) The proceeds from the sale, disposition or liquidation of the Receivables pursuant to Section (a) above shall be treated as Collections on the Receivables allocable to the Investor Certificateholders and shall be allocated and deposited as Collections allocable to the Investor Certificateholders of the applicable Series in accordance with the provisions of Article IV; provided that the Trustee shall determine conclusively without liability for such determination the amount of such proceeds which are allocable to Finance Charge Receivables and the amount of such proceeds which are allocable to Principal Receivables. On the day following the

Distribution Date on which such proceeds are distributed to the Investor Certificateholders (assuming that no Series elects to reconstitute the Trust), the Trust shall terminate.



                                   ARTICLE X

                               SERVICER DEFAULTS

     SECTION 10.1 SERVICER DEFAULTS. If any one of the following events (a "Servicer Default") shall occur and be continuing:

     (a) any failure by the Servicer to make any payment, transfer or deposit or to give instructions or notice to the Trustee to make such payment, transfer or deposit or to give notice to the Trustee as to any required drawing or payment under any Enhancement on or before the date occurring five (5) Business Days after the date such payment, transfer, deposit or drawing or such instruction or notice is required to be made or given, as the case may be, under the terms of this Agreement or any Supplement; provided, however, that any such failure caused by circumstances beyond the Servicer's control shall not constitute a Servicer Default if the Servicer promptly remedies such failure within five (5) Business Days after receiving notice of such failure or otherwise becoming aware of such failure;

     (b) failure on the part of the Servicer duly to observe or perform any other covenants or agreements of the Servicer set forth in this Agreement or any Supplement, which has a material adverse effect on the Certificateholders of any Series then outstanding (without regard to the amount of any Enhancement) and which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and the Trustee by the Holders of Investor Certificates evidencing Undivided Interests aggregating more than 50% of the Investor Amount of any Series adversely affected thereby, and which continues to materially adversely affect the rights of the Investor Certificateholders of any Series then outstanding (without regard to the amount of any Enhancement); or the Servicer shall delegate its duties under this Agreement, except as permitted by Section 8.7;

     (c) any representation, warranty or certification made by the Servicer in this Agreement or any Supplement or in any certificate delivered pursuant to this Agreement or any Supplement shall prove to have been incorrect when made, and which has a material adverse effect on the rights of the Certificateholders of any Series then outstanding (without regard to the amount of any Enhancement) and which continues to be incorrect in any material respect and which continues to affect materially and adversely the rights of the Certificateholders of any Series then outstanding (without regard to the amount of any Enhancement) for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and the Trustee by the Holders of Investor Certificates evidencing Undivided Interests aggregating more than 50% of the Investor Amount of any Series adversely affected thereby; or

     (d) the Servicer shall consent to the appointment of a conservator, receiver or liquidator under any Debtor Relief Law proceedings of or relating to the Servicer or of or relating to all or substantially all of its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator in any Debtor Relief Law proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable Debtor Relief Law, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations generally;

then, so long as such Servicer Default shall not have been remedied, either the Trustee or the Holders of Investor Certificates evidencing Undivided Interests aggregating more than 50% of the Aggregate Investor Amount, by notice then given in writing to the Servicer (and to the Trustee if given by the Investor Certificateholders) (a "Termination Notice"), may terminate all of the rights and obligations of the Servicer as Servicer under this Agreement and in and to all Receivables and the proceeds thereof and appoint a new Servicer (a "Service Transfer"). The rights and interests of the Transferor in the Transferor Interest will not be affected by any Service Transfer.

     The Transferor shall have the right to nominate to the Trustee a potential Successor Servicer. The Trustee shall as promptly as possible appoint the entity nominated by the Transferor if such entity meets the eligibility criteria set out herein. If the Transferor does not nominate an entity to be the Successor Servicer, the Trustee shall as promptly as possible appoint a Successor Servicer, and if no Successor Servicer has been appointed by the Trustee and has accepted such appointment by the time the Servicer ceases to act as Servicer, all authority, power and obligations of the Servicer under this Agreement will pass to, and be vested in, the Trustee. Prior to any Service Transfer, the Trustee will seek to obtain bids from potential servicers meeting the eligibility criteria set out herein, to serve as a Successor Servicer for servicing compensation not in excess of the Servicing Fee. If the Trustee is unable to obtain any bids from eligible entities and the Servicer delivers an Officer's Certificate to the effect that it cannot in good faith cure the related Servicer Default, then the Trustee will, under certain circumstances, offer the Transferor the right to accept the reassignment of all of the Receivables. The deposit amount of such a reassignment shall be equal to the sum of the Aggregate Investor Amount (less the aggregate amounts held in the Excess Funding Account and in any Principal Account with respect to any Series) plus accrued and unpaid interest on the Certificates of all Series plus certain amounts payable to Enhancement Providers, if applicable.

     The Trustee, upon giving or receiving a Termination Notice, shall immediately notify the Rating Agencies and any Enhancement Provider of such notice. After receipt by the Servicer of such Termination Notice, and on the date that a Successor Servicer shall have been appointed by the Trustee pursuant to Section 10.2, all authority and power of the Servicer under this Agreement shall pass to and be vested in a Successor Servicer; and, without limitation, the Trustee is hereby authorized and empowered (upon the failure of the Servicer to cooperate) to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, all documents and other instruments upon the failure of the Servicer to execute or deliver such documents or instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such Service Transfer. The Servicer agrees to take all reasonable actions to cooperate with the Trustee and such Successor Servicer in effecting the termination of the responsibilities and rights of the Servicer to conduct servicing hereunder, including, without limitation, the transfer to such Successor Servicer of all authority of the Servicer to service the Receivables provided for under this Agreement, including, without limitation, all authority over all Collections which shall on the date of transfer be held by the Servicer for deposit, or which have been deposited by the Servicer, in the Collection Account, or which shall thereafter be received with respect to the Receivables, and in assisting the Successor Servicer and in enforcing all rights to Recoveries. The Servicer shall promptly transfer its electronic records relating to the Receivables to the Successor Servicer in such electronic form as the Successor Servicer may reasonably request and shall promptly transfer to the Successor Servicer all other records, correspondence and documents necessary for the continued servicing of the Receivables in the manner and at such times as the Successor Servicer shall reasonably request.
To the extent that compliance with this Section 10.1 shall require the Servicer to disclose to the Successor Servicer information of any kind which the Servicer reasonably deems to be confidential, the Successor Servicer shall be required to enter into such customary licensing and confidentiality agreements as the Servicer shall deem reasonably necessary to protect its interest.

     Notwithstanding the foregoing, a delay in or failure of performance referred to in Section 10.1(a) for a period of 10 Business Days after the applicable grace period or under Section 10.1(b) or (c) for a period of 60 Business Days after the applicable grace period shall not constitute a Servicer Default if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or public enemy, acts of declared or undeclared war, public disorder, rebellion, riot or sabotage, epidemics, landslides, lightning, fire, hurricanes, tornadoes, earthquakes, nuclear disasters or meltdowns, floods, power outages, communication system failures or outages or similar causes. The preceding sentence shall not relieve the Servicer from using its best reasonable efforts to perform its obligations in a timely manner in accordance with the terms of this Agreement or any Supplement and the Servicer shall provide the Trustee, any Enhancement Provider, the Transferor and the Certificateholders with an Officer's Certificate giving prompt notice of such failure or delay by it, together with a description of the cause of such failure or delay and its efforts so to perform its obligations. The Servicer shall immediately notify a Responsible Officer of the Trustee in writing of any Servicer Default.

     SECTION 10.2 TRUSTEE TO ACT; APPOINTMENT OF SUCCESSOR.

     (a) On and after the receipt by the Servicer of a Termination Notice pursuant to Section 10.1, the Servicer shall continue to perform all servicing functions under this Agreement until the date specified in the Termination Notice or otherwise specified by the Trustee in writing or, if no such date is specified in such Termination Notice, or otherwise specified by the Trustee in writing, until a date mutually agreed upon by the Servicer and Trustee (not to exceed 90 days from the date of delivery of such notice). The Trustee shall as promptly as possible after the giving of a Termination Notice appoint a successor servicer (the "Successor Servicer"), with the consent of any Enhancement Provider, and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Trustee, the Transferor and any Enhancement Provider. The Transferor shall have the right to nominate to the Trustee the name of a potential successor servicer which nominee shall be selected by the Trustee as the Successor Servicer, subject to the consent of any Enhancement Provider. The Trustee may obtain bids from any potential successor servicer. If the Trustee is unable to obtain any bids from any potential successor servicer and the Servicer delivers an Officer's Certificate to the effect that it cannot in good faith cure the Servicer Default which gave rise to a transfer of servicing, then the Trustee shall notify each Enhancement Provider that a sale of the Receivables is proposed and shall provide each Enhancement Provider an opportunity to bid on the Receivables and shall offer the Transferor the right of first refusal to purchase the Receivables on terms equivalent to the best purchase offer as determined by the Trustee, but in no event less than an amount equal to the Aggregate Investor Amount (less the aggregate amount held in the Excess Funding Account and any Principal Account with respect to any Series) on the date of such purchase plus all accrued but unpaid interest on the Certificates of all Series at the applicable Certificate Rates through the end of the applicable interest accrual periods of such Series plus any other unpaid amounts required to be paid pursuant to this Section 10.2 under any Supplement; provided, however, that, if the Transferor shall not have a rating of P-3 or Baa3 or higher by Moody's and A-3 or BBB- or higher by Standard & Poor's, no such reassignment shall occur unless the Transferor shall deliver to the Trustee and the Rating Agencies an Opinion of Counsel reasonably acceptable to the Trustee that such reassignment would not constitute a fraudulent conveyance. In the event that a Successor Servicer has not been appointed and has not accepted its appointment at the time when the Servicer ceases to act as Servicer, the Trustee (as trustee hereunder) without further action shall automatically be appointed the Successor Servicer.
Notwithstanding the above, the Trustee shall, if it is legally unable so to act, petition a court of competent jurisdiction to appoint any established financial institution having a net worth of not less than $50,000,000 and whose regular business includes the servicing of consumer revolving credit card receivables as the Successor Servicer hereunder. Notwithstanding anything to the contrary in this Agreement, the entire amount of the reassignment deposit amount shall be distributed to the Investor Certificateholders of the related Series on the subsequent

Distribution Date for such Series pursuant to Section 12.3 (except for amounts payable to any Enhancement Provider under the applicable Enhancement Agreement, which amounts shall be distributed to such Enhancement Provider.)

     (b) Upon its appointment, the Successor Servicer shall be the successor in all respects to the Servicer with respect to all servicing functions under this Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, and all references in this Agreement to the Servicer shall be deemed to refer to the Successor Servicer; provided, however, that, the outgoing Servicer shall not be relieved of any liability hereunder for its actions prior to the transfer of servicing hereunder; provided further, that the Successor Trustee shall not be liable for any acts or omissions of the Servicer or for any breach by the Servicer of any of its representations and warranties contained herein or in any Supplement or amendment., by Officer's Certificate delivered in connection herewith, and provided further, that, (i) the outgoing Servicer shall not indemnify the Trust or the Trustee under Section 8.4 for acts, omissions or alleged acts or omissions, including any involving negligence or bad faith by a Successor Servicer and (ii) the outgoing Servicer shall not pay or reimburse the Trustee pursuant to Section 11.5 for any expense, disbursement or advance of the Trustee related to or arising as a result of the negligence or bad faith of the Successor Servicer. Any Successor Servicer, by its acceptance of its appointment, will automatically agree to be bound by the terms and provisions of any applicable Enhancement agreement.

     (c) In connection with such appointment and assumption, the Trustee shall be entitled to such compensation, or may make such arrangements for the compensation of the Successor Servicer out of Collections, as it and such Successor Servicer shall agree; provided, however, that no such compensation shall be in excess of the Monthly Servicing Fee permitted to the Servicer pursuant to Section 3.2.

     (d) All authority and power granted to the Successor Servicer under this Agreement shall automatically cease and terminate upon termination of the Trust pursuant to Section 12.1 and shall pass to and be vested in the Transferor and, without limitation, the Transferor is hereby authorized and empowered to execute and deliver, on behalf of the Successor Servicer, as attorney-in-fact or otherwise, all documents and other instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights. The Successor Servicer agrees to cooperate with the Transferor in effecting the termination of the responsibilities and rights of the Successor Servicer to conduct servicing on the Receivables. The Successor Servicer shall transfer its electronic records relating to the Receivables to the Transferor in such electronic form as the Transferor may reasonably request and shall transfer all other records, correspondence and documents to the Transferor in the manner and at such times as the Transferor shall reasonably request. To the extent that compliance with this Section 10.2 shall require the Successor Servicer to disclose to the Transferor information of any kind which the Successor Servicer deems to be confidential, the Transferor shall be required to enter into such customary licensing and confidentiality agreements as the Successor Servicer shall deem necessary to protect its interests.

     SECTION 10.3 NOTIFICATION TO CERTIFICATEHOLDERS. Upon the occurrence of any Servicer Default, the Servicer shall give prompt written notice thereof to the Trustee, the Rating Agencies and any Enhancement Provider, and the Trustee shall give notice to the Investor Certificateholders at their respective addresses appearing in the Certificate Register. Upon any termination or appointment of a Successor Servicer pursuant to this Article X, the Trustee shall give prompt written notice thereof to Investor Certificateholders at their respective addresses appearing in the Certificate Register, the Rating Agencies and to any Enhancement Provider. Notice to Holders of Bearer Certificates, if any, shall be given by publication in the manner described in
Section 13.5 of the Agreement.

     SECTION 10.4 WAIVER OF PAST DEFAULTS. The Holders of Investor Certificates evidencing Undivided Interests aggregating more than 66-2/3% of the Investor Amount of any Series then outstanding affected by any default by the Servicer or the Transferor may, on behalf of all Holders of Certificates of such affected Series, waive any default by the Servicer or the Transferor in the performance of their respective obligations hereunder and its consequences, except a default in the failure to make any required deposits or payments of interest or principal with respect to any Series of Certificates. Upon any such waiver of a past default, such default shall cease to exist, and any default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.



                                 ARTICLE XI

                                 THE TRUSTEE

     SECTION 11.1 DUTIES OF TRUSTEE.

     (a) The Trustee, prior to the occurrence of a Servicer Default and after the curing or waiving of all Servicer Defaults which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If a Servicer Default has occurred (which has not been cured or waived), the Trustee (as Trustee and not as Successor Servicer) shall exercise such of the rights and powers vested in it by this Agreement or any Supplement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

     (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement or any Supplement, shall examine them to determine whether they conform as to form to the requirements of this Agreement or any Supplement, but shall not be required to verify the accuracy of any information, calculations or conclusions stated therein.

     (c) Subject to Section 11.1(a), no provision of this Agreement or any Supplement shall be construed to relieve the Trustee from liability for its own negligent action, its own bad faith, its own negligent failure to act or its own willful misconduct; provided, however, that:

     (i) the Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible
  Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

     (ii) the Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of Investor Certificates evidencing Undivided Interests aggregating more than 50% of the Investor Amount of any Series adversely affected thereby relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement or any Supplement;

     (iii) the Trustee shall not be charged with knowledge of any failure by the Servicer (other than the Trustee, in its capacity as Successor Servicer) to comply with the obligations of the Servicer referred to in clauses (a), (b) and (c) of Section 10.1 unless a Responsible Officer of the Trustee obtains actual knowledge of such failure (it being understood that knowledge of the Servicer, in its capacity as agent for the Trustee, is not attributable to the Trustee) or the Trustee receives written notice of such failure from the Servicer, any Holders of Investor Certificates evidencing Undivided Interests aggregating more than 50% of the Investor Amount of any Series adversely affected thereby or any Enhancement Provider; and

     (iv) in making a determination of any material and adverse effect upon Certificateholders or the Investor Certificates, the Trustee may, as to matters of law, rely exclusively upon an Opinion of Counsel.

     (d) The Trustee (in its capacity as such) shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement or any Supplement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer or the Successor Servicer under this Agreement or any Supplement except during such time, if any, as the Trustee shall be the Successor Servicer in accordance with the terms of this Agreement or any Supplement.

     (e) Except for actions expressly authorized by this Agreement or any Supplement, the Trustee shall take no action reasonably likely to impair the interests of the Trust in any Receivable now existing or hereafter created or to impair the value of any Receivable now existing or hereafter created.

     (f) Except as specifically provided in this Agreement, the Trustee shall have no power to vary the corpus of the Trust.

     (g) In the event that the Paying Agent or the Transfer Agent and Registrar shall not be the Trustee and shall fail to perform any obligation, duty or agreement in the manner or on the day required to be performed by the Paying Agent or the Transfer Agent and Registrar, as the case may be, under this Agreement, the Trustee shall be obligated promptly upon a Responsible Officer of the Trustee having written notice or actual knowledge thereof to perform such obligation, duty or agreement in the manner so required.

     (h) Any action, suit or proceeding brought in respect of one or more particular Series shall have no effect on the Trustee's rights, duties and obligations hereunder with respect to any one or more Series not the subject of such action, suit or proceeding.

     (i) The Trustee shall, upon the reasonable request of the Transferor, enter into any intercreditor agreement relating to the assets of the Transferor; provided however, that the Trustee shall have received an Officer's Certificate from the Transferor stating that the Transferor does not believe that any such intercreditor agreement will materially and adversely affect any outstanding Investor Certificates of any Series, and the Trustee shall have received a reliance letter entitling it to rely upon any Opinions of Counsel to the Transferor delivered in connection with such intercreditor agreement.

     SECTION 11.2 CERTAIN MATTERS AFFECTING THE TRUSTEE. Except as otherwise provided in Section 11.1:

     (a) the Trustee may rely on and shall be protected in acting on, or in refraining from acting in accord with, any resolution, Officer's Certificate, Opinion of Counsel, certificate of independent public accountants or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document, including, without limitation, any request or instruction by the Servicer or the Transferor to make any deposit or payment or any draw on any Enhancement or to transfer any Receivables or Accounts, prima facie properly executed and submitted to it pursuant to this Agreement or any Supplement by the proper party or parties;

     (b) the Trustee may consult with counsel as to matters of law and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel as to any actions required to be taken or withheld hereunder;

     (c) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement or any Supplement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders or Certificate Owners or any Enhancement Provider, pursuant to the provisions of this Agreement or any Supplement or any Enhancement, unless such Certificateholders or Certificate Owners or such Enhancement Provider shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee (as Trustee but not as Successor Servicer) of the obligations, upon the occurrence of any Servicer Default (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement or any Supplement, and to use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs;

     (d) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement or any Supplement;

     (e) except as may be required by Sections 11.1(a) or 11.1(b), the Trustee shall not be bound to make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, except to the extent specifically requested in writing so to do by Holders of Investor Certificates evidencing Undivided Interests aggregating more than 50% of the Investor Amount of any Series which could be adversely affected if the Trustee does not perform such acts and the Trustee is reasonably indemnified therefor;

     (f) the Trustee (in its capacity as such) may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian, and the Trustee (in its capacity as such) shall not be responsible for any misconduct or negligence on the part of any such agent, attorney or custodian appointed with due care by it hereunder;

     (g) except as may be required by Sections 11.1(a) or 11.1(b) hereof, the Trustee shall not be required to make any initial or periodic examination of any documents or records related to the Receivables or the Accounts for the purpose of establishing the presence or absence of defects, the compliance by the Transferor or Servicer with their representations, warranties or covenants or for any other purpose;

     (h) the permissive right of the Trustee to take actions enumerated in this Agreement or any Supplement shall in no event be construed as a duty;

     (i) whenever in the administration of this Agreement or any Supplement, the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer's Certificate;

     (j) except with respect to any Enhancement Investor Amount, the Trustee shall not be deemed to be a fiduciary for the Enhancement Provider, if any, in its capacity as such, and the Trustee's sole responsibility with respect to the Enhancement Provider in its capacity as such shall be to perform those duties with respect to the Enhancement Provider as are specifically set forth in the related Enhancement agreement and no implied covenants shall be read into this Agreement against the Trustee with respect to the Enhancement Provider;

     (k) the Trustee shall have no duty (i) to see to any recording, filing or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest in the Receivables or the Accounts, or to see to the maintenance of any such recording, filing or depositing or any rerecording, refiling or redepositing of any thereof or (ii) to confirm or verify the contents of any reports or certificates of the Servicer delivered to the Trustee pursuant to this Agreement believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties; and

     (l) in the event the entity serving as Trustee hereunder is also serving as Paying Agent or Transfer Agent and Registrar hereunder, the rights, powers, immunities and indemnities afforded to the Trustee hereunder shall also be afforded to such Paying Agent and Transfer Agent and Registrar.

     SECTION 11.3 TRUSTEE NOT LIABLE FOR RECITALS IN CERTIFICATES. The Trustee assumes no responsibility for the correctness of the recitals contained herein and in the Certificates (other than the certificates of authentication on the Certificates). Except as set forth in Section 2.2(a) or Section 11.15, the Trustee makes no representations as to (i) the validity or sufficiency of this Agreement or any Supplement or of the Certificates (other than the certificates of authentication on the Certificates), (ii) the existence or validity of any Receivable, (iii) the validity of any transfer or assignment of any Receivable to the Trust, (iv) the validity of any grant of a security interest to the Trust in any Receivable, (v) the perfection of any security interest (whether as of the date hereof or at any future time) in any Receivable, (vi) the maintenance of or the taking of any action to maintain such perfection, (vii) the receipt by the Trustee or the Servicer of any Receivable, (viii) the performance or enforcement of any Receivable, (ix) the compliance by the Transferor or the Servicer with any covenant or representation, (x) the breach by the Transferor or the Servicer of any warranty or representation made hereunder or in any related document or the accuracy of any such warranty or representation or (xi) any action taken by the Servicer in the name of the Trustee. The Trustee shall not be accountable for the use or application by the Transferor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Transferor in respect of the Receivables or deposited in or withdrawn from the Collection Account or other accounts now or hereafter established to effectuate the transactions contemplated herein and in accordance with the terms hereof.

     SECTION 11.4 TRUSTEE MAY OWN CERTIFICATES. The Trustee in its individual or any other capacity may become the owner or pledgee of Investor Certificates with the same rights as it would have if it were not the Trustee.

     SECTION 11.5 THE SERVICER TO PAY TRUSTEE'S FEES AND EXPENSES. The Servicer covenants and agrees to pay to the Trustee from time to time out of its own funds, and the Trustee shall be entitled to receive, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trust hereby created and in the exercise and performance of any of the powers and duties hereunder or pursuant to any Supplement of the Trustee, and, subject to Section 8.4, the Servicer will pay or reimburse the Trustee (without reimbursement from the Collection Account or otherwise) upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement or any Supplement (including the reasonable fees and expenses of its agents and counsel) except any such expense, disbursement or advance as may arise from its negligence or bad faith and except as provided in the following sentence. If the Trustee is appointed Successor Servicer pursuant to Section 10.2, the provisions of this Section 11.5 shall not apply to expenses, disbursements and advances made or incurred by the Trustee in its capacity as Successor Servicer.

     The obligations of the Servicer and the Transferor under this Section 11.5, Section 7.4 and Section 8.4 shall survive the termination of the Trust and the resignation or removal of the Trustee or the Servicer.

     SECTION 11.6 ELIGIBILITY REQUIREMENTS FOR TRUSTEE. The Trustee hereunder shall at all times be a national banking association, a banking corporation or trust company organized and doing business under the laws of the United States of America or any state thereof authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, a rating as to its long-term unsecured debt obligations of at least Baa3 by Moody's (if Moody's shall then be a Rating Agency) and BBB- by Standard & Poor's (if Standard & Poor's shall then be a Rating Agency) and a rating as to its short-term deposits or long-term unsecured debt obligations that satisfies the rating requirement of any other applicable Rating Agency and subject to supervision or examination by Federal or state authority. If such banking corporation or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 11.6, the combined capital and surplus of such corporation or national banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 11.6, the Trustee shall resign immediately in the manner and with the effect specified in Section 11.7.

     SECTION 11.7 RESIGNATION OR REMOVAL OF TRUSTEE.

     (a) The Trustee may at any time resign as Trustee and be discharged from the trust hereby created by giving written notice thereof to the Transferor and the Servicer. Upon receiving such notice of resignation, the Transferor shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted such appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 11.6, or becomes insolvent, and shall fail to resign after written request therefor by the Transferor, or if at any time the Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver or conservator of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Transferor may, but shall not be required to, remove the Trustee and promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

     (c) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 11.7 shall not become effective until acceptance of appointment by the successor trustee as provided in Section 11.8. Any liability of the Trustee arising hereunder shall survive such appointment of a successor trustee.

     SECTION 11.8 SUCCESSOR TRUSTEE.

     (a) Any successor trustee appointed as provided in Section 11.7 shall execute, acknowledge and deliver to the Transferor and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder and under any Supplement, with like effect as if originally named as Trustee herein. The predecessor Trustee shall, upon payment of its reasonable fees and expenses, deliver to the successor trustee all documents held by it hereunder, and the Transferor and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

     (b)  No successor trustee shall accept appointment as provided in this
Section 11.8 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 11.6 hereof and shall be an Eligible Servicer, and, the applicable Rating Agencies shall have consented to such appointment.

     (c) Upon acceptance of appointment by a successor trustee as provided in this Section 11.8, such successor trustee shall mail notice of such succession hereunder to each Rating Agency and all Certificateholders (other than Holders of Bearer Certificates) at their addresses as shown in the Certificate Register. Notice to Holders of Bearer Certificates shall be given by publication in the manner described in Section 13.5 of the Agreement.

     SECTION 11.9 MERGER OR CONSOLIDATION OF TRUSTEE. Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such Person shall be eligible under the provisions of Section 11.6 and shall be an Eligible Servicer, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     SECTION 11.10 APPOINTMENT OF CO-TRUSTEE OR SEPARATE TRUSTEE.

     (a) Notwithstanding any other provision of this Agreement or any Supplement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust may at the time be located, the Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee, or separate trustee, of all or any part of the Trust, and to vest in such Person, in such capacity and for the benefit of the Certificateholders, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 11.10, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section
11.6 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 11.8.

     (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

           (i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any laws of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

           (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder appointed with due care; and

           (iii) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

           (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article XI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement or any Supplement, specifically including every provision of this Agreement or any Supplement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Servicer.

           (d) Any separate trustee or co-trustee may at any time appoint the Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect to this Agreement or any Supplement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

           SECTION 11.11 TAX RETURNS AND COMPLIANCE.

           (a) In the event the Trust shall be required to file tax returns, the Servicer shall prepare or cause to be prepared and is authorized hereunder to sign any tax returns required to be filed by the Trust and, to the extent possible, shall file such returns at least five (5) days before such returns are due to be filed. The Servicer shall prepare or shall cause to be prepared all tax information required by law to be distributed to Certificateholders and Certificate Owners and shall deliver such information to the Paying Agent at least five (5) days prior to the date it is required by law to be distributed to Certificateholders and Certificate Owners. The Trustee shall, upon request, furnish the Servicer with all such information known to the Trustee as may be reasonably required in connection with the preparation of such tax returns and shall, upon request, execute such tax returns. In no event shall the Trustee, the Paying Agent or the Servicer be liable for any liabilities, costs or expenses of the Trust, the Investor Certificateholders or the Certificate Owners arising under any tax law, including without limitation, Federal, state, local or foreign income or excise taxes or any other tax imposed on or measured by income (or any interest or penalty with respect thereto or arising from a failure to comply therewith), except to the extent that such tax is imposed as a result of a violation by such Person of the provisions of this Agreement or any Supplement.

     (b) The Trustee and each Paying Agent shall comply with all Federal withholding requirements respecting payments to Investor Certificateholders or persons receiving funds from the Trust. In the event the Trustee or Paying Agent does withhold any amount from interest, principal, or other payments pursuant to Federal withholding requirements, the Trustee or Paying Agent shall indicate the amount withheld in writing with any payment to the person otherwise entitled to such amount.

     SECTION 11.12 TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF CERTIFICATES. All rights of action and claims under this Agreement or any Supplement or the Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Certificateholders in respect of which such judgment has been obtained.

     SECTION 11.13 SUITS FOR ENFORCEMENT. If a Servicer Default shall occur and be continuing, the Trustee, in its discretion, may, subject to the provisions of Section 10.1, proceed to protect and enforce its rights and the rights of the Certificateholders under this Agreement or any Supplement by such suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or any Supplement or in aid of the execution of any power granted in this Agreement or any Supplement or for the enforcement of any other legal, equitable or other remedy as the Trustee, being advised by counsel, shall deem effectual to protect and enforce any of the rights of the Trustee or the Certificateholders.

     SECTION 11.14 RIGHTS OF CERTIFICATEHOLDERS TO DIRECT TRUSTEE. Holders of Investor Certificates evidencing Undivided Interests aggregating more than 50% of the

Aggregate Investor Amount of all Series affected by the conduct of any proceeding or the exercise of any right conferred on the Trustee shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; provided, however, that, subject to Section 11.1, the Trustee shall have the right to decline to follow any such direction if the Trustee, as advised by counsel, determines that the action so directed may not lawfully be taken, or if the Trustee in good faith shall, by a Responsible Officer or Responsible Officers of the Trustee, determines that the proceedings so directed would be illegal or involve it in personal liability or be unduly prejudicial to the rights of Certificateholders of such Series not parties to such direction or to the rights of Certificateholders of other Series; and provided further that nothing in this Agreement or any Supplement shall impair the right of the Trustee to take any action deemed proper by the Trustee and which is not inconsistent with such direction.

     SECTION 11.15 REPRESENTATIONS AND WARRANTIES OF TRUSTEE. The Trustee represents and warrants that:

                   (i) The Trustee is a national banking association, organized, existing and in good standing under the federal banking laws of the United States and is, and will remain for the term of this Agreement, duly qualified and in good standing in the States of Minnesota and New York;

                   (ii) The Trustee has full power, authority and right to execute, deliver and perform this Agreement and any Supplement, and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement and any Supplement; and

                   (iii) This Agreement and any Supplement has been, or will be duly executed and delivered by the Trustee, and assuming due execution and delivery by the other parties thereto constitutes a legal, valid and binding obligation of the Trustee enforceable against the Trustee in accordance with its terms.

     SECTION 11.16 MAINTENANCE OF OFFICE OR AGENCY. For so long as any Investor Certificates are held by Certificate Owners in Definitive Certificates, the Trustee will maintain at its expense in the Borough of Manhattan, The City of New York, an office or offices or agency or agencies where notices and demands to or upon the Trustee in respect of the Certificates and this Agreement may be served. The Trustee initially appoints The Depository Trust Company, 55 Water Street, New York, New York 10004, Attention:
Norwest New York City as its agent for such purposes in New York. The Trustee will give prompt written notice (or in the case of Holders of Bearer Certificates, notice by publication in the manner described in Section 13.5 of the Agreement) to the Servicer and to Certificateholders of any change in the location of such Corporate Trust Office, or such other office or agency.

                                 ARTICLE XII

                                 TERMINATION

     SECTION 12.1 TERMINATION OF TRUST.

             (a) The respective obligations and responsibilities of the Transferor, the Servicer, the Paying Agent and the Trustee and their agents hereunder created hereby (other than the obligation of the Trustee to make payments to Certificateholders as hereafter set forth) shall terminate, except with respect to the duties described in Sections 2.4(c), 7.4, 8.4, 11.5 and 12.3(b), upon the earliest of (i) the day designated by the Transferor after the Distribution Date following the date on which funds shall have been deposited in the Collection Account or applicable Principal Account sufficient to pay the Aggregate Investor Amount and any Enhancement Investor Amount plus applicable Certificate Interest accrued through such Distribution Date, and
(ii) the day on which the final payment of principal is made to the Certificateholders, and all right, title and interest to the Receivables and other funds of the Trust (other than funds held in the Principal Account) will be transferred to the holder of the Exchangeable Transferor Certificate (the "Final Termination Date"); provided, however, in no event shall the Trust created by this Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of George Herbert Walker Bush, former President of the United States of America, living on the date of this Agreement. The Servicer shall promptly notify the Trustee of any prospective termination pursuant to this Section 12.1.

             (b) If on the last Distribution Date in the month immediately preceding the month in which the Final Termination Date occurs (after giving effect to all transfers, withdrawals, deposits and drawings to occur on such date and the payment of principal on any Series of Certificates to be made on such Distribution Date pursuant to Article IV), the Investor Amount or any Enhancement Investor Amount of any Series would be greater than zero, the Servicer shall sell within 30 days after such Distribution Date all of the Receivables in a commercially reasonable manner and on commercially reasonable terms which shall include the solicitation of competitive bids and shall consummate the sale with the highest bidder for the Receivables. The Transferor or any of its Affiliates shall be permitted to bid for the Receivables. In addition, the Transferor or any Affiliate shall have the right to match any bid by a third Person and be granted the right to purchase the Receivables at such matched bid price. The proceeds of any such sale shall be treated as Collections on the Receivables and shall be allocated in accordance with Article IV; provided, however, that the Trustee shall determine conclusively the amount of such proceeds which are allocable to Finance Charge Receivables and the amount of such proceeds which are allocable to Principal Receivables. Prior to such sale of Receivables, the Servicer shall continue to collect Collections on the Receivables and allocate such payments in accordance with the provisions of Article IV.

     SECTION 12.2 OPTIONAL PURCHASE; FINAL TERMINATION DATE OF INVESTOR CERTIFICATES OF ANY SERIES.

     (a) If provided in any Supplement with respect to a Series of Investor Certificates (which provisions must refer specifically to this Section 12.2), on any Distribution Date, the Transferor may, but shall not be obligated to, purchase such Series by depositing into the Collection Account, prior to such Distribution Date, an amount equal to the Investor Amount thereof plus interest accrued and unpaid thereon at the applicable Certificate Rate through the interest accrual period preceding such Distribution Date plus any other unpaid amounts required to be paid pursuant to this Section 12.2 under any Supplement; provided, however that, if the Transferor shall not have a rating of P-3 or Baa3 or higher by Moody's, and A-3 or BBB- or higher by Standard & Poor's, no such purchase of any Series of Investor Certificates shall occur unless the Transferor shall deliver to the Trustee and the Rating Agencies an Opinion of Counsel reasonably acceptable to the Trustee that such purchase of any Series of Investor Certificates would not constitute a fraudulent conveyance. Nothing herein limits the right of the Transferor or any Affiliate to purchase Investor Certificates on the open market and submit them to the Trustee for cancellation.

     (b) The amount deposited pursuant to Section 12.2(a) shall be paid to the Investor Certificateholders of the related Series pursuant to Article IV on the Distribution Date following the date of such deposit. All Certificates of a Series which are purchased by the Transferor pursuant to Section 12.2(a) shall be delivered by the Transferor upon such purchase to, and be canceled by, the Transfer Agent and Registrar and be disposed of in a manner satisfactory to the Trustee and the Transferor.

     (c) All principal or interest with respect to any Series of Investor Certificates shall be due and payable no later than the Stated Series Termination Date with respect to such Series. Unless otherwise provided in a Supplement, in the event that the Investor Amount or any Enhancement Investor Amount of any Series of Certificates is greater than zero on its Stated Series Termination Date (after giving effect to all transfers, withdrawals, deposits and drawings to occur on such date and the payment of principal to be made on such Series on such date), the Trustee will sell or cause to be sold, and pay the proceeds to all Certificateholders of such Series pro rata in final payment of all principal of and accrued interest on such Series of Certificates, an amount of Receivables or interests in Receivables up to 110% of the Adjusted Investor Amount and any Enhancement Investor Amount of such Series at the close of business on such date (but not more than an amount of Receivables equal to the sum of (1) the product of (A) the Transferor Percentage, (B) the Aggregate Principal Receivables and (C) a fraction the numerator of which is the related Investor Percentage with respect to Finance Charge Receivables and the denominator of which is the sum of all Investor Percentages with respect to Finance Charge Receivables of all Series outstanding and (2) the Investor Amount and any Enhancement Investor Amount of such Series). The Trustee shall conduct the sale of Receivables in a commercially reasonable manner and on commercially reasonable terms which shall include the solicitation of competitive bids and shall consummate the sale with the highest bidder for the Receivables. The Transferor or any of its Affiliates shall be permitted to bid for the Receivables. In addition, the Transferor or any Affiliate shall have the right to match any bid by a third Person and be granted the right to purchase the Receivables at such matched bid price. Any proceeds of such sale in excess of the outstanding principal and interest due to Certificateholders of the applicable Series (which shall be paid to such Holders) shall be paid to the Holder of the Exchangeable Transferor Certificate, unless the applicable Supplement shall provide otherwise. Upon such Stated Series Termination Date with respect to the applicable Series of Certificates, final payment of all amounts allocable to any Investor Certificates of such Series shall be made in the manner provided in Section 12.3.

     SECTION 12.3 FINAL PAYMENT WITH RESPECT TO ANY SERIES.

     (a) Written notice of any termination, specifying the Distribution Date upon which the Investor Certificateholders of any Series may surrender their Certificates for payment of the final distribution with respect to such Series and cancellation, shall be given (subject to at least two (2) Business Days' prior notice from the Servicer to the Trustee) by the Trustee to Investor Certificateholders of such Series mailed not later than the fifth day of the month of such final distribution (or in the case of the Holders of Bearer Certificates by the publication by the Trustee of a notice at least once in a newspaper of general circulation in Luxembourg (which newspaper shall be printed in the English language and customarily published on each business day in Luxembourg) and, so long as the Investor Certificates are listed on the Luxembourg Stock Exchange or other stock exchange and such exchange so requires, in Luxembourg or the location required by such other stock exchange) specifying (a) the Distribution Date (which shall be the Distribution Date in the month in which the deposit is made pursuant to Section 2.4, 9.2, 10.2 or 12.2(a) or such other section as may be specified in the related Supplement) upon which final payment of such Investor Certificates will be made upon presentation and surrender of such Investor Certificates at the office or offices therein designated, (which, in the case of Bearer Certificates, shall be outside the United States), (b) the amount of any such final payment and (c) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Investor Certificates at the office or offices therein specified. The Servicer's notice to the Trustee in accordance with the preceding sentence shall be accompanied by an Officer's Certificate setting forth the information specified in the applicable Supplement covering the period during the then current calendar year through the date of such notice and setting forth the date of such final distribution. The Trustee shall give such notice to the Transfer Agent and Registrar and the Paying Agent at the time such notice is given to such Investor Certificateholders.

     (b) Notwithstanding the termination of the Trust pursuant to Section 12.1(a) or the occurrence of the Stated Series Termination Date with respect to any Series, all funds then on deposit in the Collection Account shall continue to be held in trust for the benefit of the Certificateholders and the Paying Agent or the Trustee shall pay such funds to the Certificateholders upon surrender of their Certificates (which surrenders and payments, in the case of Bearer Certificates, shall be made only outside the United States). In the event that all of the Investor Certificateholders of such Series shall not surrender their Certificates for cancellation within six months after the date specified in the above-mentioned notice, the Trustee shall give a second written notice (or in the case of Bearer Certificates, publication notice) to the remaining Investor Certificateholders of such Series upon receipt of the appropriate records from the Transfer Agent and Registrar to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one and one-half years after the second notice all the Investor Certificates of such Series shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Investor Certificateholders of such Series concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds in the Collection Account held for the benefit of such Investor Certificateholders. The Trustee shall pay or cause to be paid to the Transferor upon request all monies held for the payment of principal or interest which remain unclaimed after two years.

     (c) All Certificates surrendered for payment of the final distribution with respect to such Certificates and cancellation shall be mutilated and physically canceled by the Transfer Agent and Registrar and be disposed of in a manner satisfactory to the Trustee and the Transferor.

     SECTION 12.4 TRANSFEROR'S TERMINATION RIGHTS. Upon the termination of the Trust pursuant to Section 12.1 and the surrender of the Exchangeable Transferor Certificate, the Trustee shall return to the Transferor (without recourse, representation or warranty) all right, title and interest of the Trust in the Receivables, whether then existing or thereafter created, and all monies due or to become due with respect thereto, all proceeds thereof except for amounts held by the Paying Agent pursuant to Section 12.3(b). The Trustee shall execute and deliver such instruments of transfer and assignment, in each case without recourse, and shall file and record UCC termination statements in all Relevant UCC States as shall be reasonably requested by the Transferor to vest in itself all right, title and interest which the Trust had in the applicable Receivables.

     SECTION 12.5 DEFEASANCE.  Notwithstanding anything to the contrary in this
Agreement:

     (a) The Transferor may at the Transferor's option be discharged from its obligations hereunder with respect to any Series or all outstanding Series (the "Defeased Series") on the date the applicable conditions set forth in subsection 12.5(c) are satisfied (a "Defeasance"); provided, however, that the following rights, obligations, powers, duties and immunities shall survive with respect to the Defeased Series until otherwise terminated or discharged hereunder: (i) the rights of the Holders of Investor Certificates of the Defeased Series to receive, solely from the trust fund provided for in Section 12.5(c), payments in respect of principal of and interest on such Investor Certificates when such payments are due; (ii) the right of any Enhancement Provider to the repayment of any amount, including interest thereon, due to it under the applicable Enhancement agreement and Supplement; (iii) the Transferor's obligations with respect to such Certificates under Sections 6.3 and 6.4; (iv) the rights (including the right to payment of its fees and expenses), powers, trusts, duties, and immunities of the Trustee, the Paying Agent and the Transfer Agent and Registrar hereunder; and (v) this Section 12.5.

             (b) Subject to Section 12.5(c), the Transferor at its option may cause Collections allocated to the Defeased Series and available to purchase Principal Receivables to be applied to purchase Permitted Investments rather than Principal Receivables.

             (c)  The following shall be the conditions to Defeasance under
Section 12.5(a):

                  (i) The Transferor irrevocably shall have deposited or caused to be deposited with the Trustee (such deposit to be made from other than the Transferor's funds), under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust for making the payments described below, (A) U.S. Dollars in an amount, or (B) Permitted Investments which through the scheduled payment of principal and interest in respect thereof will provide, not later than the due date of payment thereon, money in an amount, or (C) a combination thereof, in each case sufficient to pay and discharge, and which shall be applied by the Trustee to pay and discharge, all remaining scheduled interest and principal payments on all outstanding Investor Certificates of the Defeased Series on the dates scheduled for such payments in this Agreement and the applicable Supplements and all amounts owing to the Enhancement Providers with respect to the Defeased Series;

                  (ii)  prior to its exercise of its right pursuant to this
             Section 12.5 with respect to a Defeased Series to substitute money or Permitted Investments for Receivables, the Transferor shall have delivered to the Trustee an Opinion of Counsel to the effect that such deposit and termination of obligations will not have any material adverse impact on the Federal income tax characterization of any outstanding Series of Investor Certificates that have been the subject of a previous opinion of tax counsel or result in the Trust being taxable as an association for Federal or applicable state income tax purposes and an Opinion of Counsel to the effect that such deposit and termination of obligations will not result in the Trust being required to register as an "investment company" within the meaning of the 1940 Act;

                  (iii) the Transferor shall have delivered to the Trustee and any Enhancement Provider an Officer's Certificate of the Transferor stating the Transferor reasonably believes that such deposit and termination of obligations will not, based on the facts known to such officer at the time of such certification, then cause a Pay Out Event with respect to any Series or any event that, with the giving of notice or the lapse of time, would result in the occurrence of a Pay Out Event with respect to any Series; and

                  (iv) the Rating Agency Condition shall have been satisfied.


                                ARTICLE XIII

                          MISCELLANEOUS PROVISIONS

     SECTION 13.1 AMENDMENT.

     (a) This Agreement and any Supplement may be amended from time to time by the Servicer, the Transferor and the Trustee, without the consent of any of the Investor Certificateholders, to cure any ambiguity, to revise certain exhibits and schedules hereto, to correct or supplement any provisions herein which may be inconsistent with any other provisions herein, to add other identifying code numbers or identifying characteristics to the definition of Account or to add any other provisions with respect to matters or questions raised under this Agreement which shall not be inconsistent with the provisions of this Agreement, including any matters arising under Section 2.5(d) necessary to effect the conveyance contemplated thereunder and as otherwise permitted herein; provided, however, that such action shall not adversely affect in any material respect the interests of any of the Investor Certificateholders. Additionally, this Agreement and any Supplement may be amended from time to time by the Servicer, the Transferor and the Trustee, without the consent of any of the Certificateholders, to add to, change or eliminate any of the provisions of this Agreement to (i) enable Bearer Certificates to be issued in conformity with the Bearer Rules, to provide that Bearer Certificates may be registrable as to principal, to change or eliminate any restrictions on the payment of principal of, premium, if any, or any interest on Bearer
Certificates to comply with the Bearer Rules, to permit Bearer Certificates to be issued in exchange for Registered Certificates (if then permitted by the Bearer Rules), to permit Bearer Certificates to be issued in exchange for Bearer Certificates of other authorized denominations or to permit the issuance of Certificates in uncertificated form, provided any such action shall not adversely affect the interests of the Holders of Bearer Certificates of any Series or any related Coupons in any material respect unless such amendment is necessary to comply with the Bearer Rules, or any right of the Investor Certificateholders hereunder, provided (ii) that (x) the Servicer shall have furnished the Trustee with an Officer's Certificate to the effect that the amendment will not materially and adversely affect the interests of any Certificateholders thereunder, (y) such amendment will not cause the Trust to be characterized as a corporation for Federal income tax purposes or otherwise have a material adverse effect on the Federal income taxation of any Series and
(z) the Servicer shall have given each Rating Agency ten (10) Business Days' prior written notice of such amendment and shall have received written confirmation from each Rating Agency rating the affected Series that the Rating Agency Condition will be met. No such amendment, however, may effect any of the amendments that require unanimous Certificateholder consent as set forth in Section 13.1(b), or (i) reduce in any manner the amount of, or delay the timing of, distributions which are required to be made on any Investor Certificates of any Series, (ii) change the definition of or the manner of calculating the interest of any Certificateholder, (iii) alter the requirements for changing the percentage by which the Minimum Transferor Amount is determined, (iv) change the manner in which the Transferor Amount is determined, or (v) reduce the percentage required in Section 13.1(b) to consent to such amendment. Notwithstanding the foregoing, any amendments providing for the transfer of Receivables to or by, and the generation of new Receivables by, the Bank as Seller, Transferor or Eligible Originator, the appointment of the Bank as Servicer, and/or the assignment of this Agreement including any Supplement to ____________ in connection with such transfer and any amendments to this Agreement necessary to reflect such Bank and any related special purpose, bankruptcy remote entity that is an Affiliate of the Company and that is organized for purposes of purchasing Accounts and Receivables from such Bank and serving as Transferor, will be deemed not to materially and adversely affect the interests of the Certificateholders.

         Prior to executing any amendment in accordance with this Section 13.1(a), the Trustee shall receive and shall be permitted to rely upon an Opinion of Counsel to the effect that the conditions and requirements of this
Section 13.1(a) have been satisfied (without implying that such a rating confirmation is required to be obtained, such Opinion of Counsel may rely as to any rated Series solely on a rating confirmation from the Rating Agencies that such amendment shall not cause a reduction or withdrawal of the rating of any outstanding Series of Certificates). The Transferor shall deliver prior written notice of any amendment pursuant to this Section 13.1(a) to each Rating Agency.

         (b) This Agreement and any Supplement may also be amended from time to time by the Servicer, the Transferor and the Trustee with the consent of the Holders of Investor Certificates evidencing Undivided Interests aggregating not less than 50% of the Investor Amount of all Series adversely affected, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or modifying in any manner the rights of the Investor Certificateholders of any Series then issued and outstanding; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, distributions which are required to be made on any Investor Certificate of such Series without the consent of all holders of the related Investor Certificates, (ii) change the definition of or the manner of calculating the Investor Amount, the Investor Percentage, the required amount under any Enhancement or the Investor Default Amount of such Series without the consent of the related Investor Certificateholders or (iii) reduce the aforesaid percentage required to consent to any such amendment, without the consent of all holders of the related Investor Certificates of all Series adversely affected thereby. Any amendment pursuant to this Section 13.1(b) shall require that each Rating Agency rating the affected Series confirm that such amendment will not cause a reduction or withdrawal of the rating of any outstanding Series of Certificates.

         (c) Each Certificateholder, by acquiring an interest in a Certificate, is deemed to consent to any amendment to this Agreement or any Supplement necessary for the Transferor to elect FASIT status for the Trust or any portion thereof under the Code, provided that such election may not be made unless the Transferor delivers to the Trustee an Opinion of Counsel to the effect that (i) the issuance of FASIT regular interests will not adversely affect the tax characterization as debt of Certificates of any outstanding Series or Class with respect to which an Opinion of Counsel was delivered at the time of their issuance that such Certificates would be characterized as debt, (ii) following such issuance, the Trust will not be classified for Federal income tax purposes as an association (or publicly traded partnership) taxable as a corporation and
(iii) such issuance will not cause or constitute an event in which gain or loss would be recognized for federal income tax consequences by any Certificateholder.

         (d) Promptly after the execution of any such amendment other than an amendment pursuant to Section 13.1(a), the Trustee shall furnish written notification (or in the case of Bearer Certificates, publication notice in the manner described in Section 13.5) of the substance of such amendment to each Investor Certificateholder, and the Servicer shall furnish written notification of the substance of such amendment to any related Enhancement Provider and each Rating Agency.

         (e) It shall not be necessary for the consent of Investor Certificateholders under this Section 13.1 to approve the particular form of any proposed amendment, but it shall be sufficient if such Certificateholders shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Investor Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

         (f) Any Assignment or Reassignment regarding the addition to or removal of Receivables from the Trust respectively, as provided in Sections 2.6 and 2.7, respectively, executed in accordance with the provisions hereof shall not be considered amendments to this Agreement, including, without limitation, for the purpose of Sections 13.1(a), (b),(c) and (g).

         (g) Prior to the execution of any amendment to this Agreement, the Trustee shall be entitled to receive and rely upon an Opinion of Counsel substantially in the form of Part Two of Exhibit G. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's own rights, duties or immunities under this Agreement or otherwise.

         (h) Notwithstanding anything in this Section 13.1 to the contrary, any Supplement may be amended on the terms and in accordance with the procedures specified therein.

         SECTION 13.2 PROTECTION OF RIGHT, TITLE AND INTEREST TO TRUST.

         (a) The Servicer shall cause this Agreement, any Supplement, all amendments hereto and/or all financing statements, amendments and continuation statements and any other necessary documents covering the right, title and interest of the Trust in the property conveyed hereunder to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Trustee hereunder to all property comprising the Trust. The Servicer shall deliver to the Trustee file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing. The Transferor shall cooperate fully with the Servicer in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this Section 13.2(a).

         (b) Within 30 days after the Transferor makes any change in its name, identity or corporate structure which would make any financing statement, amendment or continuation statement filed in accordance with paragraph (a) above seriously misleading within the meaning of Section 9-402(7) of the UCC as in effect in the Relevant UCC State, the Transferor shall give the Trustee notice of any such change and shall file such financing statements or amendments as may be necessary to continue the perfection of the Trust's security interest in the Receivables and the proceeds thereof.

         (c) The Transferor and the Servicer will give the Trustee prompt written notice of any relocation of any office from which the Servicer services Receivables or keeps records concerning the Receivables or of its principal executive office and whether, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall file such financing statements, continuation statements or amendments as may be necessary to continue the perfection of the Trust's security interest in the Receivables and the proceeds thereof notwithstanding any relocation of any office from which the Servicer services Receivables or keeps records concerning the Receivables or of its principal executive office. The Servicer will at all times maintain each office from which it services Receivables, and the Transferor and the Servicer will at all times maintain their respective principal executive offices, within the United States of America.

         (d) The Servicer will deliver to the Trustee and each Rating Agency:
(i) upon each date that any Additional Accounts are to be included in the Accounts pursuant to Section 2.6 (other than Section 2.6(d)), an Opinion of Counsel substantially in the form of Part One of Exhibit G; and (ii) on or before June 30 of each year, beginning with June 30, 1998, an Opinion of Counsel, dated as of a date within 90 days of such day, substantially in the form of Exhibit H.

         SECTION 13.3 LIMITATION ON RIGHTS OF CERTIFICATEHOLDERS.

         (a) The death or incapacity of any Investor Certificateholder shall not operate to terminate this Agreement or the Trust, nor shall such death or incapacity entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

         (b) No Investor Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall any Investor Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

         (c) No Investor Certificateholder shall have any right by virtue of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Certificateholder previously shall have given notice to the Trustee, and unless the Holders of Certificates evidencing Undivided Interests aggregating more than 662/3% of the Investor Amount of any Series which may be adversely affected but for the institution of such suit, action or proceeding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Certificateholders shall have the right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Certificateholders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Certificateholder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this
Section 13.3, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity. Each Certificate Owner by its acquisition of a Book Entry Certificate shall be deemed to have consented to the provisions of this Section 13.3.

         SECTION 13.4 GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

         SECTION 13.5 NOTICES. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if sent by facsimile transmission to, sent by courier to or mailed by registered mail, return receipt requested, to (a) in the case of the Transferor and the Servicer, 3455 Highway 80 West, Jackson, Mississippi 39209, Attention: Chief Financial Officer, facsimile number (205) 940-4908, telephone number (205) 940-4000, (b) in the case of the Trustee, Norwest Bank Minnesota, N.A., Norwest Center, Sixth and Marquette, Minneapolis, Minnesota 55479-0070, Attention: Corporate Trust Services -- Asset-Backed Administration and (c) as to such other parties to which notices hereunder or under any Supplement are required to be given pursuant to the terms of any Supplement, the addresses specified in any Supplement or, as to each party, such other address as shall be designated by such party in a written notice to each other party. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Certificateholder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

         Any notice required or permitted to be made to Holders of Bearer Certificates by publication shall be published in an Authorized Newspaper and, if the Certificates of such Series are then listed on the Luxembourg Stock Exchange and such stock exchange shall so require, in a newspaper of general circulation in Luxembourg (which newspaper shall be printed in the English language and customarily published on each business day in Luxembourg) and, if the Certificates of such Series are listed on any other stock exchange and such stock exchange shall so require, in any other city required by such stock exchange outside the United States, or, if not practicable, elsewhere in Europe.

         In case by reason of the suspension of publication of any Authorized Newspaper or permitted newspaper with respect to Luxembourg or by reason of any other cause it shall be impracticable to publish any notice to Holders of Bearer Certificates as provided above, then such notification to Holders of Bearer Certificates as shall be given with approval of the Trustee shall constitute sufficient notice to such Holders for every purpose hereunder. Neither the failure to give notice by publication to Holders of Bearer Certificates as provided above, nor any defect in any notice so published, shall affect the sufficiency of any notice mailed to Holders of Registered Certificates as provided above.

         Copies of all notices, reports, certificates and amendments delivered hereunder shall be mailed to the Rating Agency as follows: Moody's Investors Service, Inc., 99 Church Street, New York, NY 10007, Attention: ABS Monitoring Department - 4th Floor; and to Standard & Poor's Ratings Services, 25 Broadway, New York, NY 10004, Attention: Asset Backed Surveillance Department.

         SECTION 13.6 SEVERABILITY OF PROVISIONS. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or rights of the Certificateholders thereof.

         SECTION 13.7 ASSIGNMENT. Notwithstanding anything to the contrary contained herein, except as provided in Sections 7.2, 8.2, 8.5 and 13.2(b), this Agreement, including any Supplement, may not be assigned by the Transferor or the Servicer, as the case may be, without the prior consent of Holders of Investor Certificates evidencing Undivided Interests aggregating more than 50% of the Aggregate Investor Amount.

         SECTION 13.8 CERTIFICATES NONASSESSABLE AND FULLY PAID. It is the intention of the parties to this Agreement that the Investor Certificateholders (and the Certificate Owners) shall not be personally liable for obligations of the Trust, that the Undivided Interests represented by the Investor Certificates shall be nonassessable for any losses or expenses of the Trust or for any reason whatsoever, and that Investor Certificates upon authentication thereof by the Trustee pursuant to Section 6.2 are and shall be deemed fully paid.

         SECTION 13.9 FURTHER ASSURANCES. The Transferor and the Servicer agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the Trustee more fully to effect the purposes of this Agreement including, without limitation, the execution of any financing statements or continuation statements relating to the property of the Trust for filing under the provisions of the UCC of each Relevant UCC State.

         SECTION 13.10 NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of the Trustee or the Investor Certificateholders, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

         SECTION 13.11 COUNTERPARTS. This Agreement and any Supplement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

         SECTION 13.12 NO THIRD-PARTY BENEFICIARIES. This Agreement and any Supplement will inure to the benefit of and be binding upon the parties hereto, the Certificateholders and the Certificate Owners and their respective successors and permitted assigns. Except as otherwise provided in this Agreement or any Supplement, no other person will have any right or obligation hereunder, whether as third party beneficiaries or otherwise.

         SECTION 13.13 ACTIONS BY CERTIFICATEHOLDERS.

         (a) Wherever in this Agreement or any Supplement, a provision is made that an action may be taken or a notice, demand or instruction given by Investor Certificateholders, such action, notice or instruction may be taken or given by any Investor Certificateholder of any Series, unless such provision requires a specific percentage of Investor Certificateholders of a certain Series or all Series.

         (b) Any request, demand, authorization, direction, notice, consent, waiver or other act by a Certificateholder shall bind such Certificateholder and every subsequent holder of such Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or omitted to be done by the Trustee or the Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

         SECTION 13.14 MERGER AND INTEGRATION. Except as specifically stated otherwise herein, this Agreement, including any Supplements, set forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

         SECTION 13.15 HEADINGS. The cover page, titles, table of contents, headings and subheadings of this Agreement are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

         SECTION 13.16 CERTIFICATES AND OPINIONS OF COUNSEL.

         (a) Any certificate delivered hereunder may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, unless the Person delivering such certificate knows, or in the exercise of reasonable care should know, that such opinion with respect to the matters upon which such certificate may be based as aforesaid is erroneous. Any Opinion of Counsel or certificate delivered hereunder may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Servicer or the Transferor, stating that the information with respect to such factual matters is in the possession of such Person, unless the Person delivering such certificate or such counsel knows, or in the exercise of reasonable care should know, that such certificate, opinion or representations with respect to such matters are erroneous. Any Opinion of Counsel delivered hereunder may contain necessary exceptions and qualifications.

         (b) Any Opinion of Counsel or certificate delivered hereunder may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an independent public accountant or firm of accountants, unless such counsel or the Person delivering such certificate, as the case may be, knows that the certificate or opinions or representations with respect to the accounting matters upon which the certificate or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate, opinion or representations of any firm of independent public accountants filed with the Trustee shall contain a statement that such firm is independent.

         (c) Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments hereunder, they may, but need not, be consolidated and form one instrument.

         SECTION 13.17 NO PETITION COVENANT. Notwithstanding any prior termination of this Agreement, the Transferor, the Servicer, the Trustee, the Transfer Agent and Registrar and each Paying Agent shall not, prior to the date which is one year and one day after the termination of this Agreement with respect to the Trust, acquiesce, petition or otherwise invoke or cause the Trust to invoke the process of any Governmental Authority for the purpose of commencing or sustaining a case against the Trust under any Federal or state Debtor Relief Laws the appointment of a receiver, liquidator, conservator, assignee, trustee, custodian, sequestrator or other similar official for the Trust or any substantial part of its property or ordering the winding-up or liquidation of the affairs of the Trust.

         IN WITNESS WHEREOF, the Transferor, the Servicer and the Trustee and Paying Agent have caused this Master Pooling and Servicing Agreement to be duly executed by their respective officers as of the day and year first above written.

                               PROFFITT'S CREDIT CORPORATION,
                                as Transferor

                               By:
                                  ------------------------------------
                                Name:
                                Title:

                               PROFFITT'S, INC.,
                                as Servicer

                               By
                                 -------------------------------------
                                Name:
                                Title:

                               NORWEST BANK MINNESOTA,
                                NATIONAL ASSOCIATION,
                               as Trustee and Paying Agent

                               By:
                                  ------------------------------------
                                Name:
                                Title:

                                    EXHIBIT A

                                     TO THE

                     MASTER POOLING AND SERVICING AGREEMENT






                   FORM OF EXCHANGEABLE TRANSFEROR CERTIFICATE

                                    EXHIBIT A
                                     TO THE
                     MASTER POOLING AND SERVICING AGREEMENT

                             EXCHANGEABLE TRANSFEROR
                                   CERTIFICATE

THIS CERTIFICATE OR ANY INTEREST HEREIN MAY NOT BE TRANSFERRED, ASSIGNED, EXCHANGED OR CONVEYED, EXCEPT IN ACCORDANCE WITH SECTIONS 6.3, 6.9 AND 7.2 OF THE MASTER POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

No. R-1                                                                 One Unit

                       PROFFITT'S CREDIT CARD MASTER TRUST
                       EXCHANGEABLE TRANSFEROR CERTIFICATE

                   This Certificate represents an interest in
                     the Proffitt's Credit Card Master Trust

         Evidencing an undivided interest in a trust, the corpus of which consists of receivables generated or to be generated in a portfolio of consumer revolving credit card accounts including, without limitation, VISA(R) Card and MasterCard(R) credit card accounts, originated or acquired by the Sellers or their Affiliates, including the Bank.

         (Not an interest in or recourse obligation of Proffitt's, Inc. or any of its Affiliates)

         This certifies that Proffitt's, Inc. is the registered owner of an undivided interest in the Proffitt's Credit Card Master Trust (the "Trust") issued pursuant to the Master Pooling and Servicing Agreement, dated as of July __, 1997 (together with each Supplement, and as such Agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the "Pooling and Servicing Agreement"); by and among Proffitt's Credit Corporation, as Transferor (in such capacity, the "Transferor"), Proffitt's, Inc., as Servicer (in such capacity, the "Servicer"), and Norwest Bank Minnesota, National Association, as Trustee (the "Trustee"). The corpus of the Trust consists of all of the Transferor's right, title and interest in and to a portfolio of receivables now existing and hereafter created (the "Receivables") arising under certain consumer revolving credit card accounts from time to time owned by the Transferor and identified in the Pooling and Servicing Agreement (collectively, the "Accounts"), all monies due or to become due with respect thereto (including Recoveries) on and after the Cut-Off Date, all proceeds of such Receivables, all Interchange, if any, all monies as are from time to time deposited in the Collection Account and any other account or accounts maintained for the benefit of the Certificateholders and all monies as are from time to time available under the Enhancement, if any, for any Series for payment to Certificateholders. The Receivables consist of Receivables which arise generally from the purchase of merchandise and services, periodic finance charges, cash advances and cash advance fees, annual cardholder fees, late fees, over limit fees, returned check fees, service contract charges and Insurance Charges billed to Obligors, as more fully specified in the Pooling and Servicing Agreement, including Recoveries on Receivables in Defaulted Accounts.

         Although a summary of certain provisions of the Pooling and Servicing Agreement is set forth below, this Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to the Pooling and Servicing Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. A copy of the Pooling and Servicing Agreement may be requested from the Trustee by writing to the Trustee at Norwest Bank Minnesota, National Association, Sixth and Marquette, Minneapolis, Minnesota 55479-0070, Attention: Asset Backed Securities Corporate Trust Department. To the extent not defined herein capitalized terms used herein have the meanings ascribed to them in the Pooling and Servicing Agreement.

         This Certificate is the Exchangeable Transferor Certificate, which represents a fractional undivided interest in the Trust, including the right to receive the Collections and other amounts at the times and in the amounts specified in the Pooling and Servicing Agreement to be paid to the holder of the Exchangeable Transferor Certificate. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, to which the holder hereof assents by its acceptance hereof, and by which the holder hereof is bound.

         This Exchangeable Transferor Certificate represents the Transferor Interest in the Receivables in the Trust at any time. In addition to the Exchangeable Transferor Certificate, Investor Certificates will be issued to investors pursuant to the Pooling and Servicing Agreement, which will represent the interests of Investor Certificateholders in the Trust. This Certificate shall not represent any interest in the Collection Account or any other account or any Enhancement, except as specifically provided in the Pooling and Servicing Agreement.

         The Transferor has entered into the Pooling and Servicing Agreement, and this Certificate is issued, with the intention that, for federal, state and local income and franchise tax purposes, the Investor Certificates (other than those held by the Transferor or as otherwise provided in the applicable Supplement) will qualify as indebtedness secured by the Receivables. The Transferor, by entering into the Pooling and Servicing Agreement and by the acceptance of the Exchangeable Transferor Certificate, agrees to treat the Investor Certificates (other than those held by the Transferor or as otherwise provided in the applicable Supplement) for federal, state and local income and franchise tax purposes as indebtedness.

         Subject to certain conditions in the Pooling and Servicing Agreement, the obligations created by the Pooling and Servicing Agreement and the Trust created thereby shall terminate upon the earlier of (i) the day designated by the Transferor after the Distribution Date following the date on which funds shall have been deposited in the Collection Account or applicable Principal Account sufficient to pay the Aggregate Investor Amount and Enhancement Investor Amount plus applicable Certificate Interest accrued through such Distribution Date, and (ii) the day on which the final payment of principal is made to the Certificateholders, and all right, title and interest to the Receivables and other funds of the Trust (other than funds held in the Principal Account) are transferred to the holder hereof.

         Upon the termination of the Trust pursuant to Article XII of the Pooling and Servicing Agreement and the surrender of the Exchangeable Transferor Certificate, the Trustee shall assign and convey to the Transferor (without recourse, representation or warranty) all right, title and interest of the Trustee in and to the Receivables, whether then existing or thereafter created, and all proceeds thereof except for amounts held by the Paying Agent and all other Trust property. The Trustee shall execute and deliver such instruments of transfer and assignment, in each case without recourse, as shall be reasonably requested by the Transferor to vest in the Transferor all right, title and interest which the Trustee had in the applicable Receivables and other Trust property.

         Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, the holder of this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement, or be valid for any purpose.

         IN WITNESS WHEREOF, Proffitt's, Inc. has caused this Exchangeable Transferor Certificate to be duly executed under its official seal.

                                                        PROFFITT'S, INC.

                                                        By:
                                                           ---------------------
                                                           Authorized Signatory

                                                        Dated:            , 1997
                                                              ------------

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is the Exchangeable Transferor Certificate referred to in the within-mentioned Pooling and Servicing Agreement.

         NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, as Trustee

                                     By:
                                        ----------------------------------------
                                        Authorized Signatory

                                     Dated:              , 1997
                                           --------------

                                    EXHIBIT B

                                     TO THE

                     MASTER POOLING AND SERVICING AGREEMENT





            FORM OF ASSIGNMENT OF RECEIVABLES IN ADDITIONAL ACCOUNTS

                                    EXHIBIT B
                                     TO THE
                     MASTER POOLING AND SERVICING AGREEMENT

            FORM OF ASSIGNMENT OF RECEIVABLES IN ADDITIONAL ACCOUNTS

                  (As required by Subsection 2.6(c)(ii) of the
                     Master Pooling and Servicing Agreement)

         ASSIGNMENT No. _________ OF RECEIVABLES IN ADDITIONAL ACCOUNTS, dated as of _________________, _____, is from Proffitt's Credit Corporation, a Nevada corporation (the "Transferor"), to Norwest Bank Minnesota, National Association, as trustee (the "Trustee") pursuant to the Master Pooling and Servicing Agreement referred to below.

                                   WITNESSETH:

         WHEREAS, Proffitt's Credit Corporation, as Transferor, Proffitt's, Inc., as Servicer, and the Trustee are parties to the Master Pooling and Servicing Agreement, dated as of July __, 1997, including any Supplement thereto (hereinafter as such Agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the "Pooling and Servicing Agreement"); and

         WHEREAS, pursuant to the Pooling and Servicing Agreement, the Transferor wishes to designate Additional Accounts to be included as Accounts and to convey the Receivables of such Additional Accounts, whether now existing or hereafter created, to the Trust as part of the corpus of the Trust (as each such term is defined in the Pooling and Servicing Agreement); and

         WHEREAS, the Trustee is willing to accept such designation and conveyance subject to the terms and conditions hereof;

         NOW THEREFORE, the Transferor and the Trustee hereby agree as follows:

         1. DEFINED TERMS. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

         "Additional Account Closing Date" shall mean, with respect to the Additional Accounts designated hereby, ___________, ____.

         "Additional Account Cut-Off Date" shall mean, with respect to the Additional Accounts designated hereby, _________, _____.

         2. DESIGNATION OF ADDITIONAL ACCOUNTS. The Transferor shall deliver to the Trustee on or prior to the Additional Account Closing Date, a computer file, microfiche or written list containing a true and complete list of all Accounts which as of the Additional Account Closing Date shall be deemed to be Additional Accounts, identified by account number and by the Receivables balance in such Accounts as of the close of business on the Additional Account Cut-Off Date. Such list shall be marked as Schedule 1 to this Assignment and, as of the Additional Account Closing Date, shall be incorporated into and made a part of this Assignment and the Pooling and Servicing Agreement.

         3. CONVEYANCE OF RECEIVABLES. (a) The Transferor does hereby transfer, assign, set-over and otherwise convey to the Trust for the benefit of the Certificateholders, without recourse, on and after the Additional Account Closing Date, all right, title and interest of the Transferor in and to the Receivables, now existing and hereafter created, in the Additional Accounts designated on Schedule 1, all monies due or to become due on and after the Additional Account Cut-Off Date and all amounts received with respect thereto, including all Finance Charges, Recoveries and Interchange, if any, related thereto, and all proceeds thereof (including Insurance Proceeds).

            (b) In connection with such transfer, the Transferor agrees to record and file, at its own expense, financing statements (and assignment and continuation statements with respect to such financing statements when applicable) with respect to the Receivables now existing and hereafter created in the Additional Accounts designated on Schedule 1 (which may be a single financing statement with respect to all such Receivables) for the transfer of chattel paper, accounts and general intangibles (if necessary) as defined in
Section 9-106 of the UCC as in effect in the Relevant UCC State meeting the requirements of applicable State law in such manner and such jurisdictions as are necessary to perfect the assignment of such Receivables to the Trust, and to deliver to the Trustee a file-stamped copy of such financing statement or other evidence that such filing (which may, for purposes of this Section 3, consist of telephone confirmation of such filing, confirmed within 24 hours in writing) to the Trustee on or prior to the Additional Account Closing Date.

            (c) In connection with such transfer, the Transferor further agrees, at its own expense, on or prior to the Additional Account Closing Date, to cause the Servicer to indicate, or cause to be indicated, clearly and unambiguously in the computer files of the Transferor and the Sellers that the Receivables created in connection with the Additional Accounts designated hereby have been sold and transferred to the Trust pursuant to this Assignment for the benefit of the Certificateholders.

         4. ACCEPTANCE BY TRUSTEE. Subject to the satisfaction of the conditions set forth in Section 6 of this Assignment, the Trustee hereby acknowledges its acceptance on behalf of the Trust of all right, title and interest previously held by the Transferor in and to the Receivables now existing and hereafter created, and declares that it shall maintain such right, title and interest, upon the trust herein set forth, for the benefit of all

Certificateholders. The Trustee further acknowledges that, prior to or simultaneously with the execution and delivery of this Assignment, the Transferor delivered to the Trustee the computer file, microfiche or written list described in Section 2 of this Assignment.

         5. REPRESENTATIONS AND WARRANTIES OF THE TRANSFEROR. The Transferor hereby represents and warrants to the Trust as of the Additional Account Closing Date that:

            (A) LEGAL, VALID AND BINDING OBLIGATION. This Assignment constitutes a legal, valid and binding obligation of the Transferor enforceable against the Transferor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, receivership, conservatorship, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and creditors of national banking associations and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity).

            (B) ELIGIBILITY OF ACCOUNTS. Each Additional Account designated hereby was, as of the Additional Account Cut-Off Date, an Eligible Account.

            (C) SELECTION PROCEDURES. No selection procedures believed by the Transferor to be materially adverse to the interests of any Series of Investor Certificates or any Enhancement Provider, if any, were utilized in selecting the Additional Accounts designated hereby from the available Eligible Accounts in the Transferor's portfolio of credit card accounts.

            (D) INSOLVENCY. The Transferor is not insolvent and, immediately after giving effect to the conveyance set forth in Section 3 of this Assignment, will not be made insolvent by the transfer of the Receivables of such Additional Accounts.

            (E) SECURITY INTEREST. This Assignment constitutes either (i) a valid transfer and assignment to the Trust of all right, title and interest of the Transferor in and to Receivables now existing and hereafter created in Additional Accounts designated on Schedule 1 hereto, all monies due or to become due with respect thereto on and after the Additional Account Cut-Off Date including all Finance Charges Recoveries, Interchange, if any, amounts held in any of the accounts established for the benefit of Certificateholders on and after the Additional Account Cut-Off Date and all proceeds of all Receivables to the extent set forth in Section 9-306 of the UCC in effect in the Relevant UCC State of such Receivables, and such Receivables and all proceeds thereof (including Insurance Proceeds) will be conveyed to the Trust free and clear of any Lien of any Person claiming through or under the Transferor or any of its Affiliates except for (x) Liens permitted under subsection 2.5(b) of the Pooling and Servicing Agreement, (y) the interest of the Transferor as holder of the Exchangeable Transferor Certificate and (z) any right of the holder of the Exchangeable Transferor Certificate to receive interest accruing on, and investment earnings (net of investment losses and expenses) with respect to, the Collection

Account and any other account or accounts maintained for the benefit of Certificateholders as provided in the Pooling and Servicing Agreement and any Supplement; or (ii) a grant of a security interest (as defined in the UCC as in effect in the Relevant UCC State) in such property to the Trustee on behalf of the Trust, which is enforceable with respect to the existing Receivables of the Additional Accounts designated on Schedule 1 hereto, and the proceeds thereof (as defined in the UCC as in effect in the Relevant UCC State) (to the extent set forth in Section 9-306 of the UCC as in effect in the Relevant UCC State), upon the conveyance of such Receivables to the Trust, and which will be enforceable with respect to the Receivables thereafter created in respect of Additional Accounts designated on Schedule 1 hereto and the proceeds thereof (to the extent set forth in Section 9-306 of the UCC as in effect in the Relevant UCC State), upon such creation; and (iii) if this Assignment constitutes the grant of a security interest to the Trust in such property, upon the filing of the applicable financing statements described in Section 3 of this Assignment with respect to the Additional Accounts designated hereby and in the case of the Receivables of such Additional Accounts thereafter created and the proceeds thereof (to the extent set forth in Section 9-306 of the UCC as in effect in the Relevant UCC State), upon such creation, the Trust shall have a first priority perfected security interest in such property and the proceeds thereof (to the extent set forth in Section 9-306 of the UCC as in effect in the Relevant UCC State), except for Liens permitted under subsection 2.5(b) of the Pooling and Servicing Agreement.

         6. CONDITIONS PRECEDENT. The acceptance of the Trustee set forth in
Section 4 of this Assignment and the amendment of the Pooling and Servicing Agreement set forth in Section 7 hereof are subject to the satisfaction, on or prior to the Additional Account Closing Date, of the following conditions precedent:

            (A) OFFICER'S CERTIFICATE. The Transferor shall have delivered to the Trustee an Officer's Certificate dated as of the Additional Account Closing Date, certifying that (i) all requirements set forth in Section 2.6 of the Pooling and Servicing Agreement for designating Additional Accounts and conveying the Receivables of such Additional Accounts, whether now existing or hereafter created, have been satisfied, and (ii) each of the representations and warranties made by the Transferor in Section 5 of this Assignment is true and correct as of the Additional Account Closing Date. The Trustee may conclusively rely on such Officer's Certificate, shall have no duty to make inquiries with regard to the matters set forth therein, and shall incur no liability in so relying.

            (B) OPINION OF COUNSEL. The Transferor shall have delivered to the Trustee and each Rating Agency an Opinion of Counsel with respect to the Receivables in the Additional Accounts designated hereby substantially in the form of Part One of Exhibit G to the Pooling and Servicing Agreement.

         7. AMENDMENT OF THE POOLING AND SERVICING AGREEMENT. The Pooling and Servicing Agreement is hereby amended to provide that all references therein to the "Pooling and Servicing Agreement," to "this Agreement" and "herein" shall be deemed from and after the Additional Account Closing Date to be a dual reference to the Pooling and Servicing Agreement as amended by this Assignment. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions of the Pooling and Servicing Agreement shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with its terms and except as expressly provided herein shall not constitute or be deemed to constitute a waiver of compliance with or a consent to non-compliance with any term or provision of the Pooling and Servicing Agreement.

         8. COUNTERPARTS. This Assignment may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the undersigned have caused this Assignment of Receivables in Additional Accounts to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

                                       PROFFITT'S CREDIT CORPORATION,
                                       as Transferor of the Additional Accounts

                                       By
                                         ---------------------------------------
                                           Name:
                                           Title:

                                       NORWEST BANK MINNESOTA,
                                       NATIONAL ASSOCIATION,
                                       as Trustee and Paying Agent

                                       By
                                         ---------------------------------------
                                           Name:
                                           Title:

                                   SCHEDULE 1

                                       TO

                               ASSIGNMENT NO. ___

                                       OF

                                   RECEIVABLES

                                       in

                               ADDITIONAL ACCOUNTS

                                    EXHIBIT C

                                     TO THE

                     MASTER POOLING AND SERVICING AGREEMENT






                       FORM OF REASSIGNMENT OF RECEIVABLES

                                    EXHIBIT C
                                     TO THE
                     MASTER POOLING AND SERVICING AGREEMENT


                       FORM OF REASSIGNMENT OF RECEIVABLES

                     (As required by Section 2.7(b)(i)of the
                     Master Pooling and Servicing Agreement)

         THIS REASSIGNMENT No. ___ OF RECEIVABLES, dated as of _________, ____, is by and between Proffitt's Credit Corporation, a Nevada corporation, and Norwest Bank Minnesota, National Association, as Trustee (the "Trustee"), pursuant to the Master Pooling and Servicing Agreement referred to below.

                                   WITNESSETH:

         WHEREAS, Proffitt's Credit Corporation, as transferor (the "Transferor"), Proffitt's, Inc., a Tennessee corporation, as servicer (the "Servicer"), and the Trustee are parties to the Master Pooling and Servicing Agreement, dated as of July ___, 1997, including any Supplement (hereinafter as such Agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the "Pooling and Servicing Agreement"); and

         WHEREAS, pursuant to the Pooling and Servicing Agreement, the Transferor wishes to remove all Receivables from certain designated Accounts (the "Removed Accounts") and to cause the Trustee to quitclaim the Receivables of such Removed Accounts, whether now existing or hereafter created, from the Trust to the Transferor (as each such term is defined in the Pooling and Servicing Agreement); and

         WHEREAS, the Trustee is willing to accept such designation and to quitclaim the Receivables in the Removed Accounts subject to the terms and conditions hereof;

         NOW THEREFORE, the Transferor and the Trustee hereby agree as follows:

         1. DEFINED TERMS. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

         "Removal Date" shall mean, with respect to the Removed Accounts designated hereby, ___________, ____.

         "Removal Notice Date" shall mean, with respect to the Removed Accounts designated hereby, __________, ____ (which shall be the tenth Business Day prior to the Removal Date).

         2. DESIGNATION OF REMOVED ACCOUNTS. The Transferor shall deliver to the Trustee herewith, a computer file, microfiche or written list containing a true and complete list of each Account which as of the Removal Date shall be deemed to be a Removed Account, such Accounts being identified by account number and by the aggregate balance of the Receivables in such Removed Accounts as of the Removal Notice Date. Such list shall be marked as Schedule 1 to this Reassignment and shall be incorporated into and made a part of this Reassignment and the Pooling and Servicing Agreement as of the Removal Date.

         3. CONVEYANCE OF RECEIVABLES. The Trustee does hereby quitclaim to the Transferor, without recourse, representation or warranty on and after the Removal Date, all right, title and interest of the Trust in and to the Receivables now existing and hereafter created in the Removed Accounts designated on Schedule 1 hereto, all monies due or to become due and all amounts received with respect thereto, including all Recoveries, Finance Charges, Interchange, if any, Insurance Charges and service contract charges related thereto, and all proceeds thereof.

            (a) In connection with such transfer, the Trustee agrees to execute and deliver to the Transferor on or prior to the date of this Reassignment, a termination statement with respect to the Receivables now existing and hereafter created in the Removed Accounts designated hereby (which may be a single termination statement with respect to all such Receivables) evidencing the release by the Trust of its lien on the Receivables in the Removed Accounts, and meeting the requirements of applicable state law, in such manner and such jurisdictions as are necessary to remove such lien. The Transferor shall be responsible for filing any such termination statement and the Trustee shall have no responsibility to see to any recording or filing of any such termination statement.

         4. ACCEPTANCE BY TRUSTEE. The Trustee hereby acknowledges that, prior to or simultaneously with the execution and delivery of this Reassignment, the Transferor delivered to the Trustee the computer file, microfiche or written list represented by the Transferor to be as described in Section 2 of this Reassignment.

         5. REPRESENTATIONS AND WARRANTIES OF THE TRANSFEROR. The Transferor hereby represents and warrants to the Trust as of the Removal Date:

            (A) VALID AND LEGALLY BINDING OBLIGATION. This Reassignment constitutes a valid and legally binding obligation of the Transferor enforceable against the Transferor in accordance with its terms, subject to bankruptcy, insolvency, receivership, conservatorship, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general, including creditors of national banking associations and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity); and

            (B) SELECTION PROCEDURES. No selection procedures believed by the Transferor to be materially adverse to the interests of any outstanding Series of Investor Certificates were utilized in selecting the Removed Accounts designated hereby.

         6. CONDITIONS PRECEDENT. The amendment of the Pooling and Servicing Agreement set forth in Section 7 hereof is subject to the satisfaction, on or prior to the Removal Date, of the following condition precedent:

            (A) OFFICER'S CERTIFICATE. The Transferor shall have delivered to the Trustee (with a copy to the Rating Agencies), an Officer's Certificate certifying that (i) on the Removal Date, all requirements set forth in Section 2.7(b) of the Pooling and Servicing Agreement for designating Removed Accounts and reconveying the Receivables of such Removed Account as provided herein, whether now existing or hereafter created, have been satisfied, and (ii) each of the representations and warranties made by the Transferor in Section 5 hereof is true and correct as of the Removal Date. The Trustee may conclusively rely on such Officer's Certificate, shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying.

         7. AMENDMENT OF THE POOLING AND SERVICING AGREEMENT. The Pooling and Servicing Agreement is hereby amended to provide that all references therein to the "Pooling and Servicing Agreement," to "this Agreement" and "herein" shall be deemed from and after the Removal Date to be a dual reference to the Pooling and Servicing Agreement as amended by this Reassignment. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions of the Pooling and Servicing Agreement shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with its terms, and except as expressly provided herein, shall not constitute or be deemed to constitute a waiver of compliance with or a consent to non-compliance with any term or provision of the Pooling and Servicing Agreement.

         8. COUNTERPARTS. This Reassignment may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the undersigned have caused this Reassignment of Receivables to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

                                       PROFFITT'S CREDIT CORPORATION
                                       as Transferor of the Additional Accounts

                                       By
                                         --------------------------------------
                                              Name:
                                              Title:

                                       NORWEST BANK MINNESOTA,
                                       NATIONAL ASSOCIATION,
                                       as Trustee and Paying Agent

                                       By
                                         --------------------------------------
                                              Name:
                                              Title:

                                   SCHEDULE 1

                                       TO

                           REASSIGNMENT OF RECEIVABLES

                                REMOVED ACCOUNTS

                                    EXHIBIT D

                                     TO THE

                     MASTER POOLING AND SERVICING AGREEMENT





                       FORM OF SERIES CLOSING DATE REPORT

                                    EXHIBIT D
                                     TO THE
                     MASTER POOLING AND SERVICING AGREEMENT

                       FORM OF SERIES CLOSING DATE REPORT

                                PROFFITT'S, INC.

                     --------------------------------------

                       PROFFITT'S CREDIT CARD MASTER TRUST

                     --------------------------------------

         The undersigned, duly authorized representative of Proffitt's, Inc., as Servicer (the "Servicer") pursuant to the Master Pooling and Servicing Agreement dated as of July __, 1997, by and among Proffitt's Credit Corporation, as Transferor, Proffitt's, Inc., as Servicer, and Norwest Bank Minnesota, National Association, as trustee (the "Trustee"), does hereby certify to the best of his or her knowledge that:

         1. The Servicer is as of the date hereof the Servicer under the Pooling and Servicing Agreement. Capitalized terms used but not defined in this Certificate shall have their respective meanings set forth in the Pooling and Servicing Agreement.

         2. The undersigned is duly authorized pursuant to the Pooling and Servicing Agreement to execute and deliver this Certificate to the Trustee.

         3. This Certificate is delivered pursuant to Section 3.4(a) of the Pooling and Servicing Agreement.

         4. The Aggregate Principal Receivables as of the end of the day two Business Days preceding the Closing Date for Series ______ was $____________.

         [5. The Transferor Amount as of the end of the day two Business Days preceding the Closing Date for Series ___ was $______ and the Transferor Interest Percentage as of such date was ______%.] [insert if applicable]

         6. The Transferor Interest Percentage after giving effect to the issuance of the Investor Certificates of Series _____ is expected to be not less than ____%.

         IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Servicer, has duly executed this Certificate this ___ day of ______, ____.

                                             PROFFITT'S, INC.,
                                             as Servicer

                                             By:
                                                --------------------------------
                                                     Name:
                                                     Title:

                                    EXHIBIT E

                                     TO THE

                     MASTER POOLING AND SERVICING AGREEMENT




                     FORM OF MONTHLY SERVICER'S CERTIFICATE

                                    EXHIBIT E
                                     TO THE
                     MASTER POOLING AND SERVICING AGREEMENT

                     FORM OF MONTHLY SERVICER'S CERTIFICATE

                                PROFFITT'S, INC.

                     --------------------------------------

                       PROFFITT'S CREDIT CARD MASTER TRUST

                     --------------------------------------

         The undersigned, a duly authorized representative of Proffitt's, Inc. ("Proffitt's"), as Servicer, pursuant to the Master Pooling and Servicing Agreement dated as of July ___, 1997 (the "Pooling and Servicing Agreement"), between Proffitt's Credit Corporation, as Transferor, Proffitt's as Servicer, and Norwest Bank Minnesota, National Association, as Trustee, does hereby certify as follows:

         1. Capitalized terms used but not defined in this Officer's Certificate have their respective meanings set forth in the Pooling and Servicing Agreement.

         2. As of the date hereof, Proffitt's is the Servicer under the Pooling and Servicing Agreement.

         3. The undersigned is a Servicing Officer.

         4. This Officer's Certificate is delivered pursuant to Section 3.4 of the Pooling and Servicing Agreement.

         5. The aggregate amount of Collections processed for preceding Monthly
            Period was equal to ....................................................... $
                                                                                         ---------

         6. The aggregate amount of Collections of Finance Charge Receivables for the preceding Monthly Period was equal to ............................. $
                                                                                         ---------

         7. The aggregate amount of Collections of Principal Receivables for preceding Monthly Period was equal to ....................................  $
                                                                                         ---------

      8.   The Investor Percentage with respect to
           Collections of Principal Receivables for such Monthly
           Period was equal to:
           Series...............................................................  _____%
           Series...............................................................  _____%
           etc.

      9.   The Investor Percentage with respect to Collections of Finance Charge
           Receivables with respect to the preceding Monthly Period was equal to:
           Series...............................................................  _____%
           Series...............................................................  _____%
           etc.


      10.  The Investor Percentage with respect to Defaulted Receivables with respect to the preceding Monthly Period was equal to:
           Series...............................................................  _____%
           Series...............................................................  _____%
           etc.
      11.  The total amount to be distributed to Investor Certificateholders on the next succeeding Distribution Date is equal to:
           Series..............................................................  $______
           Series..............................................................  $______
           etc.

      12.  The amount to be distributed to Investor Certificateholders on the next succeeding Distribution Date per $1,000 original principal amount is equal to:
           Series..............................................................  $______
           Series..............................................................  $______
           etc.

      13.  The amount of such distribution allocable to principal is equal to:
           Series..............................................................  $______
           Series..............................................................  $______
           etc.


      14.  The amount of such distribution allocable to principal per $1,000 original principal amount is equal to:
           Series..............................................................  $______
           Series..............................................................  $______
           etc.

      15. The amount of such distribution allocable to interest is equal to:
          Series..............................................................  $_________
          Series..............................................................  $_________
          etc.

      16. The amount of such distribution allocable to interest per $1,000 original principal amount is equal to:
          Series..............................................................  $_________
          Series..............................................................  $_________
          etc.

      17. The aggregate outstanding balance of Accounts which were delinquent as of the last day of the immediately preceding Monthly Period by:
          31-60 days.......................................................     $_________
          61-90 days.......................................................     $_________
          91 days or more .................................................     $_________

      18. The Investor Default Amount for the preceding Monthly Period was equal to:
          Series..............................................................  $_________
          Series..............................................................  $_________
          etc.

      19. (a)The amount of Investor Charge Offs with respect to the next succeeding Distribution Date is equal to:
          Series..............................................................  $_________
          Series..............................................................  $_________
          etc.

          (b) The amount of reimbursement of Investor Charge Offs with respect to the next succeeding Distribution Date is equal to :
          Series..............................................................  $_________
          Series..............................................................  $_________
          etc.

      20. The amount of the Monthly Servicing Fee required to be paid on the next succeeding Distribution Date is equal to:
          Series..............................................................  $_________
          Series..............................................................  $_________
          etc.

      21.  The existing Deficit Controlled [Amortization] [Accumulation] Amount,
           if applicable, is equal to:
           Series..............................................................  $_________
           Series..............................................................  $_________
           etc.

      22.  The aggregate amount of Receivables in the Trust at the close of business on the last day of the preceding Monthly Period was equal to:
           Series..............................................................  $_________
           Series..............................................................  $_________
           etc.

      23.  The Investor Amount at the close of business on the last day of the preceding Monthly Period was equal to:
           Series..............................................................  $_________
           Series..............................................................  $_________
           etc.

      24.  The available amount of applicable Enhancement, if any, is equal to:
           Series..............................................................  $_________
           Series..............................................................  $_________
           etc.

      25.  Attached hereto is a true and correct copy of the Monthly
           Certificateholder's Statement required to be delivered by the Servicer on the date of this Officer's Certificate to the Trustee in respect of each Series outstanding pursuant to the Pooling and Servicing Agreement and the Supplements thereto.

      26. As of the date hereof [no Pay Out Event with respect to any Series has occurred during or with respect to the preceding Monthly Period]
           [a Pay Out Event has occurred with respect to Series ______________]


         IN WITNESS WHEREOF, the undersigned, a Servicing Officer, has duly executed and delivered this certificate this _______________ day of

----------------------, ----.

                                        PROFFITT'S, INC.,
                                        as Servicer


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:
                                                 -------------------------------

                                    EXHIBIT F

                                     TO THE

                     MASTER POOLING AND SERVICING AGREEMENT





                      FORM OF ANNUAL SERVICER'S CERTIFICATE

                                    EXHIBIT F
                                     TO THE

                     MASTER POOLING AND SERVICING AGREEMENT

                      FORM OF ANNUAL SERVICER'S CERTIFICATE

                                PROFFITT'S, INC.

                     --------------------------------------

                      PROFFITT'S CREDIT CARD MASTER TRUST

                     --------------------------------------


         The undersigned, a duly authorized representative of Proffitt's, Inc. ("Proffitt's"), as Servicer, pursuant to the Master Pooling and Servicing Agreement dated as of July ___, 1997 (the "Pooling and Servicing Agreement"), between Proffitt's Credit Corporation, as Transferor, Proffitt's as Servicer, and Norwest Bank Minnesota, National Association, as Trustee, does hereby certify that:

             1. Capitalized terms used but not defined in this Officer's Certificate have their respective meanings set forth in the Pooling and Servicing Agreement.

             2. As of the date hereof, Proffitt's is the Servicer under the Pooling and Servicing Agreement.

             3. The undersigned is duly authorized pursuant to the Pooling and Servicing Agreement to execute and deliver this Officer's Certificate to the Trustee.

             4.   This Officer's Certificate is delivered pursuant to Section
                  3.5 of the Pooling and Servicing Agreement.

             5. A review of the activities of the Servicer during the calendar year ended December 31, ________ and of its performance under the Pooling and Servicing Agreement was made under my supervision.

             6. Based on such review, to the best of the undersigned's knowledge, the Servicer has fully performed all its obligations under the Pooling and Servicing Agreement throughout such calendar year and no event which, with the giving of notice or passage of time or both, would constitute a Servicer Default has occurred or is continuing except as set forth in paragraph 7 below.

             7. The following is a description of each Servicer Default under the provisions of the Pooling and Servicing Agreement known to me to have been made during the year ended December 31, ________, which sets forth in detail the (i) nature of each such Servicer Default, (ii) the action taken by the Servicer, if any, to remedy each such Servicer Default and (iii) the current status of each such Servicer Default:

         IN WITNESS WHEREOF, the undersigned, a duly authorized Servicing Officer of the Servicer, has duly executed this Officer's Certificate this ________ day of __________, ____.

                                        PROFFITT'S, INC.,
                                        as Servicer

                                        By:
                                           ------------------------------------
                                              Name:
                                              Title:

                                    EXHIBIT G

                                     TO THE

                     MASTER POOLING AND SERVICING AGREEMENT






                   FORM OF OPINION OF COUNSEL WITH RESPECT TO

                   THE MASTER POOLING AND SERVICING AGREEMENT

                                       AND

                               ADDITIONAL ACCOUNTS

                                    EXHIBIT G
                                     TO THE
                     MASTER POOLING AND SERVICING AGREEMENT


                                    PART ONE

                          PROVISIONS TO BE INCLUDED IN
                            OPINION OF COUNSEL TO BE
                              DELIVERED PURSUANT TO
                    SUBSECTIONS 2.6(C)(VI) AND 13.2(D) OF THE
                     MASTER POOLING AND SERVICING AGREEMENT

         The Opinions set forth below may be subject to certain qualifications, assumptions, limitations and exceptions taken or made in the opinion of the Transferor's Counsel with respect to similar matters delivered on the Initial Closing Date. Such Counsel may rely as to factual matters on Officer's Certificates of the Transferor and the Servicer.

         (i) The Assignment has been duly authorized, executed and delivered by the Transferor and constitutes the valid and legally binding agreement of the Transferor, enforceable against the Transferor in accordance with its terms subject to bankruptcy, insolvency, fraudulent transfer, receivership, conservatorship, reorganization, moratorium and similar laws of general applicability relating to or affecting creditor's rights and, as applicable, the rights of creditors of national banking associations and to general equity principles.

         (ii) The provisions of the Pooling and Servicing Agreement are effective to create, in favor of the Trustee for the benefit of the Certificateholders, a valid security interest in the Receivables and the proceeds thereof. Such security interest constitutes a first priority perfected security interest in such Receivables and the proceeds thereof.

         (iii) No filing or other action, other than the filing of Uniform Commercial Code financing statements in the recording offices in the Relevant UCC State is necessary to perfect or maintain the security interest in the Receivables and the proceeds thereof, except that (a) appropriate Uniform Commercial Code continuation statements must be filed timely and prior to the expiration of five years from the date of the original filing, (b) if Transferor changes its name, identity or corporate structure, appropriate Uniform Commercial Code financing statements must be filed prior to the expiration of four months after the Transferor changes its name, identity or corporate structure and (c) if the Transferor changes its chief executive office or principal place of business to a jurisdiction other than the State of _______, such security interest must be perfected in such jurisdiction within four months of the date on which the change occurs (or earlier, if perfection under the laws of such jurisdiction would have otherwise ceased as set forth in clause
(a) above).

                                  PART TWO

                        PROVISIONS TO BE INCLUDED IN
                         OPINION OF COUNSEL PURSUANT
                            TO SUBSECTION 13.1(g)


         The counsel rendering this Opinion may rely on Officer's Certificates of the Servicer as regards factual matters.

         (i) The Amendment to the Master Pooling and Servicing Agreement, attached hereto as Exhibit A (the "Amendment"), has been duly authorized, executed and delivered by the Transferor and constitutes the valid and legally binding agreement of the Transferor, enforceable in accordance with its terms subject to bankruptcy, insolvency, fraudulent transfer, receivership, conservatorship, reorganization, moratorium and similar laws of general applicability relating to or affecting creditor's rights and the rights of creditors of national banking associations and to general equity principles.

         (ii) The Amendment has been entered into in accordance with the terms and provisions of Section 13.1 of the Pooling and Servicing Agreement.

                                    EXHIBIT H

                                     TO THE

                     MASTER POOLING AND SERVICING AGREEMENT








                        FORM OF ANNUAL OPINION OF COUNSEL

                                    EXHIBIT H
                                     TO THE
                     MASTER POOLING AND SERVICING AGREEMENT



                            PROVISIONS TO BE INCLUDED
                          IN ANNUAL OPINION OF COUNSEL

         The Opinion set forth below, which is to be delivered pursuant to subsection 13.2(d)(ii) of the Pooling and Servicing Agreement, may be subject to certain qualifications, assumptions, limitations and exceptions taken or made in the Opinion of Counsel delivered on the Initial Closing Date with respect to similar matters.

         No filing or other action, other than such filing or action described in such Opinion, is necessary from the date of such Opinion through _________ of the following year to continue the perfected status of interest of the Trust in the collateral described in the financing statements referred to in such opinion.

                                    EXHIBIT I

                                     TO THE

                     MASTER POOLING AND SERVICING AGREEMENT




                               ACCOUNT AGREEMENTS

                                    EXHIBIT J

                                     TO THE

                     MASTER POOLING AND SERVICING AGREEMENT




                          FORM OF DEPOSITORY AGREEMENT
                           (LETTER OF REPRESENTATIONS)

                                   SCHEDULE 1

                                     TO THE

                     MASTER POOLING AND SERVICING AGREEMENT




                                LIST OF ACCOUNTS

                           (DELIVERED TO TRUSTEE ONLY)